                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-84226


THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             Subject to Completion

            Preliminary Prospectus Supplement dated October 16, 2003

PROSPECTUS SUPPLEMENT
(To prospectus dated July 1, 2002)

                               $

                                   [ING LOGO]

                                 ING GROEP N.V.

                            % ING PERPETUAL DEBT SECURITIES
                            ------------------------
    We are issuing $         aggregate principal amount of     % ING Perpetual
Debt Securities, which will be issued pursuant to a subordinated indenture between us and The Bank of New York, as trustee.

    The ING Perpetual Debt Securities will bear interest at a rate of     % per
annum on their outstanding principal amount, payable in U.S. dollars quarterly in arrears on January 15, April 15, July 15 and October 15, commencing on January 15, 2004. We refer to these dates as interest payment dates. You will receive interest payments on your ING Perpetual Debt Securities only in cash. As more fully described in this prospectus supplement, except in limited circumstances, we may defer interest payments for any period of time; provided, however, that such deferred payments will become immediately due and payable if we make any payment on, or repurchase or redeem, our Junior Securities or Parity Securities (each as defined herein). Although you will always receive cash in satisfaction of any payments, we may, in certain circumstances, elect and, in the case of deferred payments, be required to satisfy our obligation to make such payments in cash by issuing our Ordinary Shares, which, when sold, will provide a sufficient amount of cash necessary to make all such payments. We refer to this as the Alternative Interest Satisfaction Mechanism. When we refer to Ordinary Shares, we mean our ordinary shares, or bearer receipts in respect thereof.

    ING Perpetual Debt Securities are perpetual securities that have no fixed maturity or redemption date. However, at our option, we may redeem the ING Perpetual Debt Securities in whole (but not in part) at their aggregate
principal amount of $         , together with any Outstanding Payments (as
defined herein), on January 15, 2009 or any interest payment date thereafter, and upon the occurrence of certain tax and regulatory events described in this prospectus supplement under "Description of the ING Perpetual Debt Securities."

    We have applied to list the ING Perpetual Debt Securities on the New York
Stock Exchange under the symbol "    ." Trading of the ING Perpetual Debt
Securities is expected to begin within 30 days after the initial delivery of the ING Perpetual Debt Securities.

    FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE ING PERPETUAL DEBT SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT.
                            ------------------------

                                                                  PRICE TO        UNDERWRITING    PROCEEDS TO ING
                                                                 PUBLIC(1)        DISCOUNT(2)      GROEP N.V.(3)
                                                                 ---------        ------------    ---------------
Per ING Perpetual Debt Security.............................           %                 %                 %
Total.......................................................      $                 $                 $

---------------

(1) Plus accrued interest, if any.
(2) We will pay the underwriters compensation of     % per ING Perpetual Debt
    Security for sales of less than $250,000 aggregate principal amount of ING
    Perpetual Debt Securities and     % per ING Perpetual Debt Security for
    sales of $250,000 or more aggregate principal amount of ING Perpetual Debt Securities to a single purchaser.
(3) Before deducting expenses.

    To the extent that the Underwriters sell more than $         in principal
amount of the ING Perpetual Debt Securities, the Underwriters will have the
option to purchase up to an additional $         in principal amount of the ING
Perpetual Debt Securities from us at the offering price less the underwriting discount.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

    The Underwriters will deliver the ING Perpetual Debt Securities in book-entry form only through the facilities of The Depository Trust Company on
or about          , 2003. Beneficial interests in the ING Perpetual Debt
Securities will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants, including Clearstream Banking, societe anonyme, Luxembourg and Euroclear Bank S.A./N.V.
                            ------------------------
ING FINANCIAL MARKETS                                             MORGAN STANLEY
                            ------------------------
CITIGROUP
                  MERRILL LYNCH & CO.
                                                      UBS INVESTMENT BANK
                                                             WACHOVIA SECURITIES
                            ------------------------
GOLDMAN, SACHS & CO.                                                        HSBC
                            ------------------------
           The date of this prospectus supplement is          , 2003.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Summary of the Offering.....................................   S-1
Ratio of Earnings to Fixed Charges..........................   S-7
Risk Factors................................................   S-8
Where You Can Find More Information.........................  S-10
Incorporation of Information We File with the SEC...........  S-11
Capitalization and Indebtedness.............................  S-12
Use of Proceeds.............................................  S-12
ING Groep N.V. .............................................  S-13
Description of the ING Perpetual Debt Securities............  S-14
United States Taxation......................................  S-30
The Netherlands Taxation....................................  S-35
Underwriting................................................  S-38
Validity of the Securities..................................  S-40
Experts.....................................................  S-40

                                   PROSPECTUS


Prospectus Summary..........................................    1
Ratio of Earnings to Fixed Charges..........................    2
Risk Factors................................................    3
Where You Can Find More Information.........................    5
Forward-Looking Statements..................................    7
About This Prospectus.......................................    7
ING Groep N.V. .............................................    8
Capitalization and Indebtedness.............................   10
Use of Proceeds.............................................   10
Description of Debt Securities We May Offer.................   11
Description of Ordinary Shares..............................   36
Description of the Stichting Trust and the Bearer
  Receipts..................................................   39
Description of American Depositary Shares We May Offer......   41
Legal Ownership and Book-Entry Issuance.....................   47
Taxation....................................................   54
ERISA Considerations........................................   75
Plan of Distribution........................................   76
Validity of the Securities..................................   77
Experts.....................................................   78
Expenses....................................................   78
Notices.....................................................   78

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AS WELL AS INFORMATION WE PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH WE SOMETIMES REFER TO AS THE SEC, AND INCORPORATED BY REFERENCE, IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS SUPPLEMENT ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

     "We" and "us" refer to ING Groep N.V., the term "Group" or "ING" means ING Groep N.V. and its consolidated subsidiaries.

     This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. The offer or sale of the ING Perpetual Debt Securities may be restricted by law in certain jurisdictions, and you should inform yourself about, and observe, any such restrictions.

                            SUMMARY OF THE OFFERING

     The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all the information that may be important to you. You should read the entire accompanying prospectus and prospectus supplement, including the financial statements and related notes incorporated by reference herein, before making an investment decision. Terms which are defined in "Description of the ING Perpetual Debt Securities" or in the accompanying prospectus have the same meaning when used herein.

Issuer........................   ING Groep N.V., Amstelveenseweg 500, 1081 KL
                                 Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The
                                 Netherlands,
                                 telephone: 011-31-20-541-54-11.

Trustee.......................   The Bank of New York, 101 Barclay Street, New
                                 York, New York 10286.

Calculation Agent.............   ING Financial Markets LLC.

Securities Offered............        % ING Perpetual Debt Securities, in an
                                 aggregate principal amount of $          .

                                 The ING Perpetual Debt Securities will be issued under our subordinated indenture, as supplemented by a third supplemental indenture, between us and The Bank of New York, as trustee, and will constitute a series of our subordinated debt securities as described in this prospectus supplement and the accompanying prospectus.

Interest......................   The ING Perpetual Debt Securities will bear
                                 interest at a rate of      % per annum, payable
                                 quarterly in arrears in equal payments for any full Interest Period.

Interest Payment Dates........   Subject as described below, interest payments
                                 on the ING Perpetual Debt Securities will be payable quarterly on January 15, April 15, July
                                 15 and November 15 of each year, commencing on January 15, 2004. We refer to these dates as interest payment dates.

Regular Record Dates..........   The regular record dates for each interest
                                 payment date will be January 1, April 1, July 1 and November 1, respectively.

Redemption....................   The ING Perpetual Debt Securities are perpetual
                                 securities and have no fixed maturity date or redemption date. The ING Perpetual Debt
                                 Securities are redeemable at our option, in whole, but not in part, at their aggregate principal amount, together with any outstanding payments, on January 15, 2009, which we refer to as the First Call Date, or any interest payment date thereafter. The ING Perpetual Debt
                                 Securities are also subject to redemption upon the occurrence of a Tax Event or a Regulatory
                                 Event, each as described in this prospectus supplement under "Description of the ING
                                 Perpetual Debt Securities -- Optional
                                 Redemption and Redemption upon Certain Events."

Subordination.................   The ING Perpetual Debt Securities are our
                                 direct, unsecured and subordinated securities.
                                 The rights and claims of the holders of the ING
                                 Perpetual Debt Securities are subordinated to the claims of holders of our Senior Debt. Our
                                 Senior Debt means:

                                 - all claims of our unsubordinated creditors;

                                 - all claims of creditors whose claims are, or
                                   are expressed to be, subordinated only to the claims of our unsubordinated creditors (whether only in the event of our bankruptcy or otherwise); and

                                 - all claims of all of our other creditors,
                                   except those whose claims are, or are
                                   expressed to rank, pari passu with, or junior to, the claims of holders of the ING Perpetual Debt Securities.

                                 Upon our liquidation (upon dissolution or otherwise), you will be treated effectively from a financial point of view as if you were a holder of our most senior class or classes of preference shares. As a result, your claims would effectively from a financial point of view rank pari passu with such preference shares and any other Parity Securities or Parity Guarantees, and junior to our Senior Debt. When we refer to Parity Securities, we mean our most senior class of preference shares or any of our other securities which effectively from a financial point of view

                                 - are similar to the most senior class of our preference shares:

                                   - with respect to distributions on a return
                                     of assets upon our liquidation; or

                                   - with respect to dividends or distribution
                                     of payments or other amounts thereunder;
                                     and

                                 - rank pari passu with the ING Perpetual Debt
                                   Securities with respect to such distributions or payments.

                                 When we refer to Parity Guarantees, we mean any guarantees, indemnities or other contractual support arrangements we enter into with respect to securities issued by any of our subsidiaries or Undertakings which effectively from a financial point of view

                                 - are similar to the most senior class of our preference shares:

                                   - with respect to distributions on a return
                                     of assets upon our liquidation; or

                                   - with respect to dividends or distribution
                                     of payments or other amounts thereunder;
                                     and

                                 - rank pari passu with the ING Perpetual Debt
                                   Securities with respect to such distributions or payments.

Optional Deferral of
Payments......................   Subject to the payment restriction described
                                 below, we may elect to defer any payment (other
                                 than principal) on the ING Perpetual Debt
                                 Securities for any period of time. However, if
                                 we make this election, the deferred payment
                                 will bear interest at a rate of    %.

Required Deferral of
Payments......................   We will not make interest payments on the ING
                                 Perpetual Debt Securities if, following payment of the interest, we would not be solvent.
                                 Payments that are not made will be treated as deferred interest. Interest will not accrue on interest payments we are required to defer.

Dividend Stopper..............   As long as there is deferred interest
                                 outstanding and any payment is so deferred, we may not recommend to our shareholders and, to the fullest extent permitted by law, we will otherwise act to prevent, any action that would constitute a Mandatory Payment Event or Mandatory Partial Payment Event, each as described in this prospectus supplement under "Description of the ING Perpetual Debt
                                 Securities -- Dividend Stopper; Mandatory
                                 Interest Payment."

Mandatory Payment Events;
  Mandatory Partial Payment
  Events......................   Notwithstanding the payment restrictions
                                 described above, if a Mandatory Payment Event or a Mandatory Partial Payment Event occurs, interest and deferred interest will be mandatorily due and payable, including any additional amounts due, as described herein under the heading "Description of the ING
                                 Perpetual Debt Securities -- Dividend Stopper;
                                 Mandatory Interest Payment." We refer to these payments as Mandatory Interest Payments.

                                 A Mandatory Payment Event occurs if:

                                 - we declare, pay or distribute a dividend or
                                   make a payment (other than a dividend in the form of Ordinary Shares) on any of our Junior Securities or make a payment on a Junior Guarantee;

                                 - any of our subsidiaries or any entity in
                                   which we have a direct or indirect financial, commercial or contractual majority interest, which we refer to as an Undertaking, declares, pays or distributes a dividend on any security issued by it benefitting from a Junior Guarantee or makes a payment (other than a dividend in the form of Ordinary Shares) on any security issued by it benefitting from a Junior Guarantee;

                                 - we or any of our subsidiaries or Undertakings
                                   redeems, purchases or otherwise acquires for any consideration any of our Junior Securities, any Parity Securities or any securities issued by any of our subsidiaries or Undertakings benefitting from a Junior Guarantee or Parity Guarantee, other than:

                                   - by conversion into or in exchange for our
                                     Ordinary Shares;

                                   - in connection with transactions effected by
                                     or for the account of our customers or
                                     customers of any of our subsidiaries or in connection with distribution, trading or market-making activities in respect of those securities;

                                   - in connection with our satisfaction of our,
                                     or the satisfaction by any of our
                                     subsidiaries of its, obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants;

                                   - as a result of a reclassification of us or
                                     any of our subsidiaries or the exchange or conversion of one class or series of capital stock for another class or series of capital stock; or

                                   - the purchase of the fractional interests in
                                     shares of our capital stock or the capital stock of any of our subsidiaries pursuant to the conversion or exchange provisions of that capital stock (or the security being converted or exchanged); or

                                 - any moneys are paid to or made available for
                                   a sinking fund or for redemption of any
                                   Junior Securities, Parity Securities or any securities issued by any of our subsidiaries or Undertakings benefitting from a Junior Guarantee or Parity Guarantee.

                                 A Mandatory Partial Payment Event occurs if:

                                 - we declare, pay or distribute a dividend or
                                   make a payment on any of our Parity
                                   Securities or make any payment on any of our Parity Guarantees; or

                                 - any of our subsidiaries or Undertakings
                                   declares, pays or distributes a dividend on any security issued by it benefitting from a Parity Guarantee or makes a payment on any security issued by it benefitting from a Parity Guarantee.

Alternative Interest
Satisfaction Mechanism........   If we have deferred an interest payment, we
                                 must, or if we so elect at any time we may, satisfy our obligation to make any payment to you on the ING Perpetual Debt Securities by issuing Ordinary Shares in such amount that, when the Ordinary Shares are sold, will provide enough cash for us to make full payments to you on the ING Perpetual Debt Securities in respect of the relevant payment. The Calculation Agent will calculate in advance the number of our Ordinary Shares that we must issue to raise the full amount of money due to you on the relevant payment date. You will receive payments on the ING Perpetual Debt Securities only in cash, never in Ordinary Shares.

Sufficiency and Availability
of Ordinary Shares............   We are required to keep available for issue
                                 enough Ordinary Shares as we reasonably
                                 consider would be required for issuance in order to satisfy the next four interest payments using the Alternative Interest
                                 Satisfaction Mechanism.

Market Disruption Event.......   If, in our opinion, a Market Disruption Event
                                 exists on or after the 15th business day preceding any date upon which we are due to satisfy a payment using the Alternative
                                 Interest Satisfaction Mechanism, we may delay making payment to you until the Market
                                 Disruption Event no longer exists. Any such deferred payment shall bear interest at the Interest Rate if the Market Disruption Event continues for 14 days or more beyond the interest payment date.

                                 Market Disruption Event means:

                                 - the occurrence or existence of any suspension
                                   of, or limitation imposed on, trading by reason of movements in price exceeding limits permitted by Euronext Amsterdam N.V. or on settlement procedures for transactions in the Ordinary Shares on Euronext Amsterdam N.V. if, in any such case, that suspension or limitation is, in the determination of the Calculation Agent, material in the context of the sale of the Ordinary Shares;

                                 - in our opinion, there has been a substantial
                                   deterioration in the price and/or value of the Ordinary Shares, or circumstances are such as to prevent or, to a material extent, restrict the issue or delivery of the Ordinary Shares; or

                                 - where, pursuant to the terms of the
                                   Indenture, moneys are required to be
                                   converted from one currency into another currency in respect of any payment, the occurrence of any event that makes it impracticable to effect such conversion.

Additional Amounts............   We will pay additional amounts to you to gross
                                 up interest payments upon the imposition of Dutch withholding tax, subject to customary exceptions.

Early Redemption for Tax
Event.........................   Upon the occurrence of certain changes in the
                                 treatment of the ING Perpetual Debt Securities for taxation purposes (e.g., loss of deductibility to us or payments becoming subject to withholding tax), we may redeem the ING Perpetual Debt Securities in whole, but not in part, on the next interest payment date, including before or after the First Call Date, at their aggregate principal amount, together with any Outstanding Payments.

Early Redemption for
Regulatory Event..............   If we become subject to capital adequacy
                                 regulations and if the relevant regulator has determined that securities of the nature of the ING Perpetual Debt Securities can no longer qualify as Tier 1 Capital (or instruments of a similar nature which qualify as core capital) for the purposes of such capital adequacy regulations, then we may redeem the ING
                                 Perpetual Debt Securities at any time,
                                 including prior to the First Call Date, in whole, but not in part, at their aggregate principal amount together with any Outstanding
                                 Payments.

Book-entry System; Delivery
  and Form....................   We will issue the ING Perpetual Debt Securities
                                 only in fully registered form, without coupons, in the form of beneficial interests in one or more global securities. The ING Perpetual Debt
                                 Securities will be issued only in denominations of US$25, and integral multiples thereof. We will issue the ING Perpetual Debt Securities as global securities registered in the name of Cede & Co., as nominee for The Depository Trust
                                 Company, which we refer to as DTC.

                                 The ING Perpetual Debt Securities will be accepted for clearance by DTC, Euroclear, and Clearstream, Luxembourg. The initial distribution of the ING Perpetual Debt Securities will be cleared through DTC only. Beneficial interests in the global ING Perpetual Debt Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. Owners of beneficial interests in the ING Perpetual Debt Securities will receive all payments relating to their ING Perpetual Debt Securities in U.S. dollars.

                                 The ING Perpetual Debt Securities will not be issued in definitive form, except under certain limited circumstances described herein. See "Description of the ING Perpetual Debt Securities -- Book-entry System; Delivery and Form."

Remedy for Non-payment........   If any Payment Default occurs and continues
                                 regarding the ING Perpetual Debt Securities, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums due and unpaid or a bankruptcy proceeding in The Netherlands (but not elsewhere), but the trustee may not declare the principal amount of any outstanding ING Perpetual Debt Security to be due and payable. If we fail to make payment and the solvency conditions are not satisfied at the end of the 14-day period described under "Description of the ING Perpetual Debt
                                 Securities -- Defaults; Limitation of
                                 Remedies -- Payment Defaults," such failure does not constitute a Payment Default, but instead constitutes a Payment Event. Upon a Payment Event, the trustee may institute bankruptcy proceedings exclusively in The
                                 Netherlands, but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

                                 Notwithstanding the foregoing, as a holder of the ING Perpetual Debt Securities, you have the absolute and unconditional right to institute suit for the enforcement of any payment when due and such right may not be impaired without your consent.

                                 It is a payment default with respect to the ING Perpetual Debt Securities if we fail to pay or set aside for payment the amount due to satisfy any payment on the ING Perpetual Debt Securities when due, and such failure continues for 14 days; provided, however, if we fail to make any Mandatory Interest Payment as a result of:

                                 - failure to satisfy the solvency conditions;
                                   or

                                 - a deferral of an interest payment as
                                   permitted under the terms of the Indenture;

                                 that payment will constitute an Outstanding
                                 Payment and will accumulate with any other
                                 Outstanding Payments until paid, but will not be a Payment Default.

Listing; Trading..............   The ING Perpetual Debt Securities constitute a
                                 series of our debt securities. We have applied
                                 to list the ING Perpetual Debt Securities on
                                 the New York Stock Exchange under the symbol
                                 "   ." Trading of the ING Perpetual Debt
                                 Securities is expected to begin within 30 days after the initial delivery of the ING Perpetual
                                 Debt Securities.

                                 Once listed, each ING Perpetual Debt Security will trade as an individual unit at a trading price that will take into account the value, if any, of accrued but unpaid interest.

Governing Law.................   The ING Perpetual Debt Securities and the
                                 related Indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions will be governed by and construed in accordance with the laws of The Netherlands.

Use of Proceeds...............   We will use the net proceeds of the issue and
                                 sale of the ING Perpetual Debt Securities for general corporate purposes and to further strengthen our capital base.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

                        YEAR ENDED DECEMBER 31,
                    --------------------------------   SIX MONTHS ENDED
                    1998   1999   2000   2001   2002    JUNE 30, 2003
                    ----   ----   ----   ----   ----   ----------------
                    1.25   1.45   1.69   1.23   1.31         1.24

     The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "earnings" means income from continuing operations before income tax and before minority interests in consolidated subsidiaries plus fixed charges and losses from investments accounted for under the equity method. "Fixed charges" means interest expense plus capitalized interest.

                                  RISK FACTORS

     Your investment in the ING Perpetual Debt Securities will involve a degree of risk, including those risks which are described in this section. You should carefully consider the following discussion of risks, as well as the risks set forth in our Annual Report on Form 20-F and in the accompanying prospectus beginning on page 3, before deciding whether an investment in the ING Perpetual Debt Securities is suitable for you.

WE MAY DEFER PAYMENTS ON THE ING PERPETUAL DEBT SECURITIES FOR ANY PERIOD OF
TIME.

     We may elect, and under certain circumstances we may be required, to defer payments on the ING Perpetual Debt Securities for any period of time, subject to suspension of payments on our Junior Securities, Parity Securities, Junior Guarantees or Parity Guarantees. Unless deferral is required, deferred payments
will bear interest at a rate of    %. See "Description of the ING Perpetual Debt
Securities -- Deferral of Interest Payments."

THE ING PERPETUAL DEBT SECURITIES ARE PERPETUAL SECURITIES, AND YOU WILL HAVE NO RIGHT TO CALL FOR THEIR REDEMPTION.

     The ING Perpetual Debt Securities are perpetual securities and have no fixed maturity date or redemption date. We are under no obligation to redeem the ING Perpetual Debt Securities at any time and you will have no right to call for their redemption.

WE MAY REDEEM THE ING PERPETUAL DEBT SECURITIES AT ANY TIME IF CERTAIN ADVERSE TAX OR REGULATORY EVENTS OCCUR AND WE MAY REDEEM THEM AT OUR OPTION ON JANUARY 15, 2009 OR AT ANY TIME ON ANY INTEREST PAYMENT DATE THEREAFTER.

     Upon the occurrence of certain tax or regulatory events described more fully in this prospectus supplement under "Description of the ING Debt Securities -- Optional Redemption and Redemption upon Certain Events," the ING Perpetual Debt Securities will be redeemable at any time in whole, but not in part, at our option. We may also redeem the ING Perpetual Debt Securities at our option, in whole but not in part, on or after January 15, 2009. Any redemption of the ING Perpetual Debt Securities will be subject to the conditions described under "Description of the ING Debt Securities -- Optional Redemption and Redemption upon Certain Events."

WE ARE NOT PROHIBITED FROM ISSUING FURTHER DEBT WHICH MAY RANK PARI PASSU WITH OR SENIOR TO THE ING PERPETUAL DEBT SECURITIES.

     Subject only to the conditions described in "Description of the ING Perpetual Debt Securities -- Subordination," there is no restriction on the amount of debt that we may issue, which ranks senior to the ING Perpetual Debt Securities or on the amount of securities that we may issue, which ranks pari passu with the ING Perpetual Debt Securities. The issue of any such debt or securities may reduce the amount recoverable by you upon our bankruptcy or may increase the likelihood of a deferral of payments on the ING Perpetual Debt Securities.

WE MAY DEFER PAYMENTS THAT WE ELECT, OR ARE REQUIRED, TO MAKE PURSUANT TO THE ALTERNATIVE INTEREST SATISFACTION MECHANISM SHOULD WE FAIL TO HAVE A SUFFICIENT NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUE.

     If we are to make a payment using the Alternative Interest Satisfaction Mechanism and we have an insufficient number of Ordinary Shares available for issue, then our payment obligation will be suspended to the extent of such insufficiency until such time as sufficient Ordinary Shares are available to satisfy all or part of the suspended payment obligation, as more fully described under "Description of the ING Perpetual Debt Securities -- Alternative Interest Satisfaction Mechanism -- Insufficiency of Payment Ordinary Shares."

WE MAY DEFER PAYMENTS ON THE ING PERPETUAL DEBT SECURITIES IF A MARKET DISRUPTION EVENT OCCURS.

     If, following our decision to satisfy a payment using the Alternative Interest Satisfaction Mechanism, in our opinion, a Market Disruption Event exists, such payment may be deferred until the cessation of such market disruption, as more fully described under "Description of the ING Perpetual Debt Securities -- Market Disruption Event." Any such deferred payments shall bear
interest at a rate of    % if the Market Disruption Event continues for 14 days
or more.

THERE ARE LIMITATIONS ON THE REMEDIES AVAILABLE TO YOU AND THE TRUSTEE SHOULD WE FAIL TO PAY AMOUNTS DUE ON THE ING PERPETUAL DEBT SECURITIES.

     If a Payment Default occurs and continues regarding the ING Perpetual Debt Securities, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of sums due and unpaid or commencing a bankruptcy proceeding in The Netherlands, but not elsewhere. The trustee may not, however, declare the principal amount of any outstanding ING Perpetual Debt Security to be due and payable. Upon a Payment Event, the sole remedy available to you and the trustee for recovery of amounts owing in respect of any payment or principal in respect of the ING Perpetual Debt Securities will be the institution of bankruptcy proceedings in The Netherlands. Although there is some doubt under Dutch law whether the trustee would be permitted to commence a bankruptcy proceeding in The Netherlands, in all cases any holder of the ING Perpetual Debt Securities with a due and payable claim would be permitted to commence such proceedings in accordance with Dutch bankruptcy law. See "Description of the ING Perpetual Debt Securities -- Defaults; Limitation of Remedies."

YOU WILL BE DEEMED TO HAVE WAIVED ALL RIGHTS OF SET-OFF.

     Subject to applicable law, you may not exercise or claim any right of set-off in respect of any amount we owe you arising under or in connection with the ING Perpetual Debt Securities and you will be deemed to have waived all such rights of set-off. See "Description of the ING Perpetual Debt
Securities -- Defaults; Limitation of Remedies."

THE ING PERPETUAL DEBT SECURITIES ARE A NEW ISSUE OF SECURITIES, AND THERE IS NO ASSURANCE THAT A TRADING MARKET WILL EXIST OR THAT IT WILL BE LIQUID.

     The ING Perpetual Debt Securities are a new issue of securities and have no established trading market. Although application has been made to list the ING Perpetual Debt Securities on the New York Stock Exchange, there can be no assurance that an active trading market will develop. Even if an active trading market does develop, no one, including the underwriters, is required to maintain its liquidity. The liquidity and the market prices for the ING Perpetual Debt Securities can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports on Form 20-F and other reports and information on Form 6-K with the SEC. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 or on our website at http://www.ing.com.

     We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC covering the ING Perpetual Debt Securities. For further information on the ING Perpetual Debt Securities, you should review our registration statement and its exhibits.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     - incorporated documents are considered part of this prospectus supplement;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically be considered to update and supersede this prospectus supplement.

     We incorporate by reference the documents listed below, which we filed with the SEC under the Securities Exchange Act of 1934, as amended:

     - Annual Report on Form 20-F for the year ended December 31, 2002, filed on March 27, 2003; and

     - Current Report on Form 6-K filed on October 6, 2003.

     We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as well as any Form 6-K furnished to the SEC to the extent such form 6-K expressly states that we incorporate such form by reference in this prospectus supplement, until we sell all of the ING Perpetual Debt Securities covered by this prospectus supplement.

     Except as otherwise noted, we present the financial statement amounts in this prospectus supplement and the accompanying prospectus and in our Annual Report in accordance with generally accepted accounting principles in The Netherlands ("Dutch GAAP"), which differ in certain significant respects from generally accepted accounting principles in the United States. Please refer to note 6 of the notes to the consolidated financial statements that are contained in the Annual Report and note 3 of the notes to the unaudited consolidated financial statements that are contained in the report on Form 6-K filed on October 6, 2003 with respect to the six months ended June 30, 2003 that we incorporate by reference into this prospectus supplement and the accompanying prospectus for a description of the significant differences between Dutch GAAP and U.S. GAAP and a reconciliation of certain income statement and balance sheet items to U.S. GAAP.

     You may request, orally or in writing, a copy of any filings referred to above, at no cost, by contacting us at the following address: ING Groep N.V.,
Attention: Investor Relations, Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands, telephone: 011-31-20-541-54-11.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the ING Perpetual Debt Securities in any jurisdiction where the offer or sale is prohibited. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date. We have taken all reasonable care to ensure that the statements we made in this prospectus supplement and the accompanying prospectus are true and accurate in all material respects and that we have not omitted any material facts that make any of the statements we made in this prospectus supplement and the accompanying prospectus misleading.

                        CAPITALIZATION AND INDEBTEDNESS

     The following table sets forth the Group's capitalization in accordance with Dutch GAAP on June 30, 2003, both actual and as adjusted to give effect to this offering.

                                                  AT JUNE 30, 2003     AS ADJUSTED(5)
                                                  -----------------   -----------------
                                                    EUR     USD(1)      EUR     USD(1)
                                                  -------   -------   -------   -------
                                                              (IN MILLIONS)
Short-term debt(2)..............................  444,263   517,566
                                                  =======   =======   =======   =======
Long-term debt(2)...............................   81,767    95,259
Subordinated loans..............................    3,014     3,511
Minority interests..............................    1,705     1,986
Preference shares of Group companies............    1,970     2,295
Shareholders' equity
  Preference shares (nominal value EUR 1.20;
     authorized 300,000,000; issued
     87,080,450)(3)(4)..........................      104       121
  Ordinary shares (nominal value EUR 0.24;
     authorized 3,000,000,000; issued
     2,061,674,099)(4)..........................      495       577
  Other surplus reserves........................   18,594    21,662
  Total shareholders' equity....................   19,193    22,360
     Total capitalization.......................  107,649   125,411

---------------

(1) For your convenience, we have translated euro amounts into U.S. dollars at the Noon Buying Rate on September 30, 2003, of $1.1650 to EUR 1.00.

(2) Short-term debt and long-term debt include savings accounts, time deposits and other customer credit balances, certificates of deposit, debentures and other non-subordinated debt securities, securities sold subject to repurchase agreements, non-subordinated interbank debt and other borrowings.

(3) We have also authorized 900,000,000 Cumulative Preference Shares (nominal value EUR 1.20), of which there were none outstanding as of June 30, 2003.

(4) As of July 2, 2001, the nominal value of the Preference Shares, Cumulative Preference Shares and the Ordinary Shares was changed to EUR 1.20, EUR 1.20 and EUR 0.24, respectively.

(5) Assuming no exercise of the underwriters' over-allotment option.

                                USE OF PROCEEDS

     The net proceeds to ING Groep N.V. from the sale of the ING Perpetual Debt Securities offered pursuant to this prospectus supplement are expected to be
approximately $          (approximately $          if the Underwriters'
over-allotment option is exercised in full). We will use the net proceeds of the issue and sale of the ING Perpetual Debt Securities for general corporate purposes and to further strengthen our capital base.

                                 ING GROEP N.V.

GENERAL

     We are a global financial institution of Dutch origin and are active in the fields of banking, insurance and asset management in 60 countries with more than 115,000 employees. We provide a full range of financial services to 60 million clients worldwide through a variety of distribution channels, giving our clients the freedom to choose the option that best suits their individual needs.

     The Group consists of a broad spectrum of prominent companies that increasingly serve their clients under the ING brand. Our strategy is to achieve stable growth while maintaining healthy profitability. Our financial strength, the broad range of our products and services, the wide diversity of our profit sources and the diversification of risks form the basis of our continuity and growth potential.

     We market our products and services under a variety of well-recognized and strong brand names, including Nationale-Nederlanden, ING Bank and Postbank in The Netherlands, ING (formerly BBL) in Belgium, ING BHF-BANK in Germany and ING Direct worldwide. Increasingly, our subsidiaries, particularly outside The Netherlands are choosing to include the letters "ING" and the orange lion in their name logo. Virtually all ING companies in North America have adjusted their name and logo during the past two years.

     Our home market is Belgium, The Netherlands and Luxembourg, which we refer to as the Benelux countries, where we are the market leader in integrated financial services. We also have considerable market positions in the rest of Europe, North America, South America, Asia and Australia. In The Netherlands, we are currently the largest life and pension insurer (with a 22% market share) and the second largest non-life insurer (with an 11% market share). We are currently the second biggest bank in The Netherlands, with a 25% market share based on total assets and a 26% market share based on total deposits. Through our banking and insurance operations, we have a financial relationship with approximately 75% of households in The Netherlands. We are also one of the largest banks and largest insurers in Belgium with a 12% and 8% market share, respectively.

                DESCRIPTION OF THE ING PERPETUAL DEBT SECURITIES

     The following description is only a summary and does not describe every aspect of the ING Perpetual Debt Securities or the Indenture. Therefore, it may not contain all of the information that is important to you as a potential purchaser of the ING Perpetual Debt Securities. If you purchase the ING Perpetual Debt Securities, your rights will be determined by the ING Perpetual Debt Securities, the Indenture and the Trust Indenture Act of 1939. In light of this, you should read the Indenture and the form of the ING Perpetual Debt Securities filed with the Securities and Exchange Commission before making an investment decision. You can read the Indenture and the form of ING Perpetual Debt Securities at the locations listed under "Where You Can Find More Information" in this prospectus supplement.

GENERAL

     The following summary description of the material terms and provisions of the ING Perpetual Debt Securities supplements the description of certain terms and provisions of the debt securities of any series set forth in the accompanying prospectus under the heading "Description of Debt Securities We May Offer." Reference is hereby made to such description for additional information relating to the ING Perpetual Debt Securities. Together with the terms of the debt securities contained in the accompanying prospectus, the terms described herein constitute a description of the material terms of the ING Perpetual Debt Securities. In cases of inconsistency between the terms described herein and the relevant terms of the prospectus, the terms presented herein will apply and replace those described in the accompanying prospectus.

     The ING Perpetual Debt Securities will be issued under our subordinated debt indenture, dated as of July 18, 2002, between us and The Bank of New York, as trustee, which we refer to as the Subordinated Indenture, and a third
supplemental indenture, to be dated as of           , 2003, between us and The
Bank of New York, as trustee, which we refer to as the Supplemental Indenture. We refer to the Subordinated Indenture and the Supplemental Indenture collectively as the Indenture. The ING Perpetual Debt Securities will be treated as a separate series of our subordinated debt securities. We will file a copy of the Supplemental Indenture relating to the ING Perpetual Debt Securities and the form of the ING Perpetual Debt Securities with the SEC. In accordance with the terms of the Subordinated Indenture, we are permitted to issue additional ING Perpetual Debt Securities that would be considered part of the same series of ING Perpetual Debt Securities we are offering pursuant to this prospectus supplement. None of the defeasance provisions contained in Section 1302 of the Subordinated Indenture will apply to the ING Perpetual Debt Securities and will not be considered part of the Indenture with respect to the ING Perpetual Debt Securities.

FORM AND DENOMINATION

     We will issue the ING Perpetual Debt Securities only in fully registered form, without coupons, in the form of beneficial interests in one or more global securities. The ING Perpetual Debt Securities will be issued in denominations of US$25 and integral multiples thereof. We will issue the ING Perpetual Debt Securities as global securities registered in the name of Cede & Co., as nominee for DTC. Please read "-- Book-entry System; Delivery and Form" for more information about the form of the ING Perpetual Debt Securities and their clearance and settlement.

INTEREST

     Subject to our right to defer interest payments as described under
"-- Deferral of Interest Payments," interest on the ING Perpetual Debt Securities will be payable quarterly in arrears in equal payments for any full Interest Period on January 15, April 15, July 15 and November 15 of each year,
at a fixed rate per annum on their outstanding principal amount equal to   %,
commencing on January 15, 2004 (calculated on a 30/360 day basis). We refer to such rate as the Interest Rate and each such date as an interest payment date. If any interest payment date is not a business day, interest will be payable on the next business day (without any interest or other payment in respect of the delay). The regular record dates for each interest payment date shall be January 1, April 1, July 1 and November 1, respectively.

     Each of the periods, commencing on (and including) the issue date and ending on (but excluding) the first interest payment date, and each successive period commencing on (and including) an interest payment date and ending on (but excluding) the next succeeding interest payment date is referred to herein as an Interest Period.

PAYMENTS

  METHOD OF PAYMENT

     Payments of any amounts in respect of any ING Perpetual Debt Securities represented by global securities will be made by the trustee to DTC. Any such payments of interest and certain other payments on or in respect of the ING Perpetual Debt Securities will be in U.S. dollars and will be calculated by the trustee or such other agent as we may appoint.

     Except in a bankruptcy, all payments on the ING Perpetual Debt Securities will be conditional upon our being solvent at the time of payment, and we will not make any payment unless we will be solvent immediately afterwards. We refer to this condition as the Required Deferral Condition. For this purpose, we are solvent if we meet the following "solvency conditions":

     - we are able to make payments on our Senior Debt as they become due, and

     - our assets exceed the sum of our liabilities (excluding liabilities not considered Senior Debt).

  PAYMENTS SUBJECT TO FISCAL LAWS

     All payments made in respect of the ING Perpetual Debt Securities will be subject, in all cases, to any fiscal or other laws and regulations applicable thereto in the place of payment, but will not affect our obligation to pay Additional Amounts.

DEFERRAL OF INTEREST PAYMENTS

     Interest payments and any other payments with respect to the ING Perpetual Debt Securities will be subject to deferral in the following circumstances.

  REQUIRED DEFERRAL OF PAYMENTS

     Except in the case of a Mandatory Payment Event or a Mandatory Partial Payment Event, if the Required Deferral Condition is met on the 20th business day preceding the date on which any payment would, in the absence of deferral, be due and payable, we must defer any such payment. In such case, we will deliver a notice to the trustee, the holders and the Calculation Agent, not less than 16 business days prior to such date. We refer to such notice as a Deferral Notice.

     Except in the case of a Mandatory Payment Event or a Mandatory Partial Payment Event, if, after we defer a payment as a result of the Required Deferral Condition being met, the Required Deferral Condition is no longer met on the 20th business day preceding any subsequent interest payment date, then we will satisfy such payment on the relevant Deferred Interest Satisfaction Date by giving notice, not less than 16 business days prior to the Deferred Interest Satisfaction Date, to the trustee, the holders and the Calculation Agent that we will satisfy such payment on such date.

     We will not satisfy such payment on the relevant Deferred Interest Satisfaction Date referred to above, if:

     - we have previously elected to satisfy such payment earlier (provided that, at the time of satisfying such payment, the Required Deferral Condition fails to be met) by delivering a notice to the trustee, the holders and the Calculation Agent not less than 16 business days prior to the relevant Deferred Interest Satisfaction Date that we will satisfy such payment on such date; or

     - we validly elect to use our right to optionally defer any such payment which would otherwise have been required to be paid on such Deferred Interest Satisfaction Date.

     Any payment that we defer due to the Required Deferral Condition will not accrue interest, except under the circumstances we describe below under "-- Alternative Interest Satisfaction Mechanism." Unless we obtain permission from our relevant regulator, we are permitted to satisfy our obligation to pay the Deferred Interest Payment only in accordance with the Alternative Interest Satisfaction Mechanism. See "-- Alternative Interest Satisfaction Mechanism" below.

  OPTIONAL DEFERRAL OF PAYMENTS

     We may defer all or part of any payment that is due and payable by giving a Deferral Notice to the trustee, the Calculation Agent and the holders not less than 16 business days prior to the relevant due date. We refer to this right to defer as an Elective Deferral Interest Payment. Except in the case of a Mandatory Payment Event or a Mandatory Partial Payment Event, unless we obtain the prior consent of the relevant regulator, we may satisfy any such payment at any time, but only by using the Alternative Interest Satisfaction Mechanism. When we use the Alternative Interest Satisfaction Mechanism, we will deliver a notice to the trustee and the Calculation Agent, not less than 16 business days prior to the relevant Deferred Interest Satisfaction Date, informing them of our election to so satisfy such payment and specifying the relevant Deferred Interest Satisfaction Date.

     Elective Deferral Interest Payments will bear interest at a rate equal to % from (and including) the date on which, but for such deferral, the Deferred
Interest Payment would otherwise have been due to be made to (but excluding) the relevant Deferred Interest Satisfaction Date.

DIVIDEND STOPPER; MANDATORY INTEREST PAYMENT

     We will give a Deferral Notice in the case of a Required Deferral Condition and we may give a Deferral Notice, in our sole discretion and for any reason, in the case of an Elective Deferral Interest Payment, except that a Deferral Notice as to a payment required to be paid pursuant to a Mandatory Payment Event or Mandatory Partial Payment Event will have no force or effect.

  DIVIDEND STOPPER

     We agree in the Indenture that, beginning on the day we give a Deferral Notice until all Deferred Interest Payments are paid or satisfied in full, we will not recommend to our shareholders, and to the fullest extent permitted by applicable law, we will otherwise act to prevent a Mandatory Payment Event or a Mandatory Partial Payment Event from occurring. A Mandatory Payment Event occurs if:

     - we declare, pay or distribute a dividend or make a payment (other than a dividend in the form of Ordinary Shares) on any of our Junior Securities or make a payment on a Junior Guarantee;

     - any of our subsidiaries or any entity in which we have a direct or indirect financial, commercial or contractual majority interest, which we refer to as an Undertaking, declares, pays or distributes a dividend on any security issued by it benefitting from a Junior Guarantee or makes a payment (other than a dividend in the form of ordinary shares) on any security issued by it benefitting from a Junior Guarantee;

     - we or any of our subsidiaries or Undertakings redeems, purchases or otherwise acquires for any consideration any of our Junior Securities, Parity Securities or securities issued by any of our subsidiaries or Undertakings benefitting from a Junior Guarantee or Parity Guarantee, other than:

      - by conversion into or in exchange for our Ordinary Shares;

      - in connection with transactions effected by or for the account of our customers or customers of any of our subsidiaries or in connection with the distribution, trading or market-making activities in respect of those securities;

      - in connection with our satisfaction of our, or the satisfaction by any of our subsidiaries of its, obligations under any of our employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants of the Group;

      - as a result of a reclassification of us or any of our subsidiaries or the exchange or conversion of one class or series of capital stock for another class or series of capital stock; or

      - the purchase of fractional interests in shares of our capital stock or the capital stock of any of our subsidiaries pursuant to the conversion or exchange provisions of that capital stock (or the security being converted or exchanged); or

     - any moneys are paid to or made available for a sinking fund or for redemption of any Junior Securities, Parity Securities or any securities issued by any of our subsidiaries or Undertakings benefitting from a Junior Guarantee or Parity Guarantee.

     A Mandatory Partial Payment Event occurs if:

     - we declare, pay or distribute a dividend or make a payment on any of our Parity Securities or make any payment on any of our Parity Guarantees; or

     - any of our subsidiaries or Undertakings declares, pays or distributes a dividend on any security issued by it benefitting from a Parity Guarantee or makes a payment on any security issued by it benefitting from a Parity Guarantee.

  MANDATORY INTEREST PAYMENT

     If a Mandatory Payment Event occurs, then:

     - all Deferred Interest Payments will become mandatorily due and payable in full on the date of the Mandatory Payment Event, notwithstanding any further Deferral Notice or an occurrence or continuance of the Required Deferral Condition. Unless we obtain the prior consent of our relevant regulator, we may only satisfy our obligations to pay such Deferred Interest Payments in accordance with the Alternative Interest Satisfaction Mechanism; and

     - the interest payments payable on the next four consecutive interest payment dates, the next two consecutive interest payment dates or the next interest payment date, as the case may be, after the occurrence of such Mandatory Payment Event, depending on whether the Junior Securities, Parity Securities, or the security benefitting from the Junior Guarantee or the Parity Guarantee pay dividends or income distributions on an annual basis, a semiannual basis or a quarterly basis, as the case may be, will be mandatorily due and payable in full on each such next interest payment date, notwithstanding any Deferral Notice as to such interest payments or the occurrence or continuance of any Required Deferral Condition. We are permitted, but shall not be required, to satisfy our obligation to make the interest payments payable on such interest payment date, other than Deferred Interest Payments, in accordance with the Alternative Interest Satisfaction Mechanism.

     If a Mandatory Partial Payment Event occurs, then:

     - all Deferred Interest Payments will become mandatorily due and payable in full on the date of the Mandatory Partial Payment Event, notwithstanding any further Deferral Notice or an occurrence or continuance of the Required Deferral Condition. Unless we obtain the prior consent of our relevant regulator, we may only satisfy our obligations to pay such Deferred Interest Payments in accordance with the Alternative Interest Satisfaction Mechanism; and

     - Mandatory Partial Payments in respect of each ING Perpetual Debt Security will be mandatorily due and payable on the next four consecutive interest payment dates, the next two consecutive interest payment dates or the next interest payment date, as the case may be, after the occurrence of such Mandatory Partial Payment Event, depending on whether the Parity Securities or the security benefitting from the Parity Guarantee pay dividends or income distributions on an annual basis, a semiannual basis or a quarterly basis, as the case may be, notwithstanding any Deferral Notice or an occurrence of the Required Deferral Condition. We are permitted, but shall not be required, to satisfy our obligation to pay any Mandatory Partial Payments in accordance with the Alternative Interest Satisfaction Mechanism.

ALTERNATIVE INTEREST SATISFACTION MECHANISM

  GENERAL

     We are permitted to satisfy our obligation to pay you through the issuance of our Ordinary Shares which, when sold, will provide a cash amount sufficient for us to make payments due to you in respect of the relevant payment. We refer to this procedure as the Alternative Interest Satisfaction Mechanism. Subject to the absence of a Required Deferral Condition, we may elect to use the Alternative Interest Satisfaction Mechanism in order to satisfy our obligation to make any interest payment, including any Mandatory Interest Payment, by giving not less than 16 business days' notice to the trustee.

     Our obligation to pay in accordance with the Alternative Interest Satisfaction Mechanism will be satisfied as follows:

     - we will give at least 16 business days' notice of the relevant interest payment date to the trustee, the Calculation Agent and holders of the ING Perpetual Debt Securities;

     - by the close of business on or before the seventh business day prior to the relevant interest payment date or Deferred Interest Satisfaction Date, we will have authorized for issuance such number of Ordinary Shares as, in the determination of the Calculation Agent, have a market value (after conversion from euros into U.S. dollars) of not less than 110% of the relevant payment to be satisfied on such interest payment date (each such Ordinary Share is a Payment Ordinary Share) plus the claims for the costs and expenses to be borne by us in connection with using the Alternative Interest Satisfaction Mechanism (including, without limitation, the fees and expenses of the Calculation Agent);

     - the Calculation Agent will procure purchasers for such Ordinary Shares as soon thereafter as reasonably practicable, but not later than the fourth business day prior to the relevant Interest Payment Date;

     - we will sell such Ordinary Shares in the open market as instructed by the Calculation Agent and collect any sales proceeds;

     - we will immediately transfer the sales proceeds (or such amount of sales proceeds as is necessary (after conversion from euros into U.S. dollars) to make the relevant payment) to the trustee on the business day preceding the payment date for payment by the trustee, on the payment date, towards applicable Interest Payments to be satisfied;

     - if, after the operation of the above procedures, there would, in the opinion of the Calculation Agent, be a shortfall on the date on which the relevant payment is due, we will issue further Ordinary Shares in accordance with the provisions of the Indenture to ensure that a sum at least equal to the relevant payment is available to make the payment in full on the relevant due date. If, despite these provisions, such a shortfall still exists on the relevant due date we may, in accordance with the provisions of the Indenture, either pay an amount equal to such shortfall as soon as practicable to the trustee or continue to issue Ordinary Shares until the trustee has received funds equal to the full amount of such shortfall; and

     - if, pursuant to the Alternative Interest Satisfaction Mechanism, proceeds are raised in excess of the amount required to pay the applicable payments plus the claims for the fees, costs and expenses to be borne by us in connection with using the Alternative Interest Satisfaction Mechanism, we will retain such excess proceeds.

     If we elect to make any payment in accordance with the Alternative Interest Satisfaction Mechanism, the receipt of cash proceeds on the sale of our Ordinary Shares issued to the trustee or its agent will satisfy the relevant payment or the relevant part of such payment. The proceeds from the sale of Ordinary Shares pursuant to the Alternative Interest Satisfaction Mechanism will be paid to you by the trustee in respect of the relevant payment.

  INSUFFICIENCY OF PAYMENT ORDINARY SHARES

     If we are to satisfy a payment pursuant to the Alternative Interest Satisfaction Mechanism and we do not, on the date when the number of Payment Ordinary Shares required to be issued is determined, have a sufficient number of Ordinary Shares available for issue, then we shall notify the trustee, the Calculation Agent and the holders that all or part, as the case may be, of the relevant payment cannot be satisfied due to not having a sufficient number of authorized Ordinary Shares. In this case the payment or part thereof shall be satisfied following the date of our next annual general meeting or extraordinary general meeting of our shareholders at which a resolution is passed authorizing a sufficient number of Ordinary Shares available to satisfy all or such part of the relevant payment. If, however, the number of Ordinary Shares authorized to be issued at any such meeting is insufficient to satisfy all or such part of the relevant payment then those Ordinary Shares so issued will be applied by us in partial satisfaction of all or such part of the relevant payment. Following the passage of a resolution which authorizes us to issue additional Ordinary Shares for this purpose, we will provide not less than 16 business days' notice to the trustee, the Calculation Agent and the holders of the date upon which the relevant payment or, as the case may be, the part thereof is to be made. The relevant payment or, as the case may be, the part thereof which is not so satisfied will, unless it is a required Deferred Interest Payment and has not been subsequently either satisfied or deferred pursuant to an Elective Deferral
Interest payment, continue to accrue interest at a rate of   % from (and
including) the date on which payment would otherwise have been due to (but excluding) the date on which such payment or part thereof is satisfied or, in the event of a Market Disruption Event, the date on which such payment or part thereof would, but for the occurrence of such Market Disruption Event, have been satisfied from which date interest (if any) will accrue on such payment as provided in "-- Market Disruption Event" below.

     If we do not have a sufficient number of Ordinary Shares and do not hold an annual general meeting within six months of giving the notice first mentioned above, at which a resolution to make a sufficient number of Ordinary Shares available is proposed, the trustee will by notice require us to convene an extraordinary general meeting at which such a resolution will be proposed on a date falling within 10 weeks of such notice from the trustee.

     In the event that any such resolution proposed at any such annual general meeting or extraordinary general meeting is rejected, the resolution will be proposed at each annual general meeting or any extraordinary general meeting thereafter until the resolution has been passed by our shareholders.

     At the date of this prospectus supplement, we have a sufficient number of authorized but unissued Ordinary Shares, and our Executive Board has the necessary authority to make the interest payments required to be made in respect of the ING Perpetual Debt Securities during the next 12-month period, assuming the Alternative Interest Satisfaction Mechanism is used for each interest payment during such 12-month period.

     We will undertake in the Indenture to keep available for issue a sufficient number of authorized, but unissued Ordinary Shares as we reasonably consider would be required to be issued as Payment Ordinary Shares in connection with the next four interest payments. Should we fail to keep available such unissued Ordinary Shares, no damages will be payable in connection with such failure. The trustee may, however, require that we, as soon as practicable, hold an extraordinary general meeting of our shareholders at which a resolution will be passed to remedy such failure.

     The trustee is not obligated to monitor whether we have a sufficient number of unissued Ordinary Shares available for issuance as Payment Ordinary Shares and the trustee is entitled to assume, unless it has actual knowledge to the contrary, that we are complying with our obligations to do so.

MARKET DISRUPTION EVENT

     If, in our opinion, a Market Disruption Event exists on or after the 15th business day preceding any date upon which a payment or part thereof is due to be made or satisfied pursuant to the Alternative Interest Satisfaction Mechanism, then we may give notice to the trustee, the Calculation Agent and the holders as soon as possible after the Market Disruption Event has arisen or occurred, whereupon the relevant payment will be deferred until such time as, in our opinion, the Market Disruption Event no longer exists.

     Any such deferred payment or part thereof will be satisfied as soon as practicable after the Market Disruption Event no longer exists. Except as provided in the next sentence, interest will not accrue on such deferred payment or part thereof, however, during a Market Disruption Event. If we do not make the relevant payment or part thereof for a period of 14 days or more after its due date, even if the Market Disruption Event is continuing, interest shall accrue on such deferred payment or part thereof from (and including) the date on which the relevant payment or part thereof was due to be made to (but excluding) the date on which such payment or part thereof is made. Any such interest shall accrue at the Interest Rate and shall be satisfied only in accordance with the Alternative Interest Satisfaction Mechanism and as soon as reasonably practicable after the relevant deferred payment is made. No liability shall attach to the trustee or its agents if, as a result of a Market Disruption Event or any other event outside the control of the trustee or any such agent, the trustee or any such agent is unable to comply with its duties in connection with any payment made pursuant to the Alternative Interest Satisfaction Mechanism.

SUBORDINATION

     The ING Perpetual Debt Securities constitute our direct, unsecured subordinated securities and rank pari passu without any preference among themselves.

     The rights and claims of the holders of the ING Perpetual Debt Securities are subordinated to Senior Debt in that rights regarding payments and the issuance of Ordinary Shares (as described under "Alternative Interest Satisfaction Mechanism") will be subject to the solvency conditions. Upon our liquidation, moratorium of payments or bankruptcy, the holders of the ING Perpetual Debt Securities will rank, effectively from a financial point of view, in priority to all holders of Junior Securities and equally with the holders of our existing most senior preference shares and any other Parity Securities and Parity Guarantees then outstanding. Upon our liquidation, moratorium of payments or bankruptcy, any payments on the ING Perpetual Debt Securities will be subordinate to, and subject in right of payment to the prior payment in full of, all Senior Debt.

     For the purposes of the ING Perpetual Debt Securities, our Senior Debt means:

     - all claims of our unsubordinated creditors;

     - all claims of creditors whose claims are, or are expressed to be, subordinated (whether only in the event of our insolvency or otherwise) only to the claims of our unsubordinated creditors; and

     - all claims of all of our other creditors, except those whose claims are, or are expressed to rank, pari passu with, or junior to, the claims of holders of ING Perpetual Debt Securities.

     As of June 30, 2003, we had approximately EUR 6 billion of Senior Debt outstanding.

     The definition of Senior Debt described in the accompanying prospectus under "Description of Debt Securities We May Offer -- The Senior Debt Indenture and the Subordinated Debt Indenture -- Subordination Provisions" does not apply to the ING Perpetual Debt Securities. For the purposes of the Indenture and the description thereof in the accompanying prospectus, all references to Senior Debt shall be deemed to be references to Senior Debt as described above.

     We will agree in the Indenture that, so long as any of the ING Perpetual Debt Securities remain outstanding, we will not issue any preference shares (or other securities which are akin to preference shares as regards distributions on a return of assets upon our liquidation or in respect of distribution or payment of dividends and/or any other amounts thereunder by us) or give any guarantee or contractual support arrangement in respect of any of our preference shares or such other securities or in respect of any other entity if such preference shares, preferred securities, guarantees or contractual support arrangements would rank (as regards distributions on a return of assets upon our liquidation or in respect of distribution or payment of dividends and/or any other amounts thereunder by us) senior to the ING Perpetual Debt Securities, unless we alter the terms of the ING Perpetual Debt Securities such that the ING Perpetual Debt Securities rank pari passu effectively from a financial point of view with any such preference shares, such other securities akin to preference shares or such guarantee or support undertaking.

WINDING UP

     If any action causes our liquidation (except solely for the purpose of our reconstruction, amalgamation or the substitution of a successor in business for us, as defined in the Indenture, the terms of which have previously been approved in writing by the trustee or by not less than a majority of the holders), with respect to each ING Perpetual Debt Security you own, we will pay you (in lieu of any other payment) an amount as if on and after the day immediately before the liquidation began, any holder of those ING Perpetual Debt Securities had been the holder of our most senior class of preference shares which we refer to as the Notional Preference Shares, which have a preferential right to a return of assets upon liquidation over and so rank ahead of the holders of all other classes of our issued shares for the time being in our capital, but ranking junior to the claims of Senior Debt. Any such payment shall be made on the assumption that the amount that you were entitled to receive in respect of each Notional Preference Share on a return of assets upon liquidation was an amount equal to the principal amount of $25 of the relevant ING Perpetual Debt Security and any other Outstanding Payments together with, to the extent not otherwise included within the foregoing, the pro rata share of any Winding-Up Claims attributable to the ING Perpetual Debt Security.

     As a consequence of the subordination provisions, the holders of the ING Perpetual Debt Securities may recover less than the holders of our unsubordinated liabilities and the holders of certain of our subordinated liabilities, including the holders of other subordinated debt securities as described in the accompanying prospectus under the heading "Description of Debt Securities We May Offer." If, upon liquidation the amount payable on any ING Perpetual Debt Securities and any claims ranking pari passu with the ING Perpetual Debt Securities are not paid in full, the ING Perpetual Debt Securities and other claims ranking equally will share ratably in any distribution of our assets upon liquidation in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the ING Perpetual Debt Securities upon liquidation, the holder might not be entitled to a recovery in U.S. dollars and might be entitled only to a recovery in euros. In addition, under current Dutch law, our liability to holders of the ING Perpetual Debt Securities would be converted into euros at a date close to the commencement of insolvency proceedings against us and holders of the ING Perpetual Debt Securities would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

DEFAULTS; LIMITATION OF REMEDIES

     The Events of Default and rights to accelerate described in the accompanying prospectus under "Description of Debt Securities We May
Offer -- Default, Remedies and Waiver of Default -- Events of Default" and certain remedies provided for under "-- Remedies if an Event of Default Occurs" do not apply to the ING Perpetual Debt Securities.

     The only defaults and remedies are as provided below.

  PAYMENT DEFAULTS

     It is a Payment Default with respect to the ING Perpetual Debt Securities if we fail to pay or set aside for payment the amount due to satisfy any payment on the ING Perpetual Debt Securities when due, and such failure continues for 14 days; provided, however, that if we fail to make any Mandatory Interest Payment as a result of failure to satisfy the solvency conditions, or due to a deferral of an interest payment as permitted under the terms of the Indenture, that payment will constitute an Outstanding Payment and will accumulate with any other Outstanding Payments until paid but will not be a Payment Default.

  LIMITATION OF REMEDIES

     If any Payment Default occurs and continues regarding the ING Perpetual Debt Securities, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums due and unpaid or a bankruptcy proceeding in The Netherlands (but not elsewhere), but the trustee may not declare the principal amount of any outstanding ING Perpetual Debt Security to be due and payable. If we fail to make payment and the solvency conditions are not satisfied at the end of the 14-day period described under "-- Payment Defaults," such failure does not constitute a Payment Default but instead constitutes a Payment Event. On a Payment Event, the trustee may institute bankruptcy proceedings exclusively in The Netherlands, but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

     Notwithstanding the foregoing, holders of the ING Perpetual Debt Securities have the absolute and unconditional right to institute suit for the enforcement of any payment when due and such right may not be impaired without the consent of the holder.

  GENERAL

     By purchasing ING Perpetual Debt Securities, you and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the ING Perpetual Debt Securities or the Indenture (or between our obligations regarding the ING Perpetual Debt Securities and any liability owed by a holder or the trustee to us) that they might otherwise have against us.

     Subject to the provisions of the Indenture relating to the duties of the trustee, if a Payment Default occurs and continues with respect to the ING Perpetual Debt Securities, the trustee will be under no obligation to any holder of the ING Perpetual Debt Securities, unless they have offered reasonable indemnity to the trustee. Subject to the Indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding ING Perpetual Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the Indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any ING Perpetual Debt Securities not taking part in that direction. The trustee may take any other action that it deems proper that is not inconsistent with that direction.

     The Indenture provides that the trustee will, within 90 days after the occurrence of a Payment Default with respect to the ING Perpetual Debt Securities, give to each holder of the ING Perpetual Debt Securities notice of the Payment Default known to it, unless the Payment Default has been cured or waived. The trustee will be protected in withholding notice, however, if it determines in good faith that withholding notice is in the interest of the holders.

     We are required to furnish to the trustee, on an annual basis a statement as to our compliance with all conditions and covenants under the Indenture.

ADDITIONAL AMOUNTS

     Any amounts to be paid by us on the ING Perpetual Debt Securities will be made without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands or the government of a jurisdiction in which a successor to us is organized, unless the withholding or deduction of such taxes, assessments or charges is required by law. In that event we will pay such additional amounts, which we refer to as Additional Amounts, as may be necessary in order that the net amounts received by holders after such withholding or deduction equal the respective amounts of principal and interest which would have been received in respect of the ING Perpetual Debt Securities in the absence of such withholding or deduction.

     There are certain circumstances in which we will not be obligated to pay such Additional Amounts. Please see "Description of Debt Securities We May Offer -- Payment of Additional Amounts with Respect to the Debt Securities" in the accompanying prospectus.

     Whenever we refer in this prospectus supplement or the accompanying prospectus to principal, interest amounts, Deferred Interest Payments, Mandatory Partial Payments and/or Accrued Interest

Payments, we intend to include any Additional Amounts which may become payable pursuant to the terms of the Indenture as described above.

     In the event that any payment is satisfied through the Alternative Interest Satisfaction Mechanism, then any Additional Amounts which are payable must also be satisfied through the Alternative Interest Satisfaction Mechanism.

OPTIONAL REDEMPTION AND REDEMPTION UPON CERTAIN EVENTS

  OPTIONAL REDEMPTION

     The ING Perpetual Debt Securities are perpetual debt securities and have no fixed maturity or mandatory redemption date. The ING Perpetual Debt Securities are not redeemable at the option of the holder of an ING Perpetual Debt Security at any time and are not redeemable at our option prior to January 15, 2009, except in certain limited circumstances. See "-- Redemption upon Certain Events" below.

     We may redeem the ING Perpetual Debt Securities in whole (but not in part) at our option, on January 15, 2009, or on any interest payment date thereafter at their aggregate principal amount together with Outstanding Payments due through the date of redemption, which sum we refer to as the Base Redemption Price.

     We may purchase on the open market at any time ING Perpetual Debt Securities in any manner and at any price.

     Cancellation of any ING Perpetual Debt Securities so redeemed by us will be effected by reducing the principal amount of the global ING Perpetual Debt Securities, and any ING Perpetual Debt Securities so cancelled may not be reissued or resold and our obligations in respect of any such cancelled ING Perpetual Debt Securities will be discharged. ING Perpetual Debt Securities purchased by us may be held, reissued, resold or, at our option, be cancelled by decreasing in an equal amount the principal amount of ING Perpetual Debt Securities represented by the Global Security.

  REDEMPTION UPON CERTAIN EVENTS

     TAX EVENT. Upon the occurrence of a Tax Event with respect to the ING Perpetual Debt Securities, we may, by giving notice of redemption, redeem in whole (but not in part) the ING Perpetual Debt Securities at their base redemption price.

     "Tax Event" means we determine that immediately prior to the giving of the notice referred to below, on the next interest payment date:

     - we would, for reasons outside our control, be unable to make such payment without being required to pay Additional Amounts and we cannot avoid the requirement or circumstance by taking measures as we (acting in good faith) deem appropriate;

     - payments of amounts in respect of interest on the ING Perpetual Debt Securities, including, for the avoidance of doubt, the issue of Ordinary Shares pursuant to the Alternative Interest Satisfaction Mechanism, may be treated as "distributions" within the meaning of Section II of the Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965; or such other provision as may from time to time supersede or replace
       Section II of the Dividend Withholding Tax Act 1965 for the purposes of such definition) and we cannot avoid the requirement or circumstance by taking such measures as we (acting in good faith) deem appropriate; or

     - as a result of any proposed change or amendment to the laws of The Netherlands, or any proposed change in the application of official or generally published interpretation of such laws, or any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such law or regulations that differs from the previously generally accepted position in relation to similar transactions or which differs from any specific written confirmation given by a tax authority in respect of the ING Perpetual Debt Securities, which change or amendment becomes, or would become, effective, or in the case of a change or proposed change in law if such change is enacted (or, in the case of a proposed change, is expected to be enacted) by Act of Parliament or made by Statutory Instrument on or after October , 2003, there is more than an insubstantial risk that we will not obtain substantially full relief for the purposes of Dutch corporation tax for any payment of interest including, for the avoidance of doubt, where the payment of interest is to be satisfied by the issue of Ordinary Shares pursuant to the Alternative Interest Satisfaction Mechanism and we cannot avoid this risk by taking such measures as we (acting in good faith) deem appropriate.

     In the case of redemption upon the occurrence of a Tax Event, we are required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent Netherlands counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

     REGULATORY EVENT. Upon the occurrence of a Regulatory Event with respect to the ING Perpetual Debt Securities, we may by giving notice of redemption, at any time redeem the ING Perpetual Debt Securities in whole (but not in part) at their Base Redemption Price.

     "Regulatory Event" means any time after we become subject to capital adequacy regulations, the relevant regulator makes a determination that securities of the nature of the ING Perpetual Debt Securities can no longer qualify as Tier 1 Capital (or instruments of a similar nature which qualify as core capital) for purposes of such capital adequacy regulations.

NOTICE OF REDEMPTION

     We must give 30 to 60 days' notice of redemption to the holders of the ING Perpetual Debt Securities. Any notice of redemption is irrevocable and must be given as described in the accompanying prospectus. If the redemption price in respect of any ING Perpetual Debt Securities is improperly withheld or refused and is not paid by us, interest on the ING Perpetual Debt Securities will continue to be payable until the redemption price is actually paid.

CALCULATION AGENT

     So long as any of the ING Perpetual Debt Securities are outstanding, we will ensure that there will always be a Calculation Agent. If the Calculation Agent is unable or unwilling to act as such, or if it fails to make a determination, calculation or otherwise fails to perform its duties under the Indenture or the Calculation Agency Agreement, we will appoint an independent investment bank acceptable to the trustee to act as such in its place. Subject to certain limited exceptions, neither the termination of the Calculation Agent's appointment nor the Calculation Agent's resignation will be effective without a successor having been appointed.

     All calculations and determinations made by the Calculation Agent with respect to the ING Perpetual Debt Securities (except in the case of manifest error) are final and binding on us, the trustee and the holders.

     Neither we nor the trustee have any responsibility to anyone for any errors or omissions in any calculation by the Calculation Agent.

TRADING CHARACTERISTICS

     The ING Perpetual Debt Securities will be listed and traded on the New York
Stock Exchange under the symbol "     ." We expect the ING Perpetual Debt
Securities to trade as an individual unit at a trading price that takes into account the value, if any, of accrued but unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the ING Perpetual Debt Securities which has not been included in their trading price.

BOOK-ENTRY SYSTEM; DELIVERY AND FORM

  GENERAL

     The ING Perpetual Debt Securities will initially be represented by one or more global securities in registered form, without coupons attached. They will be deposited with or on behalf of The Depository Trust Company, DTC, or its nominee and registered in the name of Cede & Co., as nominee of DTC. Until the ING Perpetual Debt Securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

     The ING Perpetual Debt Securities have been accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg. The initial distribution of the ING Perpetual Debt Securities will be cleared through DTC only. Beneficial interests in the global ING Perpetual Debt Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg. Owners of beneficial interests in the ING Perpetual Debt Securities will receive all payments relating to their ING Perpetual Debt Securities in U.S. dollars.

     So long as DTC, or its nominee, is the holder of a global ING Perpetual Debt Security, it will be considered the sole holder of the global ING Perpetual Debt Security for all purposes under the Indenture. Except as described below under "-- Issuance of Definitive Securities," no participant, indirect participant or other person will be entitled to have ING Perpetual Debt Securities registered in its name, receive or be entitled to receive physical delivery of ING Perpetual Debt Securities in definitive form or be considered the owner or holder of the ING Perpetual Debt Securities under the Indenture. Each person having an ownership or other interest in ING Perpetual Debt Securities must rely on the procedures of DTC, Euroclear and Clearstream, Luxembourg, and, if a person is not a participant or another securities intermediary through which that person owns its interest, exercise any rights and obligations of a holder under the Indenture or the ING Perpetual Debt Securities. See also "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

  PAYMENTS ON THE GLOBAL SECURITIES

     Payments of any amounts in respect of any global ING Perpetual Debt Securities will be made by the trustee to DTC. Payments will be made to beneficial owners of ING Perpetual Debt Securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we, the trustee or any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC, Euroclear or Clearstream, Luxembourg, and any beneficial owner of an interest in a global security, or the failure of DTC, Euroclear or Clearstream, Luxembourg, or any intermediary to pass through to any beneficial owner any payments that we make to DTC.

     For more information about holding ING Perpetual Debt Securities in global book-entry form please see "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

ISSUANCE OF DEFINITIVE SECURITIES

     So long as DTC holds the global ING Perpetual Debt Securities, the global securities will not be exchangeable for definitive securities unless:

     - DTC notifies the trustee that it is unwilling or unable to continue to hold the book-entry ING Perpetual Debt Securities or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and the trustee does not appoint a successor to DTC which is registered under the Securities Exchange Act of 1934 within 120 days;

     - a Payment Default has occurred and is continuing;

     - a Payment Event has occurred;

     - in the event of our bankruptcy we fail to make a payment on the ING Perpetual Debt Securities when due; or

     - at any time we determine in our sole discretion that the global securities of a particular series should be exchanged for definitive debt securities of that series in registered form.

     Each person having an ownership or other interest in ING Perpetual Debt Securities must rely exclusively on the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and any agreement with any participant of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or any other securities intermediary through which that person holds its interest to receive or direct the delivery or possession of any definitive security.

     Definitive securities will be issued in registered form only in denominations of US$25 and any integral multiples thereof. To the extent permitted by law, we and the trustee are entitled to treat the person in whose name any definitive security is registered as its absolute owner.

     Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series. Payments will be made in respect of the ING Perpetual Debt Securities by transfer to the holder's account in New York.

     If we issue definitive securities of a particular series in exchange for global ING Perpetual Debt Securities, DTC, as holder of the global ING Perpetual Debt Securities, will surrender it against receipt of the definitive securities, cancel the book-entry securities of that series, and distribute the definitive securities of that series to the persons in the amounts that DTC specifies.

     If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of the trustee. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor. For more information regarding the transfer and exchange of definitive securities see "Description of Debt Securities We May Offer -- Form, Exchange and Transfer of Debt Securities -- Transfer and Exchange" in the accompanying prospectus.

GOVERNING LAW

     The ING Perpetual Debt Securities and the related Indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions of the ING Perpetual Debt Securities and the Indenture will be governed by and construed in accordance with the laws of The Netherlands.

GLOSSARY

     Certain defined terms that are used in this prospectus supplement are defined in the following glossary. Terms used in the description of our ING Perpetual Debt Securities which are not defined herein are defined in the accompanying prospectus or in the Indenture.

     "ACCRUED INTEREST PAYMENT" means interest that shall continue to accrue after an interest payment date in respect of an Elective Deferral Interest Payment, the failure to make a payment when due on a date of redemption, certain payments which cannot be made due to insufficient Ordinary Shares to satisfy the Alternative Interest Satisfaction Mechanism and failure to make a payment more than 14 days after its due date due to a Market Disruption Event.

     "ADDITIONAL AMOUNTS" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Additional Amounts."

     "ALTERNATIVE INTEREST SATISFACTION MECHANISM" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Alternative Interest Satisfaction Mechanism."

     "ASSETS" means our non-consolidated gross assets as shown by our most recent published audited balance sheet but adjusted for contingencies and for subsequent events and to such extent as the directors or, as the case may be, the liquidator may determine to be appropriate.

     "BASE REDEMPTION PRICE" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Optional Redemption and Redemption upon Certain Events -- Optional Redemption."

     "CALCULATION AGENCY AGREEMENT" means the calculation agency agreement to be
dated as of October   , 2003, between us and the Calculation Agent, relating to
the ING Perpetual Debt Securities under which the Calculation Agent agrees to perform the duties required of it under the terms of the Indenture.

     "CALCULATION AGENT" means ING Financial Markets LLC, as calculation agent in relation to the ING Perpetual Debt Securities, or its successor or successors for the time being appointed under the Calculation Agency Agreement.

     "DEFERRAL NOTICE" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Deferral of Interest Payments -- Required Deferral of Payments."

     "DEFERRED INTEREST PAYMENT" means:

     - any payment, or part thereof, which we have deferred as described under "Required Deferral of Payments" and which has not subsequently been either (i) satisfied or (ii) deferred as described under "Optional Deferral of Payments"; or

     - any payment, or part thereof, which we have elected to defer in accordance with the Elective Deferral Interest Payment and which has not been satisfied.

     "DEFERRED INTEREST SATISFACTION DATE" means:

     - the Interest Payment Date following the 19th business day after the Required Deferral Condition fails to be met;

     - if other than an Interest Payment Date, the date on which we resolve to satisfy a Deferred Interest Payment, as notified by us to the trustee, the holders and the Calculation Agent; or

     - the date on which we are required to satisfy all Deferred Interest Payments as a result of the occurrence of a Mandatory Payment Event or a Mandatory Partial Payment Event.

     "DEFERRAL PERIOD" means the period commencing on (and including) the date we gave a Deferral Notice and ending on (and including) the date upon which all Deferred Interest Payments are paid or satisfied in full.

     "ELECTIVE DEFERRAL INTEREST PAYMENT" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Deferral of Interest Payments -- Optional Deferral of Payments."

     "INDENTURE" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- General."

     "ING PERPETUAL DEBT SECURITIES" means the      % ING Perpetual Debt
Securities and such expression shall include, unless the context otherwise requires, any further ING Perpetual Debt Securities which we are permitted to issue and which will form a single series with the ING Perpetual Debt Securities.

     "INTEREST" shall, where appropriate, include Interest Amounts, Deferred Interest Payments and Accrued Interest Payments.

     "INTEREST AMOUNT" means:

      - in respect of an interest payment, the amount of interest payable on an ING Perpetual Debt Security for the relevant Interest Period; and

      - in the event of redemption due to a Tax Event or Regulatory Event, any interest accrued from (and including) the preceding interest payment date (or, if none, the issue date of the ING

        Perpetual Debt Securities) to (but excluding) the due date for redemption, if not an interest payment date, as calculated using the 30/360 day basis.

     "INTEREST PAYMENT" means, in respect of an interest payment date, the aggregate Interest Amounts for the Interest Period ending on such interest payment date.

     "INTEREST PAYMENT DATE" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Interest."

     "INTEREST PERIOD" means the period commencing on (and including) the issue date and ending on (but excluding) the first interest payment date and each successive period commencing on (and including) an interest payment date and ending on (but excluding) the next succeeding interest payment date.

     "INTEREST RATE" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Interest."

     "JUNIOR GUARANTEE" means any guarantee, indemnity or other contractual support arrangement entered into by us in respect of securities (regardless of name or designation) issued by one of our subsidiaries or Undertakings and ranking, upon liquidation or in respect of distributions or payment of dividends or any other payment thereon, after the ING Perpetual Debt Securities.

     "JUNIOR SECURITIES" means our Ordinary Shares or any other securities which rank, as regards distributions on a return of assets upon liquidation or in respect of distributions or payment of dividends or any other payments thereon, after the ING Perpetual Debt Securities.

     "LIABILITIES" means our non-consolidated gross liabilities as shown by our most recent published audited balance sheet, but adjusted for contingencies and for subsequent events and to such extent as the directors, the auditors or, as the case may be, the liquidator may determine.

     "MANDATORY PARTIAL PAYMENT" payable on any interest payment date means a payment in respect of each ING Perpetual Debt Security in an amount that results in payment of a proportion of a full interest payment on the ING Perpetual Debt Security on such interest payment date equal to the proportion of a full dividend on the relevant Parity Securities and/or payment on the relevant Parity Guarantee paid on the dividend or payment date in respect of the relevant Parity Securities and/or Parity Guarantee immediately preceding such interest payment date.

     "MANDATORY PARTIAL PAYMENT EVENT" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Dividend Stopper; Mandatory Interest Payment."

     "MANDATORY PAYMENT EVENT" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Dividend Stopper; Mandatory Interest Payment."

     "MARKET DISRUPTION EVENT" means:

      - the occurrence or existence of any suspension of or limitation imposed on trading by reason of movements in price exceeding limits permitted by Euronext Amsterdam N.V. or on settlement procedures for transactions in the Ordinary Shares on Euronext Amsterdam N.V. if, in any such case, that suspension or limitation is, in the determination of the Calculation Agent, material in the context of the sale of the Ordinary Shares;

      - in our opinion, there has been a substantial deterioration in the price and/or value of the Ordinary Shares; or circumstances are such as to prevent or to a material extent restrict the issue or delivery of the Ordinary Shares; or

      - where, pursuant to the terms of the Indenture, monies are required to be converted from one currency into another currency in respect of any payment, the occurrence of any event that makes it impracticable to effect such conversion.

     "ORDINARY SHARES" means our ordinary shares or depository receipts issued in respect of such Ordinary Shares, as the context may require.

     "OUTSTANDING PAYMENT" means:

     - in relation to any interest payment, Deferred Interest Payment or Interest Amount not falling within the definition of interest payment, that such payment (a) has either become due and payable or would have become due and payable except for the non-satisfaction on the relevant date due to an insolvency condition or the deferral, postponement or suspension of such payment, due to a Required Deferral Condition, an Elective Deferral Interest Payment, insufficient Ordinary Shares available to satisfy the Alternative Interest Satisfaction Mechanism, or failure to make a payment more than 14 days after its due date due to a Market Disruption Event; and (b) in any such case has not been satisfied; and

     - in relation to any Accrued Interest Payment, any amount thereof which has not been satisfied whether or not payment has become due.

     "PARITY GUARANTEES" means any guarantees, indemnities or other contractual support arrangements we enter into with respect to securities issued by any of our subsidiaries or Undertakings which effectively from a financial point of view

     - are similar to the most senior class of our preference shares:

       - with respect to distributions on a return of assets upon our liquidation; or

       - with respect to dividends or distribution of payments or other amounts thereunder; and

     - rank pari passu with the ING Perpetual Debt Securities with respect to such distributions or payments.

     For the avoidance of doubt, included in Parity Guarantee are our guarantees of obligations relating to the:

     - 7.70% Noncumulative Guaranteed Trust Preferred Securities issued by ING Capital Funding Trust I;

     - 9.20% Noncumulative Guaranteed Trust Preferred Securities issued by ING Capital Funding Trust II; and

     - 8.439% Noncumulative Guaranteed Trust Preferred Securities issued by ING Capital Funding Trust III.

     "PARITY SECURITIES" means our most senior class of preference shares or any of our other securities which effectively from a financial point of view

     - are similar to the most senior class of our preference shares:

       - with respect to distributions on a return of assets upon our liquidation; or

       - with respect to dividends or distribution of payments or other amounts thereunder; and

     - rank pari passu with the ING Perpetual Debt Securities with respect to such distributions or payments.

     For avoidance of doubt, included in Parity Securities are our 6.50% ING Perpetual Securities issued on September 28, 2001, 7.05% ING Perpetual Debt Securities issued on July 18, 2002, 7.20% ING Perpetual Debt Securities issued on December 6, 2002 and Variable Rate ING Perpetual Securities issued on June 20, 2003.

     "PAYMENT" means any interest payment, Deferred Interest Payment, Accrued Interest Payment or Interest Amount not falling within the definition of interest payment.

     "PAYMENT EVENT" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Defaults; Limitation of Remedies -- Limitation of Remedies."

     "PAYMENT ORDINARY SHARES" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Alternative Interest Satisfaction Mechanism -- General."

     "REGULATORY EVENT" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Optional Redemption and Redemption upon Certain Events -- Redemption upon Certain Events -- Regulatory Event."

     "RELEVANT DATE" means:

     - in respect of any payment other than a Winding-Up Claim, the date on which such payment first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the trustee on or prior to such date, the "Relevant Date" means the date on which such monies shall have been so received and notice to that effect shall have been given to the holders in accordance with the terms of the Indenture; and

     - in respect of a Winding-Up Claim, the date which is one day prior to the commencement of the winding up.

     The "REQUIRED DEFERRAL CONDITION" will be met if, in our determination, on the relevant date, we do not satisfy the solvency conditions, or making of the relevant payment will result in us not satisfying the solvency conditions.

     "SENIOR DEBT" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Subordination."

     "SOLVENCY CONDITIONS" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Payments."

     "TAX EVENT" has the meaning set forth under "Description of the ING Perpetual Debt Securities -- Optional Redemption and Redemption upon Certain Events -- Redemption upon Certain Events -- Tax Event."

     "UNDERTAKING" means a corporate body, partnership, limited partnership, cooperative or an incorporated association carrying on a trade or business with or without a view to profit in which the Issuer has direct or indirect financial, commercial or contractual majority interest.

     "WINDING-UP CLAIM" means amounts in respect of principal or payments in respect of which the solvency conditions are not satisfied on the date upon which the same would otherwise be due and payable by us in our liquidation (upon dissolution or otherwise) and on any redemption as described under "Description of the ING Perpetual Debt Securities -- Optional Redemption and Redemption upon Certain Events."

                             UNITED STATES TAXATION

     This section describes the material United States federal income tax consequences of owning ING Perpetual Debt Securities. It applies to you only if you acquire your ING Perpetual Debt Securities in this offering and you hold your ING Perpetual Debt Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

     - a dealer in ING Perpetual Debt Securities;

     - a trader in ING Perpetual Debt Securities that elects to use a mark-to-market method of accounting for your ING Perpetual Debt Securities holdings;

     - a tax-exempt organization;

     - a life insurance company;

     - a person liable for alternative minimum tax;

     - a person that actually or constructively owns 10% or more of the voting stock of ING Groep N.V.;

     - a person that holds ING Perpetual Debt Securities as part of a straddle or a hedging or conversion transaction; or

     - a person whose functional currency is not the U.S. dollar.

     This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

     You are a U.S. holder if you are a beneficial owner of ING Perpetual Debt Securities and you are, for U.S. federal income tax purposes:

     - a citizen or resident of the United States;

     - a domestic corporation;

     - an estate whose income is subject to U.S. federal income tax regardless of its source; or

     - a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

     A "non-U.S. holder" is a beneficial owner of ING Perpetual Debt Securities that is not a U.S. person for U.S. federal income tax purposes.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of ING Perpetual Debt Securities in your particular circumstances.

CLASSIFICATION OF THE ING PERPETUAL DEBT SECURITIES

     Although the matter is not free from doubt, the ING Perpetual Debt Securities should be treated as an equity interest in ING Groep N.V., and not as debt. Accordingly, each "interest" payment should be treated as a distribution by ING Groep N.V. with respect to such equity interest, and any reference in this discussion to "dividends" refers to the "interest" payments on the ING Perpetual Debt Securities. The rest of this discussion so assumes.

TAXATION OF DIVIDENDS

     U.S. HOLDERS. Under the U.S. federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a U.S. holder, the gross amount of any dividend paid by ING Groep N.V. out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2009 will be taxable to you at a maximum tax rate of 15% provided that you hold the ING Perpetual Debt Securities for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the ING Perpetual Debt Securities for more than 90 days during the 180-day period beginning 90 days before the ex-dividend date and meet other holding period requirements. The dividend is ordinary income that you must include in income when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ING Perpetual Debt Securities and thereafter as capital gain.

     Dividends will be income from sources outside the United States, but generally will be "passive income" or "financial services income" which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

     NON-U.S. HOLDERS. If you are a non-U.S. holder, dividends paid to you in respect of ING Perpetual Debt Securities will not be subject to U.S. federal income tax unless the dividends are "effectively connected" with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, "effectively connected" dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

TAXATION OF CAPITAL GAINS

     U.S. HOLDERS. Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ING Perpetual Debt Securities, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis in your ING Perpetual Debt Securities. Capital gain of a noncorporate U.S. holder that is recognized before January 15, 2009 is generally taxed at a maximum rate of 15% where the property is held more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

     NON-U.S. HOLDERS. If you are a non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your ING Perpetual Debt Securities unless:

     - the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

     - you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

     If you are a corporate non-U.S. holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

PFIC RULES

     We believe that ING Perpetual Debt Securities should not be treated as stock of a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to be treated as a PFIC, unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to the ING Perpetual Debt Securities, gain realized on the sale or other disposition of your ING Perpetual Debt Securities would in general not be treated as capital gain. Instead, if you are a U.S. holder, you would be treated as if you had realized such gain and certain "excess distributions" ratably over your holding period for the ING Perpetual Debt Securities and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

     - dividend payments or other taxable distributions made to you within the United States; and

     - the payment of proceeds to you from the sale of ING Perpetual Debt Securities effected at a U.S. office of a broker.

     Additionally, backup withholding may apply to such payments if you are a noncorporate U.S. holder that:

     - fails to provide an accurate taxpayer identification number;

     - is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns; or

     - in certain circumstances, fails to comply with applicable certification requirements.

     If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

     - dividend payments made to you outside the United States by ING Groep N.V. or another non-U.S. payor; and

     - other dividend payments and the payment of the proceeds from the sale of ING Perpetual Debt Securities effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

      - the payor or broker does not have actual knowledge or reason to know that you are a U.S. person; and you have furnished the payor or broker:

        - an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person; or

        - other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

      - you otherwise establish an exemption.

     Payment of the proceeds from the sale of ING Perpetual Debt Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of ING Perpetual Debt Securities that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     - the proceeds are transferred to an account maintained by you in the United States;

     - the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

     In addition, a sale of ING Perpetual Debt Securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

     - a U.S. person;

     - a controlled foreign corporation for U.S. tax purposes;

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

     - a foreign partnership, if at any time during its tax year:

      - one or more of its partners are "U.S. persons," as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

      - such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

     You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the U.S. Internal Revenue Service.

                            THE NETHERLANDS TAXATION

     This section provides a general description of the material Netherlands tax issues and consequences of acquiring, holding, redeeming and/or disposing of the ING Perpetual Debt Securities. This summary provides general information only and is restricted to the matters of Netherlands taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the ING Perpetual Debt Securities.

You should consult your own tax advisor regarding Netherlands tax consequences of owning or disposing of ING Perpetual Debt Securities in your particular circumstances.

     This summary is based on the tax legislation, published case law, and other regulations in force as of October 15, 2003, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

     In the following, it is assumed that the holders of the ING Perpetual Debt Securities do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder's household, alone or together, does or do not hold, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing five percent or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

     Furthermore, it is assumed the holders of the ING Perpetual Debt Securities are not residents of The Netherlands, not deemed to be residents of The Netherlands and have not opted to be treated as resident in The Netherlands. We have been informed that under the current tax law and jurisprudence of The
Netherlands:

WITHHOLDING TAX

     All payments by us in respect of the ING Perpetual Debt Securities can be made without withholdings or deductions for or on account of any taxes, duties or charges of any nature whatsoever that are or may be withheld or assessed by the Dutch tax authorities or any political subdivision thereof or therein or any of their representatives, agents or delegates.

TAXES ON INCOME AND CAPITAL GAINS

     A holder of an ING Perpetual Debt Security who derives income from such ING Perpetual Debt Security, or who realizes a gain on the disposal or redemption of an ING Perpetual Debt Security, will not be subject to Dutch taxation on income or capital gains, unless:

     - such income or gain is attributable to an enterprise or deemed enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in The Netherlands;

     - the holder is an individual, and such income or gain is attributable to his or her activities in The Netherlands, other than business or employment activities, which include the use of that individual's specific knowledge or activities performed by that individual with respect to the ING Perpetual Debt Securities as a result of which such individual can make a return on the ING Perpetual Debt Securities that is in excess of the return on regular portfolio management activities ("belastbaar resultaat uit overige werkzaamheden in Nederland");

     - the holder performs or has performed employment activities in The Netherlands, or performs or has performed employment activities outside The Netherlands for remuneration that is subject to Dutch payroll tax and social security contributions, and such income or capital gains qualify as income from these employment activities; or

     - the holder is entitled to share in the profits of an enterprise that is effectively managed in The Netherlands, other than by way of securities or through an employment contract as to which the ING Perpetual Debt securities are attributable.

GIFTS, ESTATE OR INHERITANCE TAX

     There will be no Dutch gift, estate or inheritance taxes levied on the receipt of an ING Perpetual Debt Security by way of gift by a holder, or upon the death of a holder, unless:

     - at the time of the gift or death, an ING Perpetual Debt Security can be attributed to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in the Netherlands; or

     - the holder of an ING Perpetual Debt Security dies within 180 days of making the gift, and at the time of death is a resident or deemed resident of the Netherlands.

VALUE-ADDED TAX

     No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the ING Perpetual Debt Securities, whether in respect of payments of interest and principal or in respect of the transfer of an ING Perpetual Debt Security.

OTHER TAXES

     There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the issue, transfer, execution or delivery by legal proceedings of the ING Perpetual Debt Securities or the performance of our obligations under the relevant documents. However, capital contribution tax will be payable by us upon the issue of our Ordinary Shares to the trustee or its agent on the basis of the Alternative Interest Satisfaction Mechanism.

RESIDENCY

     A holder of an ING Perpetual Debt Security will not become, and will not be deemed to be, resident in The Netherlands by the sole virtue of holding such ING Perpetual Debt Security or the execution, performance, and/or delivery of the relevant documents.

PROPOSED EUROPEAN UNION SAVINGS DIRECTIVE

     On June 3, 2003, the Council of the European Union adopted a Council Directive on the taxation of savings income in the form of interest payments (the "Directive"). This Directive will apply to interest payments (as defined in the Directive) made in one Member State to or for individual beneficial owners (as defined in the Directive) who are resident in another Member State and will require all Member States to adopt an information-reporting system with regard to such payments. However, for a transitional period, Austria, Belgium and Luxembourg will be permitted to operate a withholding tax system.

     Member States will be required to implement the Directive by January 1, 2005 provided that certain European third countries and certain dependent or associated territories apply the equivalent or, as the case may be, the same measures from that date. The Council will decide at least six months prior to this date whether this condition will be met, and will otherwise adopt on a new date. The transitional period will commence on the same date.

     Under the information reporting system, a Member State will automatically communicate to the beneficial owner's Member State of residence information regarding interest payments made by paying agents (as defined in the Directive) established within the former Member State (including the identity and residence of the beneficial owner), without requiring reciprocity. Under the withholding tax system (for Austria, Belgium and Luxembourg), a Member State will levy withholding tax in respect of interest payments made by paying agents established within their respective territories at a rate of 15% during the first three years of the transitional period, 20% for the subsequent three years and 35% thereafter. The transitional period will end, and those Member States permitted to levy a withholding tax will, instead be required to implement an information reporting system if and when the European Community enters into certain agreements with certain third countries regarding information exchange with respect to interest payments.

     Under the Directive, the term "paying agent" means, generally, the last intermediary in any given chain of intermediaries that pays interest directly to, or secures the payment of interest for the immediate benefit of, the beneficial owner; the term "interest" is defined broadly and would include interest relating to debt claims of every kind, including income from bonds; and the term "beneficial owner" means any individual who receives an interest payment or any individual for whom an interest payment is secured, unless he or she provides evidence that it was not received or secured for his or her own benefit.

     Draft legislation was presented to Dutch parliament on September 16, 2003 with a view to implementing the Directive in the Netherlands. Assuming this legislation takes effect in its current form, an individual holder of Notes who is resident in an EU Member State other than the Netherlands may become subject to the automatic supply of information to the Member State in which the individual is resident with regard to interest payments made by (or in certain cases, to) paying agents established in The Netherlands.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement,
dated October           , 2003, we have agreed to sell to each of the
Underwriters named below, and each of the Underwriters, for whom Morgan Stanley & Co. Incorporated and ING Financial Markets LLC are acting as Representatives, has severally agreed to purchase the aggregate principal amount of ING Perpetual Debt Securities set forth opposite the name of such Underwriter below. The Underwriters can be reached at either of the following addresses: c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036 or c/o ING Financial Markets LLC, 1325 Avenue of the Americas, New York, New York 10017. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the ING Perpetual Debt Securities offered hereby if any of the ING Perpetual Debt Securities are purchased. If an Underwriter defaults, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                PRINCIPAL
                                                              AMOUNT OF ING
                                                              PERPETUAL DEBT
                        UNDERWRITER                             SECURITIES
                        -----------                           --------------
Morgan Stanley & Co. Incorporated...........................  $
ING Financial Markets LLC ..................................
Citigroup Global Markets Inc. ..............................
Merrill Lynch, Pierce, Fenner & Smith Incorporated .........
Wachovia Capital Markets, LLC ..............................
UBS Securities LLC .........................................
Goldman, Sachs & Co. .......................................
HSBC Securities (USA) Inc. .................................
                                                              --------------
          Total.............................................  $
                                                              ==============

     The Underwriters propose initially to offer the ING Perpetual Debt Securities to the public at the initial public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price
less a concession not in excess of    % of the principal amount thereof;
provided that such concession for sales of $250,000 or more aggregate principal amount of ING Perpetual Debt Securities to a single purchaser will not be in
excess of    % of the principal amount thereof. The Underwriters may allow, and
those dealers may reallow, a concession not in excess of    % of the principal
amount thereof to certain other dealers. After the initial offering, the public offering price and other selling terms may from time to time be varied by the Representatives.

     If the Underwriters sell more ING Perpetual Debt Securities than the total principal amount set forth in the table above, the Underwriters have an option
to buy up to an additional $          of the ING Perpetual Debt Securities to
cover such sales. They may exercise that option during the 30 days following the date of the Underwriting Agreement. To the extent that the Underwriters exercise this option, the Underwriters will severally purchase ING Perpetual Debt Securities in approximately the same proportion as set forth in the table above.

     Application has been made to list the ING Perpetual Debt Securities on the
New York Stock Exchange under the symbol "     ." Trading of the ING Perpetual
Debt Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the ING Perpetual Debt Securities. The Representatives have advised us that they intend to make a market in the ING Perpetual Debt Securities before the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the ING Perpetual Debt Securities, however, and may cease market-making activities, if commenced, at any time.

     We have agreed not to sell or transfer any ING Perpetual Debt Securities or any perpetual security substantially similar to the ING Perpetual Debt Securities for 30 days after the date of this prospectus supplement without first obtaining the prior written consent of the Representatives. Specifically, we have agreed not to, directly or indirectly, sell, offer to sell, grant any option to sell or otherwise dispose of any

ING Perpetual Debt Securities, or any security substantially similar to the ING Perpetual Debt Securities, other than pursuant to this prospectus supplement.

     In connection with the issuance of the ING Perpetual Debt Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ING Perpetual Debt Securities. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. In addition, the Underwriters may bid for and purchase ING Perpetual Debt Securities in the open market to cover syndicate shorts or to stabilize the price of the ING Perpetual Debt Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Each Underwriter has agreed that:

     - it has not offered or sold and before the date six months after the date of issue of the ING Perpetual Debt Securities will not offer or sell any ING Perpetual Debt Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

     - it has complied and will comply with all the applicable provisions of the Financial Services and Markets Act 2000, or FSMA, of Great Britain with respect to anything done by it in relation to the ING Perpetual Debt Securities in, from or otherwise involving the United Kingdom;

     - it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the ING Perpetual Debt Securities or any investments representing the ING Perpetual Debt Securities (including without limitation the registration statement registering the ING Perpetual Debt Securities, the accompanying prospectus and this prospectus supplement) in circumstances in which
       Section 21(1) of the FSMA does not apply to it;

     - the ING Perpetual Debt Securities shall exclusively be offered to natural or legal persons who are established, domiciled or have their residence (collectively, "are resident") outside The Netherlands and, accordingly, not to persons who are resident in The Netherlands. We have filed a statement with The Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiele Markten) that the offering of the ING Perpetual Debt Securities, each announcement thereof and this prospectus supplement comply with the laws and regulations of any state or country where the persons to whom the offer is made are resident; and

     - with respect to any other jurisdiction outside of the United States, it has not offered or sold and will not offer or sell any of the ING Perpetual Debt Securities in any jurisdiction, except under circumstances that resulted in or will result in compliance with the applicable rules and regulations of such jurisdiction.

     Before the offering, there has been no public market for the ING Perpetual Debt Securities. In order to meet the requirements for listing the ING Perpetual Debt Securities on the New York Stock Exchange, the Underwriters will undertake:

     - to ensure that there will be not less than 1,000,000 publicly-held ING Perpetual Debt Securities;

     - to ensure that the aggregate market value of the ING Perpetual Debt Securities will be not less than $4,000,000; and

     - to sell lots of 100 or more ING Perpetual Debt Securities to a minimum of 400 beneficial holders.

     Pursuant to Rule 2720 of the NASD, no NASD member will execute transactions in any discretionary account without the prior specific written approval of the customer. We have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

     The Underwriters and/or their affiliates have provided investment banking, commercial banking and financial advisory services to us or our affiliates in the past, for which they have received customary compensation and expense reimbursement, and may do so again in the future. ING Financial Markets LLC, our subsidiary, is participating in this offering of ING Perpetual Debt Securities as an Underwriter.

     It is expected that delivery of the ING Perpetual Debt Securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the ING Perpetual Debt Securities (such settlement cycle being herein referred to as "T+5"). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade ING Perpetual Debt Securities on the date of pricing or the next business day will be required, by virtue of the fact that the ING Perpetual Debt Securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of ING Perpetual Debt Securities who wish to trade certificates on the date of pricing or the next two business days should consult their own advisors.

                           VALIDITY OF THE SECURITIES

     Sullivan & Cromwell LLP, New York, New York, our U.S. counsel, and Davis Polk & Wardwell, U.S. counsel for the Underwriters, will pass on the validity of the ING Perpetual Debt Securities with respect to U.S. law. De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands, will pass on certain matters relating to the ING Perpetual Debt Securities under Dutch law. KPMG Meijburg & Co., Amsterdam, The Netherlands, will pass on certain Dutch tax matters for us. Sullivan & Cromwell LLP and Davis Polk & Wardwell may rely upon the opinion of De Brauw Blackstone Westbroek N.V. with respect to all matters of Dutch law.

                                    EXPERTS

     The Consolidated Financial Statements of the Group as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 incorporated by reference into this prospectus and the Registration Statement have been audited by Ernst & Young Accountants, independent auditors, as set forth in their report thereon incorporated by reference herein. Their report is based in part on the report of KPMG Accountants N.V., independent auditors, that is incorporated by reference herein, which, as to the years 2002, 2001 and 2000, is based upon the report of other auditors including the report of Ernst & Young Reviseurs d'Enterprises S.C.C., Independent Auditors, that is incorporated by reference herein. The financial statements referred to above are included in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.

PROSPECTUS

                                 $3,000,000,000

                                   [ING LOGO]

                                 ING GROEP N.V.
                          (Amsterdam, The Netherlands)

                             ----------------------

     By this prospectus, we may offer from time to time up to $3,000,000,000 of:

     - DEBT SECURITIES; AND

     - AMERICAN DEPOSITARY RECEIPTS.

                            ------------------------

     Bearer receipts representing our Ordinary Shares are traded on the Official Segment of Euronext Amsterdam N.V.'s Stock Exchange, the principal trading market for the bearer receipts. The bearer receipts are also listed on the stock exchanges of Brussels, Frankfurt and Paris, as well as on the Swiss Exchange. American Depositary Shares, representing all bearer receipts, are listed on the New York Stock Exchange under the symbol "ING."

     When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities. We may sell the securities directly to purchasers, through underwriters, dealers or agents or through any combination of these methods.

     BEFORE MAKING ANY INVESTMENT, YOU SHOULD READ THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY. INVESTING IN THE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS JULY 1, 2002

                               TABLE OF CONTENTS

Prospectus Summary..........................................    1
Ratio of Earnings to Fixed Charges..........................    2
Risk Factors................................................    3
Where You Can Find More Information.........................    5
Forward-Looking Statements..................................    7
About This Prospectus.......................................    7
ING Groep N.V...............................................    8
Capitalization and Indebtedness.............................   10
Use of Proceeds.............................................   10
Description of Debt Securities We May Offer.................   11
Description of Ordinary Shares..............................   36
Description of the Stichting Trust and the Bearer
  Receipts..................................................   39
Description of American Depositary Shares We May Offer......   41
Legal Ownership and Book-Entry Issuance.....................   47
Taxation....................................................   54
ERISA Considerations........................................   75
Plan of Distribution........................................   76
Validity of the Securities..................................   77
Experts.....................................................   78
Expenses....................................................   78
Notices.....................................................   78

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under "Where You Can Find More Information." This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $3,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                                 ING GROEP N.V.

     ING Groep N.V. is a holding company incorporated in 1991 under the laws of The Netherlands, with its corporate seat and headquarters in Amsterdam, The Netherlands. ING Group is one of the world's largest financial service providers, offering a comprehensive range of life and non-life insurance, commercial and investment banking, asset management and related products and services in 65 countries worldwide through its various subsidiary operations. ING Groep N.V.'s headquarters are located at Strawinskylaan 2631, 1077 ZZ Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands, telephone 31-20-541-54-11.

                         THE SECURITIES WE ARE OFFERING

     We may offer any of the following securities from time to time:

     - debt securities; and

     - american depositary receipts.

     When we use the term "securities" in this prospectus, we mean any of the securities we may offer pursuant to this prospectus and a prospectus supplement, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

DEBT SECURITIES

     Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement will describe:

- the specific designation, the aggregate principal or face amount and the purchase price;

- the ranking, whether senior or subordinated;

- the stated maturity, if any;

- the redemption terms, if any;

- the rate, or manner of calculating the rate, and the payment dates for interest, if any;

- the amount or manner of calculating the amount payable at maturity; and

- any other specific terms.

     We will issue the senior and subordinated debt securities under separate indentures between us and The Bank of New York, as trustee.

AMERICAN DEPOSITARY RECEIPTS

     We may issue bearer depositary receipts representing our ordinary shares which will be held in the form of american depositary shares, as evidenced by ADRs. ADRs are American Depositary Receipts, which usually make owning foreign shares easier. Each ADR will represent one bearer depositary receipt in respect of one Ordinary Share. The ADRs will be issued by JPMorgan Chase Bank, as depositary. See "Description of Ordinary Shares" and "Description of the Stichting Trust and the Bearer Receipts" for a description of the Ordinary Shares and the bearer depositary receipts that the ADRs represent.

FORM OF SECURITIES

     We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or DTC, Euroclear or Clearstream, Luxembourg, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will issue debt securities only in registered form, without coupons, although we may issue debt securities in bearer form if so specified in the applicable prospectus supplement.

PAYMENT CURRENCIES

     Amounts payable in respect of the securities (other than bearer receipts), including the purchase price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

LISTING

     If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

USE OF PROCEEDS

     Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities to provide additional funds for our operations and for other general corporate purposes.

MANNER OF OFFERING

     When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

                                                                YEAR ENDED DECEMBER 31,
                                                          ------------------------------------
                                                          1997    1998    1999    2000    2001
                                                          ----    ----    ----    ----    ----
Earnings to Fixed Charges:
  Including Interest on Deposits........................  1.39    1.25    1.45    1.72    1.31

     The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "earnings" means income from continuing operations before income tax and before minority interests in consolidated subsidiaries plus fixed charges and losses from investments accounted for under the equity method. "Fixed charges" means interest expense plus capitalized interest.

                                  RISK FACTORS

     Our financial results are affected by a number of risk factors that directly or indirectly affect our business. Some of the factors that may affect our results of operations are set out below. For a discussion of considerations relating to specific securities, see "Description of Debt Securities We May Offer -- Considerations Relating to Indexed Securities" as well as in the applicable prospectus supplement.

                RISKS RELATED TO THE FINANCIAL SERVICES INDUSTRY

WE OPERATE IN HIGHLY COMPETITIVE INDUSTRIES, INCLUDING IN OUR HOME MARKET.

     There is substantial competition in The Netherlands and the other countries in which we do business for the types of insurance, commercial banking, investment banking and other products and services we provide. Such competition is most pronounced in our more mature markets of The Netherlands, Belgium, the rest of Europe, the United States, Canada and Australia. In recent years, however, competition in emerging markets has also increased as large insurance and banking industry participants from more developed countries have sought to establish themselves in markets which are perceived to offer higher growth potential, and as local institutions have become more sophisticated and competitive and have sought alliances, mergers or strategic relationships with our competitors.

     In The Netherlands, which is the largest market for our banking operations and the second largest for our insurance operations, a national policy historically favoring open markets and the presence of large domestic competitors in both the insurance and banking sectors has resulted in intense competition for virtually all of our products and services. In addition, the Dutch market is a mature market and one in which we already have significant market shares in most lines of business, which could adversely impact our ability to further increase our market share.

     We are currently the second largest bank in The Netherlands, with a 25% market share based upon total assets and a 26% market share based on total deposits. Our main competitors are ABN Amro N.V., with a 34% market share based upon total assets and a 38% market share based on total deposits, and Rabo Group B.A., with a 20% market share based upon total deposits and a 21% market share based on total assets. In The Netherlands, we are also currently the largest insurance company, with a market share of 22% in the life insurance market and 11% in the non-life insurance market, each based on premium income. Our main competitors are Fortis Utrecht N.V., with a 12% and 11.7% market share in the life and non-life markets, respectively, and Aegon N.V., with a 14.1% and 3.5% market share, respectively.

     In the United States, which is the largest market for our insurance operations, we work in several areas of the insurance market, including life insurance and pensions (with a 6% market share) fixed and variable annuities (with a 5% market share), as well as the broker-dealer network market. Our main competitors in the United States are large financial institutions, such as Citigroup, AIG, The Hartford and Aegon N.V.

     In Belgium, our market share in the insurance market is 6% and our main competitors are AXA and Fortis Utrecht N.V. We have a market share of 15% in the banking market and our main competitors are Fortis Utrecht N.V., Dexia S.A. and KBC Bank N.V.

     Increasing competition in these markets may significantly impact our results if we are unable to match the products and services offered by our competitors.

CHANGES IN INTEREST RATES AND OTHER MARKET FACTORS MAY ADVERSELY AFFECT OUR INSURANCE, BANKING AND ASSET MANAGEMENT BUSINESSES.

     Fluctuations in interest rates affect the returns we earn on fixed interest investments. Interest rate changes also affect the market values of, and the amounts of capital gains or losses we take on, the fixed interest securities we hold.

     The results of our banking operations are affected by our management of interest rate sensitivity. Interest rate sensitivity refers to the relationship between changes in market interest rates and changes in net interest income. The composition of our banking assets and liabilities, and any gap position resulting from that composition, causes the banking operations' net interest income to vary with changes in interest rates. In addition, variations in interest rate sensitivity may exist within the repricing periods or between the different currencies in which we hold interest rate positions. A mismatch of interest-earning assets and interest-bearing liabilities in any given period may, in the event of changes in interest rates, have a material effect on the financial condition or result from operations of our banking businesses.

     In addition to interest rates, activity in the securities markets generally also significantly affects our banking, securities trading and brokerage activities, which tends to make those activities more volatile than other parts of our businesses. We also offer a number of insurance and financial products that expose us to risks associated with fluctuations in interest rates, securities prices or the value of real estate assets.

                          RISKS RELATED TO THE COMPANY

OUR RESULTS MAY BE AFFECTED BY REGIONAL AND EMERGING MARKET EXPOSURES.

     In 2001, we derived approximately 23% of our operational income from our operations in The Netherlands. Accordingly, changes in the Dutch economy and levels of Dutch consumer spending and downturns in the Dutch real estate, securities and other markets may have a material adverse effect on our operations.

     Similarly, we derived approximately 52% of our operational income from the North American market in 2001 due to the acquisition of ReliaStar Financial Corp., which we refer to as ReliaStar, and the financial services and international businesses of Aetna Inc., which we refer to as Aetna, and as a result, changes in the economy or financial markets of the United States and Canada may also have a material adverse effect on our results.

     We derive approximately 10% of our operational income from commercial banking, investment banking and insurance operations in the emerging markets of South America, Asia and Central and Eastern Europe and are an active trader of emerging market loans and debt securities. Historically, our capital markets and securities trading activities in emerging markets have been more volatile than those in developed countries and are subject to certain risks, such as political and currency volatility risks, which we do not face in our more mature markets. In the past, we have experienced significant fluctuations in the results of our emerging markets trading operations and no assurance can be given that such fluctuations will not occur in future periods.

FLUCTUATIONS IN EXCHANGE RATES COULD ADVERSELY AFFECT RESULTS OF OUR OPERATIONS OUTSIDE THE EUROPEAN UNION.

     We publish our consolidated financial statements in euros. In 2001, we derived approximately 65% of our operational income from operations outside the European Union. Because of this exposure to non-euro currencies, fluctuations in the exchange rates used to translate foreign currencies, particularly the U.S. dollar, the Australian dollar, the Canadian dollar and the Japanese yen, into euros will impact our reported results of operations and cash flows from year to year. Exchange rate fluctuations will also affect the value (denominated in euros) of our investments in our non-European subsidiaries. Our obligations are primarily denominated in euros and we pay dividends on our Ordinary Shares in euros. The euro value of those dividends in other currencies is also subject to exchange rate fluctuations.

     The contribution of North American operations to our results has grown substantially as a consequence of the acquisitions of ReliaStar and Aetna in 2000. As a result, our sensitivity to changes in the U.S. dollar has increased. Based on our expectation that the euro will strengthen with regard to the U.S. dollar in the future, we have decided to hedge (at a spot rate of 0.868) the expected contribution of our North American operations to profit before taxation in 2002. This means in practice that the impact of a change of the euro by one cent against the U.S. dollar in 2002 would have a very limited effect on the net profit of ING Group.

OUR INSURANCE BUSINESS IS SUBJECT TO LOSSES FROM CATASTROPHIC EVENTS.

     In our life and non-life insurance and reinsurance businesses, we are subject to losses from natural and man-made catastrophic events. Such events include weather and other natural catastrophes such as hurricanes, floods and earthquakes, as well as events such as the September 11, 2001 terrorist attacks on the United States. The effect of the September 11, 2001 terrorist attacks on our net profit is E100 million under Dutch GAAP and E321 million under U.S. GAAP. The frequency and severity of such events, and the losses associated with them, are inherently unpredictable and may materially impact our results of operations.

RESTRICTIONS ON SHAREHOLDER RIGHTS COULD REDUCE THE ACCOUNTABILITY OF THE DIRECTORS AND MANAGEMENT TO SHAREHOLDERS.

     While holders of bearer receipts are entitled to attend and speak at general meetings of shareholders, they have no voting rights, and the Stichting Trust which holds our Ordinary Shares will exercise the voting rights attached to the Ordinary Shares for which bearer receipts have been issued. In certain limited circumstances, an individual holder of bearer receipts who is a person may obtain voting rights by proxy from the trust. The Stichting Trust is required to make use of the voting rights attached to the Ordinary Shares in such a manner that (i) our interests and the interests of our affiliates are served; (ii) our interests and the interests of our affiliates and all parties concerned are safeguarded as well as possible; and (iii) influences which could violate our independence, continuity or identity or which are contrary to our interests or those of our affiliates are barred to the greatest extent possible. The Stichting Trust may, but has no obligation to, consult with the holders of bearer receipts of ADSs in exercising its voting rights in respect of Ordinary Shares.

     Under our Articles of Association, approval of our annual accounts by the General Meeting of Shareholders acting as a corporate body discharges the members of the Executive Board and the Supervisory Board from liability in respect of the exercise of their duties during the financial year concerned, unless an explicit reservation is made by the General Meeting, subject to certain provisions of Netherlands law (including provisions relating to liability of members of Supervisory Boards and Executive Boards upon bankruptcy of a company).

     These arrangements differ substantially from U.S. practice and significantly reduce the power of shareholders to affect the Group's business and operations and the accountability of the Group's directors and management.

JUDGMENTS AGAINST US MAY BE DIFFICULT TO ENFORCE.

     Most of the members of ING Groep's Supervisory Board, its Executive Board and some of the experts named in this prospectus are persons who are not residents of the United States. Most of the assets of the Group and those non-resident persons are located outside the United States. As a result, you may not be able to serve process on those persons within the United States or to enforce judgments against them in United States courts.

     You also may not be able to enforce judgments of U.S. courts under the U.S. federal securities laws in courts outside the United States, including The Netherlands. The United States and The Netherlands do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, you would not be able to enforce in The Netherlands a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, even if the judgment is not based only on the U.S. federal securities laws, unless a competent court in The Netherlands gives binding effect to the judgment.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports on Form 20-F and other reports and information on Form 6-K with the Securities and Exchange Commission, or the SEC. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 or on our website at http://www.ing.com.

     We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC covering the securities. For further information on the securities of ING Groep N.V., you should review our registration statement and its exhibits. This prospectus summarizes material provisions of the contracts and other documents to which we refer you. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     - incorporated documents are considered part of this prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically be considered to update and supersede this prospectus.

     We incorporate by reference the documents listed below, which we filed with the SEC under the Securities Exchange Act of 1934, as amended:

     - Annual Report on Form 20-F for the year ended December 31, 2001, filed on July 1, 2002;

     - Current Reports on Form 6-K filed on June 26, 2002, June 24, 2002, June 6, 2002, May 23, 2002, May 15, 2002, May 3, 2002, April 23, 2002, April
       10, 2002, April 2, 2002, February 21, 2002, January 29, 2002, January 22,
       2002; and

     - our registration statement on Form 8-A filed on May 20, 1997, describing the Ordinary Shares, bearer receipts and ADSs, including any further amendments or reports filed for the purpose of updating those descriptions.

     We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as well as any Form 6-K furnished to the SEC to the extent such form expressly states that we are incorporating it by reference herein, until we sell all of the securities that we have registered.

     Except as otherwise noted, we present the financial statement amounts in this prospectus and in our most recent Annual Report on Form 20-F (which we refer to as the "Annual Report") in accordance with generally accepted accounting principles in The Netherlands, which differ in certain significant respects from generally accepted accounting principles in the United States. Please refer to Note 6 of the Notes to the Consolidated Financial Statements that are contained in the Annual Report and that we incorporate by reference into this prospectus for a description of the significant differences between Dutch GAAP and U.S. GAAP and a reconciliation of certain income statement and balance sheet items to U.S. GAAP.

     The financial information as of March 31, 2002 included in the report on Form 6-K filed on May 23, 2002, as referred to above, is presented in accordance with Dutch GAAP. There are no significant differences between Dutch GAAP and U.S. GAAP as of March 31, 2002 that are not discussed in Note 6 of the Notes to the Consolidated Financial Statements that are contained in the Annual Report with respect to the year ended December 31, 2001. Note 6 also includes information on newly issued accounting standards. Other than as described in the Annual Report, we were not required to adopt any new accounting standards during the first quarter of 2002. This information remains valid as of March 31, 2002.

     We have derived the financial data in this prospectus presenting year-end figures from audited financial statements of the Group. Our "Operational result" excludes non-operational items. You can find an explanation and a breakdown of non-operational items in our Annual Report.

     You may request, orally or in writing, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request, at no cost, by contacting us at the following address: ING Groep N.V., Attention: Investor Relations, Strawinskylaan 2631, 1077 ZZ Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands, telephone: 011-31-20-541-54-11. If a particular issue is listed on the Luxembourg Stock Exchange, you may also obtain a copy of any documents incorporated by reference in this prospectus, at no cost, at the office of the Luxembourg listing agent.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is prohibited. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and

Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. We have taken all reasonable care to ensure that the statements we made in this prospectus are true and accurate in all material respects and that we have not omitted any material facts that make any of the statements we made in this prospectus misleading.

                           FORWARD-LOOKING STATEMENTS

     Some of the information contained or incorporated by reference in this prospectus constitutes "forward-looking statements." Although we have based these forward-looking statements on our expectations and projections about future events, it is possible that actual results may differ materially from our expectations. In many cases, we include a discussion of the factors that are most likely to cause forward-looking statements to differ from actual results together with the forward-looking statements themselves. Other factors that could cause actual results to differ from our expectations include:

     - changes in general economic conditions, particularly in The Netherlands;

     - changes in performance of financial markets, including emerging markets;

     - the frequency and severity of insured loss events;

     - changes affecting mortality and morbidity levels and trends;

     - changes affecting persistency levels;

     - changes affecting interest rate levels;

     - changes affecting currency exchange rates, including the euro-U.S. dollar exchange rate;

     - increasing levels of competition in The Netherlands and emerging markets;

     - changes in laws and regulations, including monetary convergence and the European Monetary Union;

     - regulatory changes relating to the banking or insurance industries;

     - changes in policies of central banks and/or foreign governments; and

     - general competitive factors, in each case on a global, regional and/or national basis.

     In light of these factors and the other factors described in this prospectus, the forward-looking events discussed in this prospectus might not occur at all or may occur differently than as described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

                             ABOUT THIS PROSPECTUS

     Unless otherwise specified, in this prospectus "ING Groep N.V.," "we," "our" and "us" refer to ING Groep N.V., the holding company incorporated under the laws of The Netherlands; and "ING," "ING Group," or the "Group" refers to ING Groep N.V. and its consolidated subsidiaries. ING Groep N.V.'s primary insurance and banking subholdings are ING Verzekeringen N.V. and ING Bank N.V. When we refer to "ING Insurance," we mean ING Verzekeringen N.V., together with its consolidated subsidiaries. When we refer to "ING Bank," we mean ING Bank N.V., together with its consolidated subsidiaries. The "Stichting Trust" refers to the Stichting Administratiekantoor ING Groep, an administrative trust which holds approximately 99.9% of the outstanding ordinary shares of ING Groep N.V. and which issues bearer receipts for such shares.

                                 ING GROEP N.V.

GENERAL

     We were established on March 4, 1991 through the merger of Nationale-Nederlanden, the largest insurer in The Netherlands, and NMB Postbank Group, one of the largest banks in The Netherlands. ING Groep N.V. is incorporated under the laws of The Netherlands and based in Amsterdam.

     We are a global financial institution of Dutch origin and are active in the fields of banking, insurance and asset management in 65 countries with more than 110,000 employees. We provide a full range of integrated financial services to private, corporate and institutional clients through a variety of distribution channels, giving our clients the freedom to choose the option that best suits their individual needs.

     ING Group consists of a broad spectrum of prominent companies working closely with our customers. Our strategy is to achieve stable growth while maintaining healthy profitability. Our financial strength, broad range of products and services, the wide diversity of our profit sources and the diversification of risks forms the basis for our continuity and growth potential.

     We market our products and services under a variety of well-recognized and strong brand names, including Nationale-Nederlanden, ING Bank, and Postbank in The Netherlands, Bank Brussels Lambert in Belgium, BHF-BANK in Germany and ING Direct worldwide. At the same time, our subsidiaries, particularly outside Belgium, The Netherlands and Luxembourg, which we refer to as the Benelux countries, now increasingly choose to include the letters "ING" and the orange lion in their name logo. Virtually all ING companies in North America have adjusted their name and logo during the past two years.

     Our home market is the Benelux countries, where we are the market leader in integrated financial services. We also have considerable market positions in the rest of Europe, North America, South America, Asia and Australia. In The Netherlands, we are the largest life and pension insurer and the second largest non-life insurer. ING Bank has the leading position in the Dutch payments transfer system. Through our banking and insurance operations, we have a financial relationship with approximately 75% of households in The Netherlands. We are also one of the largest banks and largest insurers in Belgium.

INSURANCE OPERATIONS

     We offer a comprehensive range of life and non-life insurance products in The Netherlands, Belgium, the United States, Canada and Australia. ING Insurance also primarily offers a range of life insurance products through start-up operations, which we refer to as our greenfield operations, in Europe, including a number of Central and Eastern European countries, Asia and Latin America. Life insurance products include retirement products and life products for individuals and groups. In the Group's mature markets, ING offers a broad range of those products with an increasing emphasis on savings products. In ING's insurance greenfield operations, the product range is generally more limited with an orientation towards individual life coverages. All of these products are tailored to the local markets. In the non-life sector, the Group's insurance products principally include fire, automobile, accident and health, as well as workmen's compensation, transport and aviation and third-party liability.

BANKING OPERATIONS

     Our banking operations include the commercial banking operations that the Group conducts in The Netherlands through the branch network of ING Bank Nederland and through the direct marketing channel that Postbank utilizes, commercial banking operations in Belgium and internationally that the Group conducts through BBL, and international corporate and investment banking operations.

     Our domestic banking operations provide a wide array of banking products and services to individual and corporate customers in The Netherlands. Individual products and services include consumer loans, mortgage loans, funds transfer, electronic banking, personal financial services, credit and debit cards and savings and other deposit accounts. Corporate products and services include corporate loans, cash management, funds transfer and payment systems, foreign exchange and leasing.

     Our international corporate banking activities specialize in emerging market activities and provide a full range of corporate banking products and services. ING Barings principally conducts investment banking activities, with its activities including, among others, equity research, underwriting, advisory services (principally for cross-border mergers and acquisitions) and trading and sales of emerging market debt and other financial products.

     We also conduct retail banking operations in Australia, Belgium, Canada, Greece, Hungary, Italy and Poland, with the most significant of these operations in Australia, Poland and Belgium. Our acquisitions of retail banks in Poland
(1994), Belgium (1998) and Germany (1999) are part of our strategy to provide integrated financial services in these markets and utilize banc-assurance for distribution of insurance products.

ASSET MANAGEMENT

     The main business units are ING Investment Management, Baring Asset Management, ING Baring Private Bank, ING Furman Selz Asset Management, Parcom Ventures, Baring Private Equity Partners, ING Trust and ING Real Estate.

     ING Asset Management provides investment management and account management for institutional investors, international banking services for high net-worth individuals, ING's real estate and equity investment activities, the management of ING's own label and third-party investment funds and asset management on behalf of the ING insurance companies.

                        CAPITALIZATION AND INDEBTEDNESS

     The following table sets forth the capitalization of the Group in accordance with Dutch GAAP on December 31, 2001. Please see "Presentation of Financial Information" above for a discussion of important considerations relating to the presentation of this financial data. There has not been a material adverse change in the indebtedness of the Group since December 31, 2001.

                                                   AT DECEMBER 31, 2001
                                                  ----------------------
                                                     EUR        USD(1)
                                                  ---------    ---------
                                                      (IN MILLIONS)
Short-term debt(2)..............................    359,989      320,426
                                                  =========    =========
Long-term debt(2)...............................     87,537       77,917
Subordinated loans..............................        600          534
Minority interests..............................      1,462        1,301
Preference shares of Group companies............      2,542        2,263
Shareholders' equity
     Preference shares (nominal value EUR 1.20;
       authorized 300,000,000; issued
       87,080,450)(3)(4)........................        104           93
     Ordinary shares (nominal value EUR 0.24;
       authorized 3,000,000,000; issued
       1,992,671,945)(4)........................        479          426
     Other surplus reserves.....................     20,931       18,631
          Total shareholders' equity............     21,514       19,150
                                                  ---------    ---------
          Total capitalization..................    113,655      101,165
                                                  =========    =========

---------------

(1) For your convenience, we have translated euro amounts into U.S. dollars at the Noon Buying Rate on December 31, 2001, of $0.8901 to EUR 1.00.

(2) Short-term debt and long-term debt include savings accounts, time deposits and other customer credit balances, certificates of deposit, debentures and other non-subordinated debt securities, securities sold subject to repurchase agreements, non-subordinated interbank debt, and other borrowings.

(3) ING Groep N.V. also has authorized 900,000,000 Cumulative Preference Shares (nominal value EUR 1.20) of which there were none outstanding as of December 31, 2001.

(4) As of July 2, 2001, the nominal value of the Preference Shares, Cumulative Preference Shares and the Ordinary Shares has been changed to EUR 1.20, EUR 1.20 and EUR 0.24, respectively.

                                USE OF PROCEEDS

     Except as may be set forth in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered under this prospectus and the applicable prospectus supplement to provide additional funds for our operations and for other general corporate purposes. Our general corporate purposes may include the repayment or reduction of indebtedness, acquisitions and working capital requirements.

                  DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

GENERAL

     Please note that in this section entitled "Description of Debt Securities We May Offer," references to "ING Groep N.V.," "we," "our" and "us" refer only to ING Groep N.V. and not to ING's consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance."

     THIS SECTION IS ONLY A SUMMARY

     This section and your prospectus supplement will summarize all the material terms of each indenture and your debt security. They do not, however, describe every aspect of each indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

     INFORMATION IN YOUR PROSPECTUS SUPPLEMENT

     Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

     - whether it is a senior debt security or a subordinated debt security;

     - any limit on the total principal amount of the debt securities of the same series;

     - the stated maturity, if any;

     - the specified currency or currencies for principal and interest, if not U.S. dollars;

     - the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

     - whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

     - if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

     - the authorized denominations, if other than $1,000 and integral multiples of $1,000;

     - the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

     - if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

     - if applicable, the circumstances under which we will pay additional amounts on any debt securities and under which we can redeem the debt securities if we have to pay additional amounts;

     - if applicable, any additional investment considerations relating to the debt securities;

     - the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security; and

     - any other terms of your debt security, which could be different from those described in this prospectus.

     If your debt security is a fixed rate debt security, the prospectus supplement will also describe:

     - the yearly rate at which your debt security will bear interest, if any;
       and

     - the interest payment dates.

     If your debt security is a floating rate debt security, the prospectus supplement will also describe:

     - the interest rate basis;

     - any applicable index currency or maturity, spread or spread multiplier or initial maximum or minimum rate;

     - the interest reset, determination, calculation and payment dates;

     - the day count used to calculate interest payments for any period; and

     - the calculation agent.

     If your debt security is an indexed debt security, the prospectus supplement will also describe:

     - the principal amount, if any, we will pay you at maturity;

     - the index that your security is based upon;

     - the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any; and

     - the terms on which your debt security will be exchangeable for or payable in cash, securities or other property.

     If your debt security is also an original issue discount debt security, the prospectus supplement will also describe the yield to maturity.

DEBT SECURITIES MAY BE SENIOR OR SUBORDINATED

     We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of the Group. Thus, by owning a debt security, you are one of our unsecured creditors.

     Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators.

     The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank on a parity with all of our other unsecured and unsubordinated debt.

     The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and, except as otherwise set forth in the applicable prospectus supplement, will be subordinate in right of payment to all of our "senior debt," as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.

     When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

THE SENIOR DEBT INDENTURE AND THE SUBORDINATED DEBT INDENTURE

     The senior debt securities and the subordinated debt securities are each governed by a document called an indenture -- the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and The Bank of New York, which will initially act as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness, including senior indebtedness.

     The trustee under each indenture has two main roles:

     - first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "-- Default, Remedies and Waiver of Default"; and

     - second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

     See "-- Our Relationship with the Trustee" below for more information about the trustee.

     The indenture and its associated documents, including any supplemental indenture and your debt security, contain the full text of the matters described in this section and your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See "Where You Can Find More Information" above for information on how to obtain a copy.

     When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued, including any supplemental indenture, and the trustee under that indenture.

     SUBORDINATION PROVISIONS

     Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, including all debt securities we have issued and will issue under the senior debt indenture.

     Except as otherwise modified with respect to a particular issuance of debt securities, the subordinated debt indenture defines "senior debt" as all indebtedness and obligations of, or guaranteed or assumed by, ING Groep N.V. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

     The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

     - in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

     - (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

     - in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

     If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

     Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture, and the holders of that series, can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness are fully satisfied.

     The subordinated debt indenture allows the holder of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

     OUR RELATIONSHIP WITH THE TRUSTEE

     The Bank of New York is initially serving as the trustee for the debt securities and all other series of debt securities to be issued under each indenture. The Bank of New York has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future.

     GOVERNING LAW

     Each indenture and the debt securities will be governed by New York law, unless otherwise specified in the applicable prospectus supplement.

WE MAY ISSUE MANY SERIES OF DEBT SECURITIES

     We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, are described in the prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here.

     When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

AMOUNTS THAT WE MAY ISSUE

     Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities in amounts that exceed the total amount specified on the cover of this prospectus at any time without your consent and without notifying you. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

     Neither the indentures nor the debt securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities.

PRINCIPAL AMOUNT, STATED MATURITY AND MATURITY

     The principal amount of a debt security means the principal amount payable at its stated maturity, if any, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

     The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal. We may also issue debt securities that do not have a stated maturity and are perpetual in nature.

     We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

     When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

CURRENCY OF DEBT SECURITIES

     Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a "specified currency." The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to ING Groep N.V. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in "-- Payment Mechanics for Debt Securities in Registered Form." See "-- Considerations Relating to Securities Linked to a Foreign Currency" below for more information about risks of investing in debt securities of this kind.

DEBT SECURITIES NOT SECURED BY ASSETS

     No series of debt securities will be secured by any property or assets of ING Group.

TYPES OF DEBT SECURITIES

     We may issue any of the following three types of senior debt securities or subordinated debt securities:

     FIXED RATE DEBT SECURITIES

     A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See "-- Original Issue Discount Debt Securities" below for more information about zero coupon and other original issue discount debt securities.

     Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under "-- Payment Mechanics for Debt Securities in Registered Form."

     FLOATING RATE DEBT SECURITIES

     A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

     Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under "-- Payment Mechanics for Debt Securities in Registered Form."

     CALCULATION OF INTEREST. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

     For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period -- i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

     Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect -- and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

     All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545)
being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

     In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of ING.

     INDEXED DEBT SECURITIES

     A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

     - securities of one or more issuers;

     - one or more currencies;

     - one or more commodities;

     - any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

     - one or more indices or baskets of the items described above.

     If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security, depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

     An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option. Some indexed debt securities may be exchangeable, at our option or the holder's option, for securities of an issuer other than ING Groep N.V.

     If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See "-- Considerations Relating to Indexed Securities" for more information about risks of investing in debt securities of this type.

ORIGINAL ISSUE DISCOUNT DEBT SECURITIES

     A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See "Taxation -- Material Tax Consequences of Owning Our Debt Securities -- United States Taxation -- United States
Holders -- Original Issue Discount" below for a description of the U.S. federal income tax consequences of owning an original issue discount debt security.

REDEMPTION AND REPAYMENT

     Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund -- that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, if any, unless your prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, if any, unless your prospectus supplement specifies one or more repayment dates.

     If your prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

     If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

     If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

     In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "Notices."

     If a debt security represented by a global security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person who can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

     We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

     OPTIONAL TAX REDEMPTION

     Unless otherwise indicated in your prospectus supplement, except in the case of debt securities that have a variable rate of interest, which may only be redeemed on an interest payment date, we may redeem each series of debt securities at our option in whole, but not in part, at any time if:

     - we would be required to pay additional amounts, as a result of any change in the tax laws of The Netherlands or of a jurisdiction in which a successor of ING Groep N.V. is organized which becomes effective on or after the date of issuance of that series, as explained below under "Payment of Additional Amounts With Respect to the Debt Securities"; or

     - as a result of any change in any treaty affecting taxation to which The Netherlands, or a jurisdiction in which a successor to ING Groep N.V. is organized, is a party, which becomes effective on or after a date on which we issue the debt securities, we would be required to deduct or withhold tax on any payment of principal, premium, if any, or interest.

     In both of these cases, however, we will not be permitted to redeem a series of debt securities if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us. Except in the case of outstanding original issue discount debt securities which may be redeemed at the redemption price specified by the terms of that series of debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

CONVERSION

     Your debt securities may be convertible into or exchangeable for American Depositary Receipts or other securities of ING Groep N.V. if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of American Depositary Receipts or other securities of ING Groep N.V. to be received by you upon conversion or exchange.

MERGERS AND SIMILAR TRANSACTIONS

     We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

     - if we are not the successor company, the successor company must expressly agree to be legally responsible for the debt securities of that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity, but may be organized under the laws of any jurisdiction; and

     - the merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under "Default Remedies and Waiver of Default -- Events of Default." A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

     If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

     Also, if we merge, consolidate or sell our assets substantially as an entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

DEFEASANCE

     DEFEASANCE AND COVENANT DEFEASANCE

     Unless we say otherwise in your prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of senior or subordinated debt securities. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

     FULL DEFEASANCE. If there is a change in Netherlands or U.S. federal tax law, as described below, we can legally release ourselves from all payments and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

     - we must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your debt securities on their various due dates;

     - there must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash and debt security or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security;

     - we must deliver to the trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above; and

     - in the case of the subordinated debt securities, the following requirements must also be met:

        - no event or condition may exist that, under the provisions described above under "-- The Senior Debt Indenture and the Subordinated Debt Indenture -- Subordination Provisions," would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

        - we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness; and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

     If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for payment in the event of any shortfall.

     COVENANT DEFEASANCE. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

     - we must deposit in trust for the benefit of the holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt security on their various due dates; and

     - we must deliver to the trustee a legal opinion of our counsel confirming that under then-current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

     In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, the conditions described in the last two bullet points under "-- Full Defeasance" above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless the applicable prospectus supplement specifically provides that they do.

     If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

     - any additional covenants that your prospectus supplement may state are applicable to your debt security; and

     - the events of default resulting from a breach of covenants, described below in the fourth item under "-- Default, Remedies and Waiver of Default -- Events of Default."

     If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurs, like our bankruptcy, and your debt security becomes immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

DEFAULT, REMEDIES AND WAIVER OF DEFAULT

     You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

     EVENTS OF DEFAULT --

     Unless otherwise indicated in your prospectus supplement, with respect to any series of debt securities, when we refer to an event of default, we mean any of the following:

     - we do not pay interest on any debt security of that series within 30 days of its due date;

     - we do not pay the principal of, or any premium on, any debt security of that series on its due date;

     - we remain in breach of any covenant we make in the applicable indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt security of the affected series;

     - we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to ING Groep N.V. occur. Those events must arise under U.S. federal or state law or Dutch law unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized;

     - we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement; or

     - any other event of default described in the prospectus supplement occurs.

     REMEDIES IF AN EVENT OF DEFAULT OCCURS

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "-- The Senior Debt Indenture and the Subordinated Debt Indenture -- Subordination Provisions."

     Except as specified in your prospectus supplement, if an event of default has occurred and has not been cured or waived, the trustee or the holders of 25% or more in principal amount of all debt securities of the affected series may declare the entire principal amount of all such debt securities to be due immediately. Except as specified in your prospectus supplement, if an event of default occurs because of events in bankruptcy, insolvency or reorganization relating to ING Groep N.V., the entire principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder.

     Each of the situations described above is called an acceleration of the maturity of the affected debt securities. If the maturity of any debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities affected by the acceleration may cancel the acceleration for all the affected debt securities.

     If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use its rights and powers under the applicable indenture, and in doing so, to use the same degree of care and skill that a prudent person would use in that situation in conducting his or her own affairs.

     Except as described in the prior paragraph, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct, from time to time, the method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the relevant series of debt securities.

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

     - the holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

     - the holders of 25% or more in principal amount of all of the relevant debt securities must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

     - the trustee must not have taken action for 60 days after the above steps have been taken; and

     - during those 60 days, the holders of a majority in principal amount of the related series of debt securities must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all the relevant series of debt securities.

     You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or about its due date.

     WAIVER OF DEFAULT

     The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without your approval.

     WE WILL GIVE THE TRUSTEE INFORMATION ABOUT DEFAULTS ANNUALLY

     We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt securities and the indenture they are issued under, or else specifying any default.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare a cancellation of an acceleration.

MODIFICATIONS OF THE INDENTURES

     There are four types of changes we can make to a particular indenture and the debt securities issued thereunder.

     CHANGES REQUIRING EACH HOLDER'S APPROVAL

     First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change. We cannot:

     - change the stated maturity, if any, for any principal or interest payment on a debt security;

     - reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

     - permit redemption of a debt security if not previously permitted;

     - impair any right a holder may have to require repayment of its debt security;

     - change the currency of any payment on a debt security other than as permitted by the debt security;

     - change the place of payment on a debt security, if it is in non-global form;

     - impair a holder's right to sue for payment of any amount due on its debt security;

     - reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

     - reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

     - change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval.

     CHANGES NOT REQUIRING APPROVAL

     The second type of change does not require any approval by holders of the debt securities. This type is limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under each indenture after the changes take effect.

     We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

     CHANGES REQUIRING MAJORITY APPROVAL

     Any other change to either indenture and the debt securities would require the following approval:

     - if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities; or

     - if the change affects more than one series of debt securities issued under an indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose.

     In each case, the required approval must be given by written consent.

     The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging which we describe above under "-- Mergers and Similar Transactions." If the holders agree to waive a covenant, we will not have to comply with it.

     MODIFICATION OF SUBORDINATION PROVISIONS

     We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

SPECIAL RULES FOR ACTION BY HOLDERS

     When holders take any action under either indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

     ONLY OUTSTANDING DEBT SECURITIES ARE ELIGIBLE

     Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

  - if it has been surrendered for cancellation;

  - if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

  - if we have fully defeased it as described above under "Defeasance-- Defeasance and Covenant Defeasance -- Full Defeasance"; or

  - if we or one or our affiliates is the owner.

     ELIGIBLE PRINCIPAL AMOUNT OF SOME DEBT SECURITIES

     In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

     For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

  - for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

  - for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

  - for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

     DETERMINING RECORD DATES FOR ACTION BY HOLDERS

     We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by the holders. If we or the trustee set a record date for an approval or other action to be taken by the holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

FORM, EXCHANGE AND TRANSFER OF DEBT SECURITIES

     FORM

     We will issue each debt security in global -- i.e., book-entry -- form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance."

     In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the provisions described below under "Considerations Relating to Securities Issued in Bearer Form" would apply to that security. As we note in that section, some of the features of the debt securities that we describe in this prospectus may not apply to bearer debt securities.

     If any debt securities cease to be issued in registered global form, they will be issued:

     - only in fully registered form;

     - without interest coupons; and

     - unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and multiples of $1,000.

     TRANSFER AND EXCHANGE

     Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

     Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

     Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

     If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

     If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

     If a debt security is issued as a global debt security, only the depositary, e.g., the Depository Trust Company, which we refer to as DTC, Euroclear Bank, which we refer to as Euroclear or Clearstream Banking, societe anonyme, Luxembourg, which we refer to as Clearstream, Luxembourg, will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

     The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in the applicable prospectus supplement.

PAYMENT MECHANICS FOR DEBT SECURITIES IN REGISTERED FORM

     WHO RECEIVES PAYMENT?

     If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under "-- Payment and Record Dates for Interest." If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If the principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of the depositary DTC, Euroclear and Clearstream, Luxembourg, as applicable.

     PAYMENT AND RECORD DATES FOR INTEREST

     Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day," as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

     BUSINESS DAY

     The term "business day" means, for any debt security, a day that meets all the following applicable requirements:

     - for all debt securities, it is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close;

     - if the debt security is a floating rate debt security whose interest rate is based on LIBOR, it is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

     - if the debt security has a specified currency other than U.S. dollars or euro, it is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

     - if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euro, it is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

     - if the debt security is held through Euroclear, it is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

     - if the debt security is held through Clearstream, Luxembourg, it is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

     HOW WE WILL MAKE PAYMENTS DUE IN U.S. DOLLARS

     We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

     PAYMENTS ON GLOBAL DEBT SECURITIES. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "Legal Ownership and Book-Entry
Issuance -- What Is a Global Security?"

     PAYMENTS ON NON-GLOBAL SECURITIES. Unless otherwise specified in the applicable prospectus supplement, we will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is cashed.

     Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner above.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

     HOW WE WILL MAKE PAYMENTS DUE IN OTHER CURRENCIES

     We will follow the practice described in this subsection for payment amounts that are due in a specified currency other than U.S. dollars.

     PAYMENTS ON GLOBAL DEBT SECURITIES. We will make payments on a global security in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream, Luxembourg. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form. We understand that these policies, as currently in effect at DTC, are as follows:

     Unless otherwise indicated in your prospectus supplement, if you are an indirect holder of global notes denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global security is held of your election:

     - on or before the applicable regular record date, in the case of a payment of interest; or

     - on or before the 16th day prior to stated maturity, if any, or any redemption or repayment date, in the case of payment of principal or any premium.

     You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

     Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, if any, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

     DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

     If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

     If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S.

dollars in the manner described below under "-- Conversion to U.S. Dollars." We expect that we, or our agent, will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect holders of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

     PAYMENTS ON NON-GLOBAL DEBT SECURITIES. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

     If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

     Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect holders of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

     CONVERSION TO U.S. DOLLARS. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global security or a non-global security as described above, the exchange rate agent described below will calculate the U.S. dollar amount you receive in the exchange agent's discretion.

     WHEN THE SPECIFIED CURRENCY IS NOT AVAILABLE. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available to us due to circumstances beyond our control -- which may include the imposition of exchange controls or a disruption in the currency markets -- we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below in its discretion.

     The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in the manner described above will not result in a default under any debt security or the applicable indenture.

     THE EURO. The euro may be a specified currency for some debt securities. On January 1, 1999, the euro became the legal currency for the 11 member states participating in the European Economic and Monetary Union. In addition, as of January 1, 2001, Greece also adopted the euro as its official currency.

     EXCHANGE RATE AGENT. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select ING Barings or another affiliate to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

     All determinations made by the exchange rate agent will be at its sole discretion unless we state in the applicable prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

     PAYMENT WHEN OFFICES ARE CLOSED

     If any payment is due on a debt security on a day that is not a business day, unless we specify otherwise in the applicable prospectus supplement, we will make the payment on the next day that is a business day unless such business day would fall in the next calendar year. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "-- Business Day."

     PAYING AGENT

     We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

     UNCLAIMED PAYMENTS

     Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

PAYMENT OF ADDITIONAL AMOUNTS WITH RESPECT TO THE DEBT SECURITIES

     Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any debt securities will be paid by ING Groep N.V. without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to ING Groep N.V. is organized. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to ING Groep N.V. is organized, ING Groep N.V. will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these "additional amounts" do not include:

     - the amount of any tax, assessment or other governmental charge imposed by any unit of the United States;

     - the amount of any tax, assessment or other governmental charge which is only payable because either:

        - a type of connection exists between the holder and The Netherlands (or such jurisdiction in which a successor to ING Group is organized); or

        - the holder presented the debt security for payment more than 30 days after the date on which the relevant payment became due or was provided for, whichever is later;

     - the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

     - the amount of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from a payment on the debt securities;

     - the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the beneficial owner of the debt security failing to comply with a request from us to either provide information concerning the beneficial owner's nationality, residence or identity or make any claim to satisfy any information or reporting requirement, if the completion of either would have provided an exemption from the applicable governmental charge;

     - any combination of the taxes, assessments or other governmental charges described above; or

     - the amount of any tax imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or law.

     In addition, we will not pay "additional amounts" to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment and the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such "additional amounts" had it been the holder.

     The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to debt securities.

NOTICES

     Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

SERVICE OF PROCESS

     We have appointed Corporation Service Company, acting through its office at 80 State Street, Sixth Floor, Albany, New York, as our authorized agent for service of process in any legal action or proceeding to which it is a party relating to either indenture or any debt securities brought in any federal or state court in New York City and have submitted to the non-exclusive jurisdiction of those courts.

                 CONSIDERATIONS RELATING TO OUR DEBT SECURITIES

CONSIDERATIONS RELATING TO INDEXED SECURITIES

     We use the term "indexed securities" to mean debt securities whose value is determined by reference to the price or value of one or more securities of one or more issuers, currencies, commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an "index." Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read the applicable prospectus supplement for a discussion of U.S. tax matters.

     INVESTORS IN INDEXED SECURITIES COULD LOSE PRINCIPAL OR INTEREST

     The principal amount of an indexed debt security payable at maturity, and/or the amount of interest payable on an indexed debt security on an interest payment date, will be determined by reference to the price or value of one or more indexes. The direction and magnitude of the change in the value of the relevant index will determine the principal amount of an indexed debt security payable at maturity and/or the amount of interest payable on an indexed debt security on an interest payment date. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed security, you may lose all or a portion of the principal you invest and may receive no interest on your investment.

     THE ISSUER OF A SECURITY OR CURRENCY THAT SERVES AS AN INDEX COULD TAKE ACTIONS THAT MAY ADVERSELY AFFECT AN INDEXED SECURITY

     The issuer of a security that serves as an index or part of an index for an indexed debt security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a debt security indexed to that security or to an index of which that security is a component.

     If the index for an indexed security includes a non-dollar currency or other asset denominated in a non-dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See "-- Considerations Relating to Securities Linked to a Foreign Currency -- Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-Dollar Security" for more information about these kinds of government actions.

     AN INDEXED SECURITY MAY BE LINKED TO A VOLATILE INDEX, WHICH COULD HURT YOUR INVESTMENT

     Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed security may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

     The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

     AN INDEX TO WHICH A SECURITY IS LINKED COULD BE CHANGED OR BECOME
UNAVAILABLE

     Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

     A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a debt security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

     Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

     INFORMATION ABOUT INDICES MAY NOT BE INDICATIVE OF FUTURE PERFORMANCE

     If we issue an indexed security, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

CONSIDERATIONS RELATING TO SECURITIES LINKED TO A FOREIGN CURRENCY

     If you intend to invest in a debt security whose principal and/or interest is payable in a currency other than U.S. dollars, you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

     The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

     AN INVESTMENT IN A NON-DOLLAR SECURITY INVOLVES CURRENCY-RELATED RISKS

     An investment in a debt security with a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security payable solely in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the U.S. or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

     CHANGES IN CURRENCY EXCHANGE RATES CAN BE VOLATILE AND UNPREDICTABLE

     Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

     GOVERNMENT POLICY CAN ADVERSELY AFFECT CURRENCY EXCHANGE RATES AND AN INVESTMENT IN A NON-DOLLAR SECURITY

     Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar-equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

     Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

    NON-DOLLAR SECURITIES WILL PERMIT US TO MAKE PAYMENTS IN DOLLARS OR DELAY PAYMENT IF WE ARE UNABLE TO OBTAIN THE SPECIFIED CURRENCY

     Securities payable in a currency other than U.S. dollars will provide that if, because of circumstances beyond our control, the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under "-- Payment Mechanics for Debt Securities in Registered Form -- How We Will Make Payments Due in Other Currencies -- When the Specified Currency Is Not Available." A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, and may even be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

    WE WILL NOT ADJUST NON-DOLLAR SECURITIES TO COMPENSATE FOR CHANGES IN CURRENCY EXCHANGE RATES

     Except as described above, we will not make any adjustment or change in the terms of a debt security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

    IN A LAWSUIT FOR PAYMENT ON A NON-DOLLAR SECURITY, AN INVESTOR MAY BEAR CURRENCY EXCHANGE RISK

     Unless otherwise specified in your prospectus supplement, the debt securities under the applicable indenture will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

     In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

    INFORMATION ABOUT EXCHANGE RATES MAY NOT BE INDICATIVE OF FUTURE PERFORMANCE

     If we issue a debt security denominated in a specified currency other than U.S. dollars, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the specified currency. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular debt security.

                         DESCRIPTION OF ORDINARY SHARES

     Please note that in the sections entitled "Description of Ordinary Shares," "Description of the Stichting Trust and the Bearer Receipts" and "Description of American Depositary Shares We May Offer," references to "ING Groep N.V.," "we," "our" and "us" refer only to ING Groep N.V. and not to ING's consolidated subsidiaries. This section and your prospectus supplement will summarize all the material terms of our ordinary shares, including summaries of certain provisions of our Articles of Association and applicable Dutch law in effect on the date hereof. They do not, however, describe every aspect of the ordinary shares, the Articles of Association or Dutch law. References to provisions of our Articles of Association are qualified in their entirety by reference to the full Articles of Association, an English translation of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     As of April 19, 2002, our authorized share capital is divided into 3,000 million Ordinary Shares, with a nominal value of EUR 0.24 per Ordinary Share, 100 million "A" Preference Shares with a nominal value of EUR 1.20 per "A" Preference Share, 200 million "B" Preference Shares with a nominal value of EUR
1.20 per "B" Preference Share and 900 million Cumulative Preference Shares with a nominal value of EUR 1.20 per Cumulative Preference Share. The Ordinary Shares, the "A" Preference Shares, the "B" Preference Shares and the Cumulative Preference Shares are in registered form (the "A" Preference Shares and "B" Preference Shares are collectively referred to herein as "Preference Shares"). The outstanding ordinary shares and "A" Preference Shares are fully paid and nonassessable. Ordinary Shares, "A" Preference Shares and "B" Preference Shares (collectively, the "Shares") may only be issued or transferred to natural persons, provided, however, that no such issuance or transfer is permitted if the transferee holds or would acquire pursuant to such issuance or transfer more than 1% of the total issued ordinary shares or Preference Shares, as the case may be. The principal exception to this restriction is that the Stichting Administratiekantoor ING Groep is not subject to such limitations on ownership of ordinary shares and Preference Shares. Over 99% of the outstanding ordinary shares are currently held by the Stichting Trust, which has issued bearer receipts in exchange therefor. As of December 31, 2001, 1,992.7 million Ordinary Shares were issued and outstanding. In addition, as of December 31, 2001, 87.1 million "A" Preference Shares, no "B" Preference shares and no Cumulative Preference shares were issued and outstanding.

DIVIDENDS

     Dividends, whether in cash or shares, may be payable out of our annual profits as reflected in the annual accounts adopted by the Supervisory Board and approved by the General Meeting of Shareholders of ING Groep N.V. Each year, a final dividend in respect of the prior year is generally declared at and paid after the annual General Meeting of Shareholders generally held in May of each year. An interim dividend is generally declared and paid in September, based upon the results for the first six months. The declaration of interim dividends is subject to the discretion of our Executive Board, whose decision to that effect is subject to the approval of our Supervisory Board. The Executive Board decides, subject to the approval of our Supervisory Board, which part of the annual profits (after payment of dividends on Preference Shares and Cumulative Preference shares) will be added to the reserves of ING Groep N.V. The part of the annual profits that remains after this addition to the reserves and after payment of dividends on Preference Shares and Cumulative Preference Shares is at the disposal of the General Meeting of Shareholders, which may declare dividends therefrom and/or add additional amounts to the reserves of ING Groep N.V. A proposal of the Executive Board with respect thereto is submitted to the General Meeting of Shareholders. The declaration and payment of dividends and the amount thereof is dependent upon our results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by the Executive Board in determining the appropriate amount of reserves and there can be no assurance that the Group will declare and pay any dividends in the future. See "Item 8 -- Financial information -- Dividends" in the Annual Report for a more detailed discussion of the dividend rights of holders of Ordinary Shares. Our Executive Board may also decide, with the approval of the

Supervisory Board, to declare dividends in the currency of a country other than The Netherlands, in which the bearer receipts are trading.

VOTING RIGHTS

     GENERAL MEETINGS OF SHAREHOLDERS OF ING GROEP N.V.

     Under Netherlands law, we must hold at least one annual general meeting of shareholders, not later than six months after the end of the fiscal year. Pursuant to our Articles of Association, general meetings of shareholders may also be held as often as the Executive Board or the Supervisory Board deems desirable. In addition, shareholders or holders of bearer receipts representing at least one-tenth of the issued share capital may request the Executive Board in writing to convene a general meeting of shareholders. If the Executive Board or the Supervisory Board has not taken measures so that the meeting can be held within six weeks after such request has been made, the persons who have made the request are authorized to convene such a meeting in accordance with requirements of Netherlands law. Our Articles of Association specify the places where general meetings of shareholders may be held, all of which are located in The Netherlands. In order to attend, to address and to vote at the general meeting of shareholders, holders of ordinary shares (including those voting by proxy) must notify us in writing of their intention to attend the meeting no later than the fourth Amsterdam Stock Exchange day before the day of the meeting. We do not solicit from or nominate proxies for our shareholders and are exempt from the SEC's proxy rules under the Exchange Act. However, shareholders and other persons entitled to attend general meetings of shareholders may be represented by proxies with written authority. See "Item 7 -- Major shareholders and related party transactions" in the Annual Report.

     Resolutions are adopted at General Meetings of Shareholders by an absolute majority of the votes cast (except where a larger majority of votes is required by the Articles of Association or Netherlands law) and there are generally no quorum requirements applicable to such meetings, except as set forth in the following paragraph. Each Ordinary Share presently carries one vote. Each Preference Share and each Cumulative Preference Share carries 5 votes.

     AMENDMENT OF ARTICLES OF ASSOCIATION AND WINDING UP OF ING GROEP
N.V. Resolutions to amend the Articles of Association or to dissolve ING Groep N.V. may only be adopted upon a proposal by the Executive Board that is approved by the Supervisory Board. Such resolution must generally be approved by a majority of at least two-thirds of the votes cast at a General Meeting of Shareholders at which more than two-thirds of the issued share capital is represented.

ADOPTING OF ANNUAL ACCOUNTS

     As provided by Netherlands law and by our Articles of Association, the Executive Board submits ING Groep N.V.'s annual Netherlands statutory accounts, together with a certificate of the audit in respect thereof, to the Supervisory Board for adoption. Upon such adoption, these accounts are submitted to the General Meeting of Shareholders for approval.

LIQUIDATION RIGHTS

     In the event of the dissolution and liquidation of ING Groep N.V., the assets remaining after payment of all debts and liquidation expenses are first to be distributed to the holders of Cumulative Preference Shares to the extent of the nominal amount paid up on the Cumulative Preference Shares plus accrued dividends. Then the "A" Preference shareholders are entitled to receive EUR 1.20 plus accrued dividends per share, and the "B" Preference shareholders are entitled to receive the amount for which the "B" Preference shares were subscribed plus accrued dividends. Any remainder will be distributed to holders of the Ordinary Shares.

ACQUISITION AND CANCELLATION OF ORDINARY SHARES

     We may acquire Ordinary Shares and/or bearer receipts, subject to compliance with certain Netherlands law requirements (including that the aggregate nominal value of all Shares and/or bearer receipts held by ING Groep N.V. and any of its subsidiaries at any one time amounts to no more than 10% of our issued share capital). Shares owned by us may not be voted or counted for quorum purposes.

Any such acquisitions are subject to the decision of the Executive Board, the approval of the Supervisory Board and the authorization of shareholders at the General Meeting of Shareholders of ING Groep N.V. Shares and/or bearer receipts held by us may be resold.

     The General Meeting of Shareholders has the power to decide to cancel any Shares we acquire. Any such proposal is subject to general requirements of Netherlands law with respect to reduction of capital.

     In addition, the General Meeting has the power to cancel one or more classes (or series within those classes) of Preference Shares. Furthermore, the General Meeting may decide to reduce the nominal amount of any or all classes (or series within those classes) of the Shares. Any such proposal is subject to general requirements of Netherlands law with respect to reduction of capital as well as the relevant provisions of our Articles of Association.

LIMITATIONS ON RIGHT TO HOLD OR VOTE THE ORDINARY SHARES

     There are no limitations imposed by Netherlands law or by our Articles of Association on the right of non-resident owners to hold or vote the ordinary shares solely by reason of such non-residence.

           DESCRIPTION OF THE STICHTING TRUST AND THE BEARER RECEIPTS

     The following is a description of the material provisions of the Stichting Trust Agreement and the applicable provisions of Netherlands law. This description does not purport to be complete and is qualified in its entirety by reference to the Stichting Trust Agreement and the applicable provisions of Netherlands law referred to in such description.

GENERAL

     Bearer receipts, which are negotiable instruments under Netherlands law, are issuable by the Stichting Administratiekantoor ING Groep, which we refer to as the Stichting Trust, pursuant to the terms of the Stichting trust's articles of association (Statuten) and the related conditions of administration (Administratievoorwaarden) (which, when read together, are the Stichting Trust Agreement). The Stichting Trust Agreement governs the rights of the holders of bearer receipts relative to the Stichting Trust. Each bearer receipt represents an interest in one ING Ordinary Share, nominal value EUR 0.24, (after stock split) held by the Stichting Trust. As of December 31, 2001, the trust held approximately 1,991,713,046 Ordinary Shares of ING, which represents more than 99.9% of the ING Ordinary Shares outstanding. The bearer receipts are traded on the Euronext Stock Exchange in The Netherlands. There are no limitations under Netherlands law on the rights of non-residents or non-citizens to hold or vote the bearer receipts of Ordinary Shares, other than the general limitations described below.

     The ING articles and the Stichting Trust Agreement together with English translations thereof, are incorporated by reference in the registration statement of which this prospectus forms a part.

     Except as described herein, holders of bearer receipts (including those for which ADSs have been issued) are not entitled to exercise any voting rights with respect to the Ordinary Shares underlying the bearer receipts owned by the Stichting Trust. Such rights are exercisable only by the Stichting Trust pursuant to the terms of the Stichting Trust Agreement. For a more detailed discussion of the bearer receipts see "Item 7 -- Major shareholders and related party transactions" in the Annual Report.

     As of December 31, 2001, no other person is known to us to be the owner of more than 10% of the Ordinary Shares or bearer receipts. As of December 31, 2001, members of the Supervisory Board held 24,984 Bearer receipts for shares, no ING Groep N.V. bearer receipts for Preference Shares and 457 Group warrants. If Supervisory Board members held ING options that were granted in their former capacity as member of the ING Executive Board, then these options are part of the ING stock option plan specifications in Note 3.2.3 of the Notes to the Consolidated Financial Statements in our Annual Report.

DIVIDENDS

     Holders of bearer receipts are entitled to receive the economic benefits corresponding to the ordinary shares underlying such bearer receipts within one week of the time when the Stichting Trust receives the corresponding dividends or other distributions to shareholders. The Stichting Trust will distribute cash dividends and other cash distributions received by it in respect of the ordinary shares held by the Stichting Trust to the holders of the bearer receipts in proportion to their respective holdings, in each case in the same currency in which they were received. Cash dividends and other cash distributions in respect of bearer receipts for which ADSs have been issued will be distributed in U.S. dollars in accordance with the Deposit Agreement.

     If we declare a dividend in, or free distribution of, ordinary shares or preference shares, such ordinary shares or preference shares will be held by the Stichting Trust, and the Stichting Trust will distribute to the holders of the outstanding bearer receipts, in proportion to their holdings, additional bearer receipts issued for the ordinary shares or preference shares received by the trust as such dividend or distribution. In the event the trust receives any distribution with respect to ordinary shares held by the trust other than in the form of cash or additional ING shares, the Stichting Trust will adopt such method as it may deem legal, equitable and practicable to effect such distribution.

     If the Stichting Trust has the option to receive such distribution either in cash or ING shares, the Stichting Trust will give notice of such option by advertisement and give holders of bearer receipts the opportunity to choose between cash and ING shares until the fourth day before the day on which the Stichting Trust must have made such choice. Holders of bearer receipts may receive an equal nominal amount in ordinary shares, provided that they are natural persons and do not hold more than 1% of our issued share capital in the form of ordinary shares.

     Dividends, whether in cash or shares, may be payable out of our annual profits, as reflected in the annual accounts adopted by the Supervisory Board and approved by the General Meeting. At its discretion, but subject to statutory provisions, the Executive Board may, with the prior approval of the Supervisory Board, distribute one or more interim dividends, whether in cash, or shares, or one or more classes of shares before the annual accounts for any financial year have been adopted by the Supervisory Board and approved by the General Meeting. The Executive Board, with the approval of the Supervisory Board, may decide that all or part of our profits after the distribution of dividends to the holders of preference shares should be retained and not be made available for distribution to holders of ordinary shares. Those profits that are not retained may be distributed to the shareholders pursuant to a resolution of the General Meeting, provided that the distribution does not reduce shareholders' equity below the issued share capital increased by the amount of reserves required by Netherlands law. The Executive Board determines, with the approval of the Supervisory Board, whether the dividends on ordinary shares are payable in cash, in shares, or at the option of the holders of ordinary shares, in cash or in shares. Existing reserves that are distributable in accordance with Netherlands law may be made available to the General Meeting for distribution upon proposal by the Executive Board, subject to prior approval by the Supervisory Board. See "Item
8 -- Financial information -- Dividends" in our Annual Report which is incorporated by reference into this prospectus for additional discussion of the dividend rights of holders of ordinary shares. The Executive Board may also decide, with the approval of the Supervisory Board, to declare dividends in the currency of the country other than The Netherlands in which the bearer receipts are trading.

             DESCRIPTION OF AMERICAN DEPOSITARY SHARES WE MAY OFFER

     This section and the prospectus supplement will summarize all of the material provisions of the Amended and Restated Deposit Agreement, dated as of June 2, 1997, pursuant to which the American Depositary Receipts (which we refer to as ADRs) are to be issued among ING Groep N.V., JPMorgan Chase Bank, as depositary, and the holders from time to time of ADSs. We refer to this agreement as the Deposit Agreement. They do not, however, describe every aspect of the Deposit Agreement, which has been filed as exhibit to the Registration Statement of which this Prospectus is a part. You should read the Deposit Agreement for a more detailed description of the terms of the ADRs. Additional copies of the Deposit Agreement are available for inspection at the offices of the Depositary in New York, which is presently located at 60 Wall Street, New York, New York 10260 and at the offices of the agents of the Depositary currently located at ING Bank N.V., Strawinskylaan 2631, 1077 ZZ Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands. The Depositary's principal office is located at 60 Wall Street, New York, New York 10260.

GENERAL

     The Depositary will issue ADRs evidencing American Depositary Shares (which we refer to as ADSs) pursuant to the Deposit Agreement. Each ADS will represent one bearer receipt for an ordinary share or evidence the right to receive one bearer receipt. Only persons in whose names ADRs are registered on the books of the Depositary will be treated by the Depositary and us as holders of ADRs.

     Pursuant to the terms of the Deposit Agreement, holders, owners and beneficial owners of ADRs will be subject to any applicable disclosure requirements regarding acquisition and ownership of ordinary shares or bearer receipts as are applicable pursuant to the terms of our Articles of Association or Netherlands laws, as each may be amended from time to time. See "Item
10 -- Additional information -- Obligations of shareholders to disclose holdings" in our Annual Report for a description of such disclosure requirements applicable to ordinary shares and the consequences of noncompliance as of the date of this Prospectus. The Depositary has agreed, subject to the terms and conditions of the Deposit Agreement, to use its reasonable efforts to comply with all of the obligations of the holders set forth in the Deposit Agreement.

DEPOSIT, TRANSFER AND WITHDRAWAL

     The Depositary has agreed that upon delivery of bearer receipts to their custodian, which is currently ING Bank N.V., (or evidence of rights to receive bearer receipts) and in accordance with the procedures set forth in the Deposit Agreement, the Depositary will execute and deliver at its office to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person or persons who delivered such bearer receipts to the Custodian for deposit with the Depositary, an ADR or ADRs registered in the name or names of such person or persons and evidencing the number of ADRs to which such person or persons are entitled.

     Upon surrender at the office of the Depositary of an ADR for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by such ADR, and upon payment of the fees, governmental charges and taxes provided in the Deposit Agreement, and subject to the terms and conditions of the Deposit Agreement, the Articles of Association of the ING Group, N.V. and the Deposited Securities, the Holder of such ADR will be entitled to delivery without unreasonable delay to such Holder or upon such Holder's order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the ADS evidenced by such ADR. The Custodian shall ordinarily deliver such Deposited Securities at its office; the forwarding for delivery at the office of the Depositary or at any other place specified by the Holder of cash, other property and documents of title for such delivery will be at the risk and expense of the Holder.

     The Depositary may issue ADRs against rights to receive bearer receipts from us, or any registrar, transfer agent, clearing agency or the entity recording bearer receipt ownership or transactions. The Depositary may issue ADRs against other rights to receive bearer receipts (until such bearer receipts are actually deposited, "pre-released ADRs"); only if (x) such pre-released ADRs are fully collateralized

(marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of holders (but such collateral shall not constitute Deposited Securities); (y) each recipient of such pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer
(i) beneficially owns such bearer receipts, (ii) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the holders,
(iii) holds such bearer receipts for the account of the Depositary and (iv) will deliver such bearer receipts to the Custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor; and (z) all pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by pre-released ADRs). Such collateral, but not the earnings thereon, shall be held for the benefit of the holders. The Depositary may retain for its own account any compensation for the issuance of ADRs against such other rights to receive bearer receipts, including without limitation earnings on the collateral securing such rights.

DIVIDENDS, OTHER DISTRIBUTIONS AND RIGHTS

     Unless it is prohibited or restricted by applicable law, regulations or applicable permits, the Depositary will convert or cause to be converted into U.S. dollars, to the extent it can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, including euro and Dutch guilders, that it receives in respect of the Deposited Securities and to distribute the resulting dollar amount (net of reasonable and customary expenses incurred by the Depositary and any taxes the Depositary is required to withhold) to you in proportion to the number of ADRs representing such Deposited Securities you hold. See "Taxation -- Material Tax Consequences for Owning American Depositary Shares -- Netherlands Taxation -- Withholding Tax on Dividends." If any foreign currency received by the Depositary cannot be so converted and transferred, or if any approval or license of any government or agency thereof which is required for such conversion is denied, or in the opinion of the Depositary cannot be obtained at a reasonable cost or within a reasonable time, the Depositary shall in its discretion either distribute such foreign currency to each holder or hold such foreign currency not so distributed uninvested and without liability for interest thereon for the respective accounts of the holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some of the holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the holders entitled thereto, distribute foreign currency received by it to each holder requesting such distribution entitled thereto or hold the balance uninvested for the respective accounts of the holders entitled thereto.

     If we declare a dividend in, or free distribution of, Ordinary Shares which are evidenced by bearer receipts, the Depositary may with our approval, and shall if we so request, distribute to you, in proportion to the number of ADRs you hold, additional ADRs evidencing an aggregate number of ADSs that represents the amount of Ordinary Shares evidenced by bearer receipts received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement, including the withholding of any tax or other governmental charge and the payment of fees of the Depositary. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the Depositary shall sell the amount of bearer receipts represented by the aggregate of such fractions and distribute the net proceeds. If additional ADRs are not so distributed, each ADS shall thenceforth also represent its proportionate interest in the additional bearer receipts distributed upon the Deposited Securities represented thereby.

     If we offer or cause to be offered to you any rights to subscribe for additional bearer receipts or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to you or in disposing of such rights for you and making the net proceeds available to you in accordance with the Deposit Agreement or, if for any reason, the Depositary may not either make such rights available to you or dispose of such rights and make the net proceeds available to you, then the Depositary shall allow the rights to lapse; provided, however, that if at the time of such offering the Depositary determines that it is lawful and feasible to make such rights available to you or to certain holders but not to other holders, the Depositary may, and at the request of the Group will, distribute to any holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of

ADSs held by such holder, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines that it is neither lawful nor feasible to make such rights available to all or certain holders, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, it may, and at our request will, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the holders to whom it has determined it may not lawfully or feasibly make such rights available, allocate the proceeds of such sales for the accounts of, and distribute the net proceeds so allocated to, any holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

     The Depositary will not offer rights to holders having an address in the U.S. unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all holders or are registered under the provisions of such Act. Notwithstanding any terms of the Deposit Agreement to the contrary, we shall have no obligation to prepare and file a registration statement in respect of any such rights.

     Whenever the Depositary shall receive any distribution other than cash, bearer receipts or rights in respect of the Deposited Securities, the Depositary shall, with our consent, cause the securities or property received by it to be distributed to the holders entitled thereto in proportion to their holdings, respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the holders entitled thereto, or if for any other reason (including any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the holders entitled thereto as provided for in the Deposit Agreement in the case of a distribution received in cash. The holders alone shall be responsible for the payment of any taxes or other governmental charges due as a result of such sales or transfers.

     If the Depositary determines that any distribution of property other than cash (including bearer receipts and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges, by public or private sale, and the Depositary will distribute the net proceeds of any such sale after deduction of such taxes to the holders entitled thereto in proportion to the number of ADRs held by them, respectively.

     Upon any change in nominal or par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Group or to which we are a party, any securities that shall be received by the Depositary replacement or otherwise, in exchange for, in conversion or replacement of, or otherwise in respect of, Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the ADRs shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange, conversion, replacement or otherwise, unless additional ADRs are delivered pursuant to the following sentence. In any such case the Depositary may with our approval, and will if we so request, execute and deliver additional ADRs as in the case of a distribution in bearer receipts, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such securities.

RECORD DATES

     Whenever any cash dividend or other cash distribution becomes payable with respect to the ADRs, or whenever there is any meeting of holders of bearer receipts, or whenever the Depositary shall find it necessary or convenient, the Depositary will fix a record date (which shall be as near as practicable to any corresponding record date set by us with respect to the bearer receipts), for the determination of the holders who shall be entitled to (i) receive such dividend, distribution or rights, or the net proceeds of the sale thereof; or (ii) give instructions for the exercise of voting rights at any such meeting, all subject to the provisions of the Deposit Agreement.

VOTING OF DEPOSITED SECURITIES

     If a meeting of holders of bearer receipts is called for the purpose of such consultation, we shall give to the Depositary any required published announcement of such meeting, along with any documents which such announcement provides are available free of charge to holders of the bearer receipts, in English. As soon as practicable after receipt of such announcement and documents, or of any notice of any meeting or solicitation of consents or proxies of holders of other Deposited Securities, the Depositary shall mail to you a notice containing (a) such information as is contained in such announcement, together with a statement that such documents are available free of charge to you, or in such notice and in the solicitation materials, if any;
(b) a statement that at the close of business on a specified record date you will be entitled, subject to the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the bearer receipts represented by the ADSs evidenced by such holders' ADRs and exercisable at such meeting; and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by us. Upon the written request of a holder of ADRs on such record date, received on or before the date established by the Depositary for such purposes, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by us to vote) the Deposited Securities represented by the ADSs evidenced by such holder's ADRs in accordance with any instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from you on or before the date established by the Depositary for such purpose, the Depositary shall deem you to have instructed the Depositary to give a discretionary proxy to a person designated by us to vote such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by us to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the Depositary (and we agree to provide such information promptly in writing) that (x) we do not wish such proxy given; (y) substantial opposition exists; or (z) the rights of holders of Shares are materially affected.

REPORTS AND OTHER COMMUNICATIONS

     The Depositary will promptly send to you, at our expense, copies of any reports, notices and communications furnished by us pursuant to the Deposit Agreement, including English-language versions of our annual reports.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The ADRs and the Deposit Agreement may at any time be amended by agreement between us and the Depositary without your consent; provided, however, that any amendment that imposes or increases any fees or charges (other than taxes, other governmental charges, delivery and other such expenses), or which otherwise prejudices any substantial existing right of yours, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any such amendment has been given to you. Every holder at the expiration of 30 days after such notice will be deemed by continuing to hold such ADRs to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event may any amendment impair the right of any holder of an ADR to surrender such ADR and receive therefor the bearer receipts and any property represented thereby (including Deposited Securities), except in accordance with mandatory provisions of applicable law. In the event that the Depositary resigns, is removed or is otherwise substituted and we enter into a new deposit agreement, you will be promptly notified by the successor depositary.

CHARGES OF DEPOSITARY

     The Depositary will charge any party depositing or withdrawing bearer receipts or any party surrendering ADRs or to whom ADRs are issued where applicable: (1) stock transfer and other taxes and other governmental charges;
(2) such registration fees as may from time to time be in effect for the registration of transfers of bearer receipts generally on our share register of the Group (or the appointed agent of the Group for transfer and registration of bearer receipts) and applicable to transfers of bearer receipts to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals; (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing bearer receipts or holders; (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to the Deposit Agreement; (5) a fee not in excess of $5.00 per 100 ADSs (or portion thereof) for the execution and delivery and for the surrender of ADRs pursuant to the Deposit Agreement; and (6) an issuance fee.

LIABILITY OF HOLDER OF TAXES

     If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any ADR or any Deposited Securities represented by such ADRs, such tax or other governmental charge will be payable by you to the Depositary. The Depositary may refuse to effect registration of any transfer of such ADR or any withdrawal of Deposited Securities underlying such ADR until such payment is made and may withhold any dividends or other distributions or may sell for your account any part or all of the Deposited Securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charges and the holder of such ADR shall remain liable for any deficiency.

TRANSFER OF AMERICAN DEPOSITARY RECEIPTS

     The ADRs are transferable on the books of the Depositary, provided that the Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties or at our written request. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADR, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the person presenting the ADR or the depositor of the bearer receipts of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to bearer receipts being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs. The Depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, bearer receipts or Ordinary Shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, combination or split-up of ADRs may be suspended during any period when the transfer books of the Depositary, the Group or its agent for the registration and transfer of bearer receipts are closed or if any such action is deemed necessary or advisable by the Depositary or us, at any time or from time to time subject to the provisions of the Deposit Agreement. Notwithstanding anything in the Deposit Agreement to the contrary, the surrender of outstanding ADRs and the withdrawal of Deposited Securities may not be suspended subject only to (i) the payment of fees, taxes and similar charges; and (ii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities.

GENERAL

     Neither the Depositary nor the Group nor any of their respective directors, employees, agents or affiliates will be liable to you if by reason of any provision of any present or future law or regulation of the United States, The Netherlands or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Articles of the Group, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Group or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor will the Depositary or the Group incur any liability to you by reason of any non-performance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the Deposit Agreement, or the Articles of the Group or the Trust Agreement.

     The Group and the Depositary assume no obligation nor shall either be subject to any liability under the Deposit Agreement, except that each shall agree to perform its respective obligations specifically set forth therein without negligence or bad faith.

     The Depositary will keep books at its transfer office in the Borough of Manhattan, the City of New York, for the registration of transfers of ADRs, which at all reasonable times will be open for inspection by the holders, provided that such inspection shall not be for the purpose of communicating with holders in the interest of a business or object other than the business of the Group or a matter related to the Deposit Agreement or the ADRs.

     The Depositary may, after consultation with us, appoint one or more co-transfer agents for the purposes of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of ADRs or owners or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary.

GOVERNING LAW

     The Deposit Agreement is governed by the laws of the State of New York.

                    LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

     In this section, we describe special considerations that will apply to registered securities issued in global, i.e., book-entry form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

LEGAL OWNERSHIP OF REGISTERED SECURITIES

     Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names on the books that we or the trustee maintains for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who indirectly through others own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

  LEGAL HOLDERS

     Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, e.g., to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture -- we would seek the approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

     When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

  BOOK-ENTRY OWNERS

     We will issue each security, other than the bearer receipts, in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

  STREET NAME HOLDERS

     In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

  SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for the holders' consent, if ever required;

     - whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

     - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

WHAT IS A GLOBAL SECURITY?

     A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security. A global security can be in registered or bearer form.

     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

  SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

     As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

     - an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

     - an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

     - an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

     - an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

     - the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

     - the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

     - financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, directly or indirectly, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

     In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems, and wish to transfer their interests, or to receive or make a payment or delivery with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

  DTC, CLEARSTREAM, LUXEMBOURG AND EUROCLEAR

     Unless your prospectus supplement provides otherwise, the securities, other than the Ordinary Shares or bearer receipts, will initially be issued to investors only in book-entry form. We will issue and register in the name of one or more financial institutions or clearing systems or their nominees, one or more fully registered global certificates, representing the total aggregate number of securities. A financial institution or clearing system that we select for the purpose is called the "depositary" for that security. A security will usually have only one depositary, but it may have more.

     Each series of securities will have one or more of the following as the depositaries:

     - DTC;

     - Euroclear;

     - a financial institution holding the securities on behalf of Clearstream, Luxembourg; or

     - any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream, Luxembourg and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in a variety of currencies, including U.S. dollars. Clearstream Banking provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly. In May 1999, Cedel International, the parent of Clearstream, Luxembourg and Deutsche Boerse Clearing, a unit of the German stock exchange, merged to form a pan-European clearance and settlement system named Clearstream International.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including U.S. dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in this prospectus. Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission and the National Bank of Belgium. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

     CONSIDERATIONS RELATING TO EUROCLEAR, DTC AND CLEARSTREAM, LUXEMBOURG

     Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

     Euroclear and Clearstream, Luxembourg may be depositaries for a global security. In addition, if DTC is the depositary for a global security. Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC.

     As long as any global security is held by Euroclear or Clearstream, Luxembourg as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

     Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

     Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC's records and on the records of Clearstream, Luxembourg or Euroclear, if applicable. The ownership interest of each actual purchaser of securities, a beneficial owner of an interest in a global certificate, is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners of interests in a global certificate will not receive written confirmation from DTC of their purchases, but beneficial owners of an interest in a global certificate are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which the beneficial owners of an interest in a global certificate purchased securities. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owner of an interest in a global certificate. Beneficial owners of interests in a global certificate will not receive certificates representing their ownership interests in securities, unless use of the book-entry system for the securities is discontinued.

  TRANSFERS AMONG DTC, CLEARSTREAM, LUXEMBOURG AND EUROCLEAR

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European Depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg and Euroclear participants may not deliver instructions directly to the European Depositaries.

     For information with respect to tax documentation procedures, see
"Taxation."

  LIMITATIONS ON RESPONSIBILITIES

     DTC, Clearstream, Luxembourg and Euroclear have no knowledge of the actual beneficial owners of interests in a global certificate of the securities. DTC's records reflect only the identity of the DTC participants, including Clearstream, Luxembourg and Euroclear, to whose accounts those securities are credited, which may or may not be the beneficial owners of interests in a global certificate. Similarly, the records of Clearstream, Luxembourg and Euroclear reflect only the identity of the Clearstream, Luxembourg or Euroclear participants to whose accounts those securities are credited, which also may or may not be the beneficial owners of interests in a global certificate. DTC, Clearstream, Luxembourg and Euroclear participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

  SPECIAL TIMING CONSIDERATIONS FOR TRANSACTIONS IN EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

     Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

HOLDER'S OPTION TO OBTAIN A NON-GLOBAL SECURITY; SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

     If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

     In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors below.

     The special situations for termination of a global security are as follows:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

     - if we notify the trustee that we wish to terminate that global security;
       or

     - if an event of default has occurred with regard to the securities and has not been cured or waived.

     If a global security is terminated, only the depositary, and neither we nor the trustee, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

LIMITATIONS ON RIGHTS RESULTING FROM BOOK-ENTRY FORM

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities as represented by a global certificate.

TRANSFER AND ISSUE OF DEFINITIVE SECURITIES

     If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a transfer agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the trustee receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in our records. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the trustee receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

     Registration of transfers of securities will be effected without charge by or on behalf of ING Groep N.V., but the transferor will be required to pay any tax or other governmental charges that may be imposed in relation to the transfer, together with any indemnity that ING Groep N.V. may require.

                                    TAXATION

     The following describes the material U.S. federal income and The Netherlands tax consequences of owning the debt securities, bearer receipts and the American Depositary Shares (collectively, the "securities") we are offering. This discussion is the opinion of Sullivan & Cromwell insofar as it relates to matters of U.S. federal income tax law and the opinion of KPMG Meijburg & Co. insofar as it relates to matters of Dutch tax law. It applies to you only if you acquire the securities in the offering or offerings contemplated by this prospectus and you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

     - a dealer in securities or currencies;

     - a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

     - a bank;

     - a life insurance company;

     - a tax-exempt organization;

     - a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

     - a person that is liable for alternative minimum tax;

     - a person that actually or constructively owns 10% or more of the voting stock of ING Groep N.V.;

     - a person that owns the securities as part of a straddle or conversion transaction for tax purposes; or

     - a person whose functional currency for tax purposes is not the U.S.
       dollar.

     This section, insofar as it relates to U.S. federal income tax laws, is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, as well as the relevant provisions of the present double taxation treaty between The Netherlands and the United States (the "Treaty"), all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

     For purposes of this section, you are a U.S. holder if you are a beneficial owner of a security and you are:

     - a citizen or resident of the United States;

     - a domestic corporation;

     - an estate whose income is subject to U.S. federal income tax regardless of its source; or

     - a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

     You are a U.S. alien holder if you are the beneficial owner of a security and are, for U.S. federal income tax purposes:

     - a non-resident alien individual;

     - a foreign corporation;

     - a foreign partnership; or

     - an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

            MATERIAL TAX CONSEQUENCES OF OWNING OUR DEBT SECURITIES

UNITED STATES TAXATION

     This subsection deals only with debt securities that are issued in registered form for U.S. tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are issued in bearer form for U.S. tax purposes or debt securities that are to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement.

UNITED STATES HOLDERS

     The following describes the tax consequences to a U.S. holder. If you are not a U.S. holder, this does not apply to you and you should refer to "-- United States Alien Holders" below.

     PAYMENTS OF INTEREST

     Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under "-- Original Issue Discount -- General," you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under "-- Original Issue Discount") constitutes income from sources outside the United States, but, with certain exceptions, will be "passive" or "financial services" income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to a U.S. holder.

     CASH BASIS TAXPAYERS. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

     ACCRUAL BASIS TAXPAYERS. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

     If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

     When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

     ORIGINAL ISSUE DISCOUNT

     GENERAL. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security's stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security's issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security's stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under "-- Variable Rate Debt Securities."

     In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under "-- Election to Treat All Interest as Original Issue Discount." You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security's de minimis original issue discount by a fraction equal to:

     - the amount of the principal payment made

     divided by:

     - the stated principal amount of the debt security.

     Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

     You can determine the amount of OID allocable to an accrual period by:

     - multiplying your discount debt security's adjusted issue price at the beginning of the accrual period by your debt security's yield to maturity; and then

     - subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security's adjusted issue price at the beginning of any accrual period by:

     - adding your discount debt security's issue price and any accrued OID for each prior accrual period; and then

     - subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

     If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

     The amount of OID allocable to the final accrual period is equal to the difference between:

     - the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

     - your debt security's adjusted issue price as of the beginning of the final accrual period.

     ACQUISITION PREMIUM. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security's adjusted issue price, as determined above under "-- General," the excess is acquisition premium. If you do not make the election described below under "-- Election to Treat All Interest as Original Issue Discount," then you must reduce the daily portions of OID by an amount equal to:

     - the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

     - the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security's adjusted issue price.

     MARKET DISCOUNT. You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

     - you purchase your debt security for less than its issue price as determined above under "-- General"; and

     - the difference between the debt security's stated redemption price at maturity or, in the case of a discount debt security, the debt security's revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

     If your debt security's stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, does not exceed the price you paid for the debt security by 1/4 of 1 percent multiplied by the number of complete years to the debt security's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

     You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

     You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

     PRE-ISSUANCE ACCRUED INTEREST. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

     - a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

     - the first stated interest payment on your debt security is to be made within one year of your debt security's issue date; and

     - the payment will equal or exceed the amount of pre-issuance accrued interest.

     If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

     DEBT SECURITIES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL
REDEMPTION. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

     - the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

     - one of such schedules is significantly more likely than not to occur.

     If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

     Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

     - in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

     - in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

     If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

     If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security's adjusted issue price on that date.

     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under "-- General," with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under "-- Debt Securities Purchased at a Premium," or acquisition premium.

     If you make this election for your debt security, then, when you apply the constant-yield method:

     - the issue price of your debt security will equal your cost;

     - the issue date of your debt security will be the date you acquired it;
       and

     - no payments on your debt security will be treated as payments of qualified stated interest.

     Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed above under "-- Market Discount" to currently include market discount in income over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

     VARIABLE RATE DEBT SECURITIES. Your debt security will be a variable rate debt security if:

     - your debt security's issue price does not exceed the total noncontingent principal payments by more than the lesser of:

          - 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

          - 15 percent of the total noncontingent principal payments; and

     - your debt security provides for stated interest, compounded or paid at least annually, only at:

          - one or more qualified floating rates;

          - a single fixed rate and one or more qualified floating rates;

          - a single objective rate; or

          - a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

     - variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

     - the rate is equal to such a rate multiplied by either:

          - a fixed multiple that is greater than 0.65 but not more than 1.35;
            or

          - a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

     - the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

     Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

     Your debt security will have a variable rate that is a single objective rate if:

     - the rate is not a qualified floating rate;

     - the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

     - the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security's term.

     An objective rate as described above is a qualified inverse floating rate if:

     - the rate is equal to a fixed rate minus a qualified floating rate; and

     - the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

     Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

     - the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

     - the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

     In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

     If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

     - determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

     - constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

     - determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

     - adjusting for actual variable rates during the applicable accrual period.

     When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

     If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

     SHORT-TERM DEBT SECURITIES. In general, if you are an individual or other cash-basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual-basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash-basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to currently include OID in income, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

     When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security's stated redemption price at maturity.

     FOREIGN CURRENCY DISCOUNT DEBT SECURITIES. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual-basis U.S. holder, as described under "-- United States
Holders -- Payments of Interest." You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

     DEBT SECURITIES PURCHASED AT A PREMIUM

     If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security's yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also
"-- Original Issue Discount -- Election to Treat All Interest as Original Issue Discount."

     PURCHASE, SALE AND RETIREMENT OF THE DEBT SECURITIES

     Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

     - adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security, and then

     - subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

     If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash-basis taxpayer, or an accrual-basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

     You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:

     - the date payment is received, if you are a cash-basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable U.S. Treasury regulations;

     - the date of disposition, if you are an accrual-basis taxpayer; or

     - the settlement date for the sale, if you are a cash-basis taxpayer, or an accrual-basis taxpayer that so elects, and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.

     You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

     - described above under "-- Original Issue Discount -- Short-Term Debt Securities" or
      "-- Market Discount";

     - attributable to accrued but unpaid interest;

     - the rules governing contingent payment obligations apply; or

     - attributable to changes in exchange rates as described below.

Capital gain of a noncorporate U.S. holder is generally taxed at a maximum rate of 20% where the property is held more than one year, and 18% where the property is held for more than five years.

     You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

     EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS

     If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

     INDEXED DEBT SECURITIES

     The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities, the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations that are not subject to the rules governing variable rate debt securities.

UNITED STATES ALIEN HOLDERS

     This subsection describes the tax consequences to a U.S. alien holder. If you are a U.S. holder, this section does not apply to you.

     Under present U.S. federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. alien holder of a debt security, interest on a debt security paid to you is exempt from U.S. federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

     - you are an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Code; or

     - you:

        - have an office or other fixed place of business in the United States to which the interest is attributable; and

        - derive the interest in the active conduct of a banking, financing or similar business within the United States.

     PURCHASE, SALE, RETIREMENT AND OTHER DISPOSITION OF THE DEBT SECURITIES.

     If you are a U.S. alien holder of a debt security, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

     - the gain is effectively connected with your conduct of a trade or business in the United States; or

     - you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

     For purposes of the U.S. federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

     BACKUP WITHHOLDING AND INFORMATION REPORTING

     If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

     - payments of principal, any premium and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

     - the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker.

     Additionally, backup withholding will apply to such payments if you are a noncorporate U.S. holder that:

     - fails to provide an accurate taxpayer identification number;

     - is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns; or

     - in certain circumstances, fails to comply with applicable certification requirements.

     If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

     - payments of principal, any premium and interest made to you outside the United States by us or another non-U.S. payor; and

     - other payments of principal and interest and the payment of the proceeds from the sale of a note effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

          - the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

             - an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person; or

             - other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

          - you otherwise establish an exemption.

     Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     - the proceeds are transferred to an account maintained by you in the United States;

     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

     In addition, a sale of a debt security effected at foreign office of a broker will be subject to information reporting if the broker is:

     - a U.S. person;

     - a controlled foreign corporation for U.S. tax purposes;

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

     - a foreign partnership, if at any time during its tax year:

          - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

          - such foreign partnership is engaged in the conduct of a U.S. trade or business;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

NETHERLANDS TAXATION

     The information given below is neither intended as tax advice nor purports to describe all of the tax considerations which may be relevant to a prospective purchaser of the Debt Securities. Prospective purchasers are advised to acquaint themselves with the overall tax consequences of purchasing, holding and/or selling the Debt Securities.

     This summary is based on the tax legislation, published case law, and other regulations in force as at January 1, 2002, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

     In the following, it is assumed that the Debt Securities will be treated as debt obligations of ING Groep N.V., and can not, partly, be reclassified as equity nor actually functions as equity for Dutch tax purposes.

     ING Groep N.V. has been informed that under the current tax law and jurisprudence of The Netherlands:

  WITHHOLDING TAX

     All payments by ING Groep N.V. in respect of the Debt Securities can be made without withholdings or deductions for or because of any taxes, duties or charges of any nature whatsoever that are or may be withheld or assessed by the Dutch tax authorities or any political subdivision thereof or therein, provided that neither the remuneration nor the indebtedness of the remuneration of the Debt Securities will or could be or will be deemed to be contingent upon profits or the distribution of profits by ING Groep N.V. or any of its affiliated companies. See "Netherlands Taxation -- Debt that functions as equity."

  TAXES ON INCOME AND CAPITAL GAINS

     A holder of a Debt Security, who derives income from such Debt Security or who realizes a gain on the disposal or redemption of a Debt Security, will not be subject to Dutch taxation on income or capital gains, unless:

     a)  the holder is, or is deemed to be, resident in The Netherlands; or

     b) such income or gain is attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in The Netherlands; or

     c) the holder is an individual who has a substantial interest, whether deemed or actual, in ING Groep N.V.; or

     d) the holder is an individual who is associated (as defined in articles 3.91(2)(b) and 3.92(2)(b), (3) of the Income Tax Act of 2001) with another individual who has a substantial interest in ING Groep N.V.; or

     e) the holder is an individual and such income or gain is attributable to his activities in The Netherlands, other than business or employment activities ("belastbaar resultaat uit overige werkzaamheden in Nederland"); or

     f) the holder is an entity that has a substantial interest in ING Groep N.V., which substantial interest does not form part of the assets of an enterprise.

     Under the Income Tax Act of 2001, three different categories of taxable income can be distinguished, one of them is concerned with capital income, i.e., income from savings and investment. Taxable income is determined on the basis of a presumptive, or deemed, return on capital, rather than on the basis of actual income (such as interest actually received). At present, this deemed return has been fixed at 4% of average net capital, that is, assets less qualifying liabilities. The average net capital is determined as the net capital on January 1 and December 31, divided by 2. The 4% is applied after deduction of an exempt amount of EUR 18,146. The deemed income is then taxed at a flat rate of 30%.

     A holder of a Debt Security will not be subject to taxation on income from savings and investment, unless the holder is an individual who is, or is deemed to be, resident in The Netherlands.

  GIFT, ESTATE OR INHERITANCE TAX

     There will be no Dutch gift, estate or inheritance taxes levied on the transfer of a Debt Security by way of gift by a holder, or upon the death of a holder, unless:

     a)  the holder is, or is deemed to be, resident in The Netherlands;

     b) the transfer is construed as an inheritance or as a gift made by or on behalf of a person who, at the time of the gift or death, is, or is deemed to be, resident in The Netherlands; or

     c) such Debt Security is attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in The Netherlands.

  VALUE-ADDED TAX

     No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the Debt Securities, whether in respect of payments of interest and principal or in respect of the transfer of a Debt Security.

  OTHER TAXES

     There will be no registration tax, capital transfer tax, customs duty, stamp duty, property transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the issue, transfer, execution, delivery and enforcement by legal proceedings of the Debt Securities or the performance of the ING Groep N.V.'s obligations under the relevant documents.

  FINALLY

     A holder of a Debt Security will not become, and will not be deemed to be, resident in The Netherlands by the sole virtue of holding such Debt Security or the execution, performance, delivery and/or enforcement of the relevant documents.

  DEBT THAT ACTUALLY FUNCTIONS AS EQUITY

     In addition to prevailing Dutch case law, as of January 1, 2002, new provisions in the Corporate Income Tax Act 1969 have come into force on the basis of which the remuneration for certain kind of loans ("hybrid loans") as well as depreciation of these loans will no longer be tax deductible. These rules apply to loans that in fact function as equity. The following criteria for determining whether a loan in fact functions as equity apply. The criteria apply to loans between affiliated taxpayers as well as to loans between non-affiliated taxpayers.

     1. The amount of remuneration on the loan is entirely contingent on the results (i.e., the profits) or on the profit distribution by the debtor or any of its affiliates and the repayment date is more than 10 years after the date on which the loan was taken out; or

     2. The amount of remuneration on the loan is partly contingent on the results (i.e., the profits) or on the profit distribution by the debtor or any of its affiliates and, at the time the remuneration is agreed, the portion of the remuneration that is not profit-related is less than half of the market rate of interest for loans with the same period to maturity, the remuneration for which is not profit-related, and the repayment date is more than 10 years after the date on which the loan was taken out; or

     3. The indebtedness of the remuneration is contingent on the profits made or distributed by the debtor or any of its affiliates, although the amount of the remuneration is not, and the loan is subordinated. Moreover the repayment date is not fixed or is more than 50 years after the date on which the loan was taken out.

     Remuneration (e.g., interest) paid in respect of loans that are supposed to function as shareholder's equity on the basis of the criteria stated under 1, 2 or 3 will not be tax deductible from the profit (Section 10(1)(d) of the Corporate Income Tax Act 1969). For the concept of "affiliated entity," the definition that is laid down in current Dutch law shall apply. Furthermore, the Bill contains rules that regard both an interest free loan and remuneration for a loan, which deviates substantially from the fair market interest as contingent on the profits if the debtor and creditor are affiliated parties.

     In connection with the foregoing also an amendment of the Dividend Tax Act of 1965 has been enacted introducing withholding tax on interest payments, both to individuals as well as to entities, on these hybrid loans.

     These rules will only apply to loans issued not earlier than January 1, 2002. They will not have an influence upon the debt obligations issued before that date. However, if the conditions of a loan are altered in such a way that the existing loan has been replaced on or after January 1, 2002, by a new loan, the new rules will apply.

     Current Dutch case law is applicable to debt obligations issued on or before December 31, 2001. On the basis of this Dutch case law debt obligations will be reclassified as equity for Dutch tax purposes if the following (cumulative) conditions are met:

     a)  the consideration for the debt is contingent upon the profits; and

     b)  the debt is subordinated in relation to all other creditors; and

     c) repayment of the debt can only be demanded in the case of bankruptcy, suspension of payment or liquidation.

     The Dutch corporate income tax and Dutch dividend withholding tax consequences of a reclassification as equity are equal to such tax consequences in the situation that debt obligations function as equity.

  PROPOSED EU SAVINGS DIRECTIVE

     On July 18, 2001, the European Commission published a proposal for a new directive regarding the taxation of savings income. It is proposed that each European Union member state under its domestic law requires disbursing agents (within the meaning of the directive) established within its territory to provide to the tax authorities of another member state details of the payment of interest or other similar income such as discount or premium to an individual resident in that other member state. However, for a transitional period of seven years Austria, Belgium and Luxembourg may opt instead to withhold tax from such payments. During the first three years after the directive has come into force tax will have to be withheld by these member states at a rate of 15% and thereafter of 20%. During the transitional period the directive will not apply to bonds that have been issued in an increase of the nominal amount of bonds prior to March 1, 2002, if the original issue has taken place or the prospectus for the original issue has been approved before March 1, 2001. The proposed directive is to be implemented by the member states by January 1, 2004. However, since the implementation of the proposal is subject to certain non-member states and associated territories and dependencies of member states also agreeing to supply information or imposing a withholding tax it is currently not possible to predict whether, when, or in what form the proposal will ultimately be adopted.

   MATERIAL TAX CONSEQUENCES OF OWNING BEARER RECEIPTS OR AMERICAN DEPOSITARY
                                     SHARES

     The following describes your material Netherlands tax consequences, and U.S. federal income tax consequences, of the ownership of bearer receipts or ADSs.

     The summary is a general description of the present Netherlands and U.S. federal income tax laws and practices as well as the relevant provisions of the Treaty. It should not be read as extending to matters not specifically discussed, and prospective investors should consult their own advisors as to the tax consequences of their purchase, ownership and disposal of bearer receipts or ADSs. The Netherlands rules applying to holders of a "substantially interest" -- in broad terms, individuals who hold or have held directly or indirectly either independently or jointly with certain close relatives at least 5% of the nominal paid-up capital or of any class of shares in ING Groep
N.V. -- are not addressed in the summary. The summary is based in part upon the representations of the Depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms.

     In general, for the U.S. federal income and Netherlands tax purposes, holders of bearer receipts will be treated as the owners of the Ordinary Shares underlying the bearer receipts, holders of ADRs evidencing ADSs will be treated as the owners of the Ordinary Shares evidenced by bearer receipts, and exchanges of Ordinary Shares for bearer receipts and then for ADSs, and exchanges of ADSs for bearer receipts and then for Ordinary Shares, will not be subject to U.S. federal or Netherlands income tax.

     It is assumed for purposes of this summary that you are entitled to the benefits of the Treaty.

UNITED STATES TAXATION

  TAXES ON INCOME

     U.S. HOLDERS. For U.S. federal income tax purposes, if you are a U.S. holder of bearer receipts or ADSs, you will be required to include in gross income the full amount of a cash dividend (unreduced by Netherlands withholding tax) as ordinary income when the dividend is actually or constructively received, in the case of Ordinary Shares, or by the Trust in the case of bearer receipts, or by the Depositary in the case of ADSs. For these purposes, a "dividend" will include any distribution paid by ING Groep N.V. with respect to the bearer receipts or ADSs, but only to the extent such distribution is not in excess of ING Groep N.V.'s current and accumulated earnings and profits as defined for U.S. federal income tax purposes. Such a dividend will constitute income from sources outside the Untied States.

     Subject to the limitations provided in the U.S. Internal Revenue Code, you may generally deduct from income, or credit against your U.S. federal income tax liability, the amount of any Netherlands withholding taxes. To the extent a refund of the tax withheld is available to you under Dutch Law or under the Treaty, the amount that is refundable will not be eligible for credit against your U.S. federal income tax liability. The Netherlands withholding tax will likely not be creditable against your U.S. tax liability, however, to the extent that ING Groep N.V. is allowed to reduce the amount of dividend withholding tax paid over to The Netherlands Tax Administration by crediting withholding tax imposed on certain dividends paid to ING Groep N.V. Currently ING Groep N.V. may, with respect to certain dividends received from qualifying non-Netherlands subsidiaries, credit taxes withheld from those dividends against The Netherlands withholding tax imposed on a dividend paid by ING Groep N.V., up to a maximum of the lesser of (i) 3% of the portion of the gross amount of the dividend paid by ING Groep N.V. that is subject to withholding; and (ii) 3% of the gross amount of the dividends received from qualifying non-Netherlands subsidiaries. The credit reduces the amount of dividend withholding tax that ING Groep N.V. is required to pay to The Netherlands Tax Administration but does not reduce the amount of tax ING Groep N.V. is required to withhold from dividends. ING Groep N.V. will endeavor to provide you with information concerning the extent to which it has applied the reduction described above with respect to dividends paid to U.S. holders.

     Because payments of dividends with respect to bearer receipts and ADSs will be made in euros, you will generally be required to determine the amount of dividend income by translating the euros into United States dollars at the "spot rate" on the date the dividend distribution is includible in your income. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend distribution is includible in your income to the date such payment is converted into U.S. dollars will be treated as ordinary income or loss. Such gain or loss will generally be income from sources within the United States for foreign tax credit limitation purposes.

     A distribution of Ordinary or Preference Shares pursuant to a distribution in which shareholders have the right to choose to receive cash or shares will be taxable to the same extent that a dividend of cash would be taxable.

     UNITED STATES ALIEN HOLDERS. If you are a U.S. alien holder, dividends paid to you in respect of bearer receipts or ADSs will not be subject to U.S. federal income tax unless the dividends are "effectively connected" with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, "effectively connected" dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

     TAXES ON CAPITAL GAINS

     U.S. HOLDERS. If you are a U.S. holder, gain or loss on the sale or exchange of your bearer receipts or ADSs will generally be capital gain or loss for U.S. federal income tax purposes. If you held the bearer receipts or ADSs for more than one year, such gain or loss will generally be long term capital gain or loss. In general, gain or loss from a sale or exchange of your bearer receipts or ADSs will be treated as U.S. source income for U.S. federal income tax purposes.

     U.S. ALIEN HOLDERS. If you are a U.S. alien holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your bearer receipts or ADSs unless:

     - the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

     - you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

     If you are a corporate U.S. alien holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

     PASSIVE FOREIGN INVESTMENT COMPANY

     We believe that we are not a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes. This is a factual determination that must be made annually and thus may change.

     If we were a PFIC, unless you elect to be taxed annually on a mark-to-market basis with respect to the shares or ADSs, any gain from the sale or disposition of bearer receipts or ADSs by a U.S. holder would be allocated ratably to each year in the holder's holding period and would be treated as ordinary income. Tax would be imposed on the amount allocated to each year prior to the year of the disposition at the highest rate in effect for that year, and interest would be charged at the rate applicable to underpayments on the tax payable in respect of the amount so allocated. The same rules would apply to "excess distributions" to a U.S. holder, defined generally as the distributions exceeding 125% of the average annual distribution made by us over the shorter of the holder's holding period or the three preceding years.

     If you are a U.S. holder and you own bearer receipts or ADSs during any year that we are a PFIC, you must file Internal Revenue Service Form 8621.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information reporting rules and backup withholding apply to dividend payments and to the proceeds of the sale of bearer receipts or ADSs in the same manner that they apply to payments of interest and to the sale of debt securities respectively. See "Material Tax Consequences of Owning Our Debt Securities -- Backup Withholding and Information Reporting" above for a complete discussion of these rules.

NETHERLANDS TAXATION

     The information given below is neither intended as tax advice nor purports to describe all of the tax considerations which may be relevant to a prospective purchaser of the American Depositary Shares. Prospective purchasers are advised to acquaint themselves with the overall tax consequences of purchasing, holding and/or selling the American Depositary Shares.

     This summary is based on the tax legislation, published case law, and other regulations in force as at January 1, 2002, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

  DIVIDEND WITHHOLDING TAX

     Dividends from the American Depositary Shares (the "ADSs") are generally subject to Netherlands dividend withholding tax at a rate of 25 percent. Dividends include:

          (1) distributions in cash or in kind, including deemed and constructive distributions;

          (2) liquidation proceeds on redemption of the ADSs in excess of the average paid-in capital as recognized for Netherlands dividend withholding tax purposes and, as a rule, the consideration for the repurchase of the ADSs by the Company (ING Groep N.V.) in excess of the average paid-in capital recognized for Netherlands dividend withholding tax purposes, unless such repurchase is (a) for temporary investment or (b) exempt on the basis of the Dividend Tax Act 1965;

          (3) the par value in respect of the issue of ADSs to a holder of the ADSs, or an increase in the par value of the ADSs, in exchange for a lower consideration, except where the issue or increase is funded out of the Company's paid-in capital as recognised for Netherlands dividend withholding tax purposes; and

          (4) partial redemption of the ADSs to the extent this constitutes a repayment of contributed capital (as understood under the Dividend Tax Act
     1965), and to the extent the Company has net profits (as that expression is understood for Netherlands dividend withholding tax purposes), unless the ADS holders have resolved in general meeting to make such repayment, and the par value of the ADSs concerned has been reduced by a corresponding amount by way of an amendment of the Articles of Association.

     Dividends distributed to a corporate ADS holder that qualifies in respect of the ADSs for the participation exemption, as defined in the Corporate Income Tax Act 1969, are exempt from Netherlands dividend withholding tax.

     Generally, an ADS holder that is resident, or is deemed to be resident, in The Netherlands will be allowed a credit against Netherlands income tax or corporate income tax for the tax withheld on dividends paid in respect of the ADSs. A legal entity resident in The Netherlands that is not subject to Netherlands corporate income tax may, under certain conditions, request a refund of the tax withheld.

     An ADS holder resident outside The Netherlands may be entitled to a full or partial exemption from or refund of Netherlands dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the ADS holder with those terms and conditions.

     An ADS holder resident in the United States may be entitled to a reduction of The Netherlands dividend withholding tax, in general to 15 percent, under the double tax convention between The Netherlands and the United States with respect to income ("the Treaty") subject to compliance by the ADS holder with the applicable terms and conditions of the Treaty. Generally, a holder of the ADSs will qualify for benefits under the Treaty (subject to compliance with the procedures for claiming benefits) if the holder:

          (1) is the beneficial owner of the dividends paid;

          (2) is resident in the United States according to the Treaty;

          (3) does not hold the ADSs in connection with the conduct of business in The Netherlands; and

          (4) is not restricted in claiming the benefits of the Treaty under article 26 (Limitation on Benefits).

     Dividends paid in respect of the ADS's to an exempt pension trust or similar organisation, may qualify for an exemption from or, as the case may be, a complete refund of Netherlands dividend withholding tax under the Treaty, subject to compliance with the applicable terms and conditions.

     On August 31, 2001, the Minister of Finance sent a Bill to Parliament in respect of dividend stripping transactions. On April 27, 2001, anti abuse provisions regarding dividend stripping were already announced by the Minister of Finance. If the Bill is approved by Parliament the anti abuse provisions enter into force retroactively as of April 27, 2001. On the basis of the new provisions in the Bill, an ADS holder is only entitled to a full or partial exemption from Netherlands withholding tax on the basis of The Netherlands Dividend Withholding Tax Act 1965 if the ADS holder that is entitled to the dividends paid in respect of the ADSs is the beneficial owner of the dividends. An ADS holder is only entitled to a full or partial exemption from, a reduction or refund of Netherlands withholding tax under an applicable double taxation convention or under the Tax Arrangement for the Kingdom of The Netherlands if the ADS holder that is entitled to the dividends paid in respect of the ADSs is the beneficial owner of the paid dividends.

     An ADS holder that is resident, or is deemed to be resident, in The Netherlands will only be allowed a credit against Netherlands income tax or corporate income tax for the tax withheld on dividends paid in respect of the ADSs if the ADS holder that is entitled to the dividends is the beneficial owner of the dividends. A legal entity resident in The Netherlands that is not subject to Netherlands corporate income tax may only request a refund of the dividend tax withheld if that legal entity is the beneficial owner of the dividends.

     In the new provisions it is stated under what circumstances the taxpayer is not considered to be the beneficial owner.

     A U.S. shareholder (other than an exempt organization) generally may claim the benefits of a reduced withholding rate pursuant to the Treaty by submitting a Form IB 92 USA, which form includes a banker's affidavit stating that the ADSs are in the bank's custody in the name of the applicant, or that the ADSs have been exhibited to the bank as being the property of the applicant. If the Form IB 92 USA is submitted prior to the dividend payment date, the reduced withholding tax rate can be applied to the dividend. A U.S. shareholder unable to claim withholding tax relief in this manner can obtain a refund of excess tax by filing a Form IB 92 USA and describing the circumstances that prevented a claim for withholding tax relief at source. A special provision may be applicable to pension trusts or companies that are generally exempt from tax in the state of residency, on the basis of which dividends and interests derived by such an entity are exempt under certain conditions.

     Qualifying exempt organizations (other than exempt pension trusts) may seek a refund of the tax withheld by submitting Form IB 92 USA, which also includes a banker's affidavit.

     There is currently an arrangement with The Netherlands Ministry of Finance under which U.S. holders of outstanding American Depositary Receipts (but not holders of bearer receipts) of ING Groep N.V. may obtain the lower 15% withholding tax rate under the Treaty without filing the forms described above. The arrangement also applies to exempt pension trusts but not to other exempt organizations. ING Groep N.V. intends to enter into similar arrangements with respect to the ADSs evidenced by ADRs. Any such arrangement may not apply to U.S. Shareholders who own bearer receipts.

  SURTAX

     The Company may be subject to a surtax at the rate of 20 percent to the extent that "excessive" profit distributions are made in the period from January 1, 2001 up to and including December 31, 2005. The Netherlands tax authorities hold the view that this surtax constitutes a corporate income tax not a withholding tax. For purposes of the surtax, profit distributions (to be understood in its widest sense, and including distributions in cash, liquidation proceeds and proceeds from the redemption of shares) are considered to be "excessive" to the extent that, during a particular calendar year, the total amount of profit distributions exceeds the highest of the following three amounts:

          (1) four percent of the fair market value of the issued share capital of the Company at the beginning of the relevant calendar year;

          (2) twice the amount of the average annual profit distributions made by the Company, on the basis of a consistent policy, during the three calendar years prior to January 1, 2001; and

          (3) the adjusted profits (as defined in the "surtax" provisions) of the Company for the preceding book year.

     The surtax due will be reduced pro rata to the extent that the ADSs have been held, at the time of the distribution, for an uninterrupted period of at least three years by individuals or legal entities (other than investment institutions as defined in the Corporate Income Tax Act 1969) holding at least 5 percent of the Company's nominal paid-in capital, provided such individuals or legal entities are resident in The Netherlands, the Netherlands Antilles or Aruba, a Member State of the European Union or a country with which The Netherlands has concluded a convention for the avoidance of double taxation. For purposes of satisfying the above-mentioned three year period, consecutive ownership periods by different qualifying ADS holders may be cumulated.

     No surtax is levied insofar as the total of the profit distributions made during the period from January 1, 2001, through December 31, 2005, exceed the balance of assets, liabilities and provisions, calculated on the basis of the fair market value, less the fiscally recognized paid-in capital at the end of the last financial year which closes before January 1, 2001.

  TAXES ON INCOME AND CAPITAL GAINS

     A holder of an ADS, who derives income from such ADS or who realizes a gain on the disposal or redemption of an ADS, will not be subject to Dutch taxation on income or capital gains, other than the dividend withholding tax described above, unless:

          a) the holder is, or is deemed to be, resident in The Netherlands;

          b) such income or gain is attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in The Netherlands;

          c) the holder has a substantial interest, whether deemed or actual, in ING Groep N.V. and that substantial interest does not form part of the business assets of the holder; or

          d) the holder is an individual and such income or gain is attributable to his activities in The Netherlands, other than business or employment activities ("belastbaar resultaat uit overige werkzaamheden in Nederland").

     Under the Income Tax Act of 2001,three different categories of taxable income can be distinguished; one of them is concerned with capital income, i.e., income from savings and investment. Taxable income is determined on the basis of a presumptive, or deemed, return on capital, rather than on the basis of actual income (such as interest actually received). At present, this deemed return has been fixed at 4% of average net capital, that is, assets less qualifying liabilities. The average net capital is determined as the net capital on January 1 and December 31, divided by 2. The 4% is applied after deduction of an exempt amount of EUR 18,146. The deemed income is then taxed at a flat rate of 30%.

     A holder of an ADS will not be subject to taxation on income from savings and investment, unless the holder is an individual who is, or is deemed to be, resident in The Netherlands.

  GIFT, ESTATE OR INHERITANCE TAX

     There will be no Dutch gift, estate or inheritance taxes levied on the transfer of an ADS by way of gift by a holder, or upon the death of a holder, unless:

     - the holder is, or is deemed to be, resident in The Netherlands;

     - the transfer is construed as an inheritance or as a gift made by or on behalf of a person who, at the time of the gift or death, is, or is deemed to be, resident in The Netherlands; or

     - such ADS is attributable to an enterprise or part thereof, which is carried on through a permanent establishment or a permanent representative in The Netherlands.

  VALUE-ADDED TAX

     No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the Debt Securities, whether in respect of payments of interest and principal or in respect of the transfer of a Debt Security.

  CAPITAL TRANSFER TAX

     Dutch capital transfer tax will be due by ING Groep N.V. at the rate of
0.55 percent of the higher of 1) the fair market value of any contribution to the capital of ING Groep N.V. upon the issuance of ADSs; or 2) the nominal value of the issued ADSs.

  OTHER TAXES

     There will be no registration tax, customs duty, stamp duty, property transfer tax or any other similar tax or duty due in The Netherlands by the holder of an ADS in respect of or in connection with the subscription, issue, placement, allotment or delivery of the ADSs.

  FINALLY

     A holder of an ADS will not become, or deemed to be, resident in The Netherlands by sole reason of holding such an ADS.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in debt securities or ADRs. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in debt securities or ADRs might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.

     We and certain of our subsidiaries could be a party in interest or disqualified person with respect to an employee benefit plan. Special caution should be exercised in that event, before debt securities or ADRs are purchased by the plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of debt securities or ADRs from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

     Because of the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing debt securities or ADRs on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of debt securities or ADRs and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38 or 84-14.

                              PLAN OF DISTRIBUTION

     We may sell the securities from time to time in their initial offering as follows:

     - through agents;

     - to dealers or underwriters;

     - directly to purchasers; or

     - through a combination of any of these methods of sale.

     In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

     The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

     From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public.

     We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of debt securities.

     If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

     In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

     The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

     The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, ING Group.

     ING Financial Markets LLC is an affiliate of ING Groep N.V. and may participate as an underwriter in distribution of securities issued pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as ING Financial Markets LLC distributes an affiliated company's securities. ING Financial Markets LLC has advised ING Groep N.V. that any offering in which ING Financial Markets LLC acts as an underwriter will comply with the applicable requirements of Rule 2720.

     The maximum compensation we pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering. All post-effective amendments or prospectus supplements disclosing the actual price and selling terms of each offering of the securities will be submitted to the NASD Corporate Financing Department at the same time they are filed with the SEC. The NASD Corporate Financing Department will be advised if, subsequent to the filing of any offering of the securities, any of our 5% or greater shareholders is or becomes an affiliate or associated person of an NASD member participating in the distribution of such securities. All NASD members participating in offerings of the securities understand the requirements that have to be met in connection with SEC Rule 415 and Notice to Members 88-101.

     If so indicated in the prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

                           VALIDITY OF THE SECURITIES

     Sullivan & Cromwell, New York, New York, our U.S. counsel, and Davis Polk & Wardwell, U.S. counsel for any Underwriters, will pass on the validity of the ADSs and certain other legal matters. Our General Counsel will pass on the validity of the Ordinary Shares and the bearer receipts.

     De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands, will pass on certain matters relating to the validity of the debt securities. Sullivan & Cromwell and Davis Polk & Wardwell will pass on certain other matters relating to the validity of the debt securities.

     KPMG Meijburg & Co., Amsterdam, The Netherlands, will pass on certain Dutch tax matters for us.

     Sullivan & Cromwell and Davis Polk & Wardwell may rely upon De Brauw Blackstone Westbroek N.V., with respect to all matters of Dutch law.

                                    EXPERTS

     The Consolidated Financial Statements of the Group as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 incorporated by reference into this prospectus and the Registration Statement have been audited by Ernst & Young Accountants, independent auditors, as set forth in their report thereon incorporated by reference herein. Their report is based in part on the report of KPMG Accountants N.V., independent auditors, that is incorporated by reference herein, which, as to the years 2001, 2000 and 1999, is based upon the report of other auditors including the report of Ernst & Young Reviseurs d'Enterprises S.C.C., Independent Auditors, that is incorporated by reference herein. The financial statements referred to above are included in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.

                                    EXPENSES

     The following are the estimated expenses, other than any underwriting discounts and commission and expenses reimbursed by the Registrants, to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement:

Securities and Exchange Commission registration fees........    $  276,000
New York Stock Exchange and Luxembourg Stock Exchange
  listing fees..............................................        50,000
Printing and engraving expenses.............................       400,000
Blue Sky fees and expenses..................................        10,000
Legal fees and expenses.....................................       325,000
Accountants' fees and expenses..............................       150,000
Trustee fees and expenses...................................        15,000
Rating agency fees..........................................       250,000
Total.......................................................    $1,476,000

                                    NOTICES

     All notices will be deemed to have been given upon:

     - the mailing by first class mail, postage prepaid, of those notices to holders of securities at their registered addresses as recorded in the register of holders of such securities; and

     - so long as any securities are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, publication of the notice to the holders of the trust preferred securities in English in a leading newspaper having general circulation in Luxembourg, which is expected to be the Luxemburger Wort, or, if publication in that type of newspaper is not practicable, in one other leading English language daily newspaper with general circulation in Europe that is published on each business day in morning editions, whether or not it is published in Saturday, Sunday or holiday editions.

                  PRINCIPAL EXECUTIVE OFFICE OF ING GROEP N.V.

                                 ING GROEP N.V.
                              STRAWINSKYLAAN 2631
                               1077 ZZ AMSTERDAM
                        P.O. BOX 810, 1000 AV AMSTERDAM
                                THE NETHERLANDS

                        LEGAL ADVISORS TO THE REGISTRANT

                      AS TO U.S. FEDERAL AND NEW YORK LAW:
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                     U.S.A.

                       AS TO DUTCH CIVIL & CORPORATE LAW:
                       DE BRAUW BLACKSTONE WESTBROEK N.V.
                                  TRIPOLIS 300
                             BURGERWEESHUISPAD 301
                               1076 HR AMSTERDAM
                                THE NETHERLANDS

                              AS TO DUTCH TAX LAW:
                              KPMG MEIJBURG & CO.
                                 P.O. BOX 74600
                               1070 DE AMSTERDAM
                                THE NETHERLANDS

                       LEGAL ADVISOR TO THE UNDERWRITERS

                      AS TO U.S. FEDERAL AND NEW YORK LAW:
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                     U.S.A.

                                    AUDITORS

                           ERNST & YOUNG ACCOUNTANTS
                                DRENTESTRAAT 20
                                  PO BOX 7883
                               1008 AB AMSTERDAM
                                THE NETHERLANDS

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                            $

                                   [ING LOGO]

                                 ING GROEP N.V.

                             % ING PERPETUAL DEBT SECURITIES

                   -----------------------------------------
                             PROSPECTUS SUPPLEMENT
                   -----------------------------------------

                             ING FINANCIAL MARKETS
                                 MORGAN STANLEY
                                   CITIGROUP
                              MERRILL LYNCH & CO.
                              UBS INVESTMENT BANK
                              WACHOVIA SECURITIES
                              GOLDMAN, SACHS & CO.
                                      HSBC

                                        , 2003
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